Prospectus Supplement No. 1 Filed Pursuant to Rule 424(b)(3)

(to Prospectus dated June 3, 2020)

Registration Statement No. 333-237748

PROSPECTUS SUPPLEMENT NO. 1

Atlas Technical Consultants, Inc.

23,750,000 Shares of Class A Common Stock Issuable Upon Exercise of Existing Warrants

_____________________

27,780,345 Shares of Class A Common Stock

3,750,000 Private Placement Warrants

_____________________

This prospectus supplement No. 1 updates, amends and supplements the prospectus dated June 3, 2020, which forms a part of our registration statement on Form S-1 (Registration Statement No. 333-237748) relating to the issuance of (i) up to 20,000,000 shares of our Class A common stock, par value $0.0001 per share (“Class A common stock”), issuable upon the exercise of warrants (the “Public Warrants”) originally sold as part of the units in our initial public offering (the “IPO”) and (ii) up to 3,750,000 shares of our Class A common stock issuable upon the exercise of warrants originally sold both by themselves and as part of units to Boxwood Sponsor LLC (the “Sponsor”) in private placements that closed concurrently with our IPO (the “Private Placement Warrants,” and together with the Public Warrants, the “Warrants”). Each warrant entitles the holder thereof to purchase upon exercise one share of our Class A common stock for $11.50 per share. We will receive the proceeds from the exercise of the Private Placement Warrants and the Public Warrants, but not from the sale of the underlying shares of Class A common stock.

In addition, this prospectus relates to the resale by the selling security holders named in this prospectus or their permitted transferees of up to (i) 3,750,000 Private Placement Warrants and (ii) 27,780,345 shares of our Class A common stock, 3,805,977 of which represent shares of Class A common stock held by certain selling security holders named in this prospectus and 23,974,368 of which represent shares of Class A common stock that may be issued from time to time, pursuant to the amended and restated limited liability company agreement of Atlas TC Holdings LLC, a subsidiary of the Company (“Holdings”), dated February 14, 2020 (the “LLC Agreement”), to certain members of Holdings, that own units in Holdings (“Holdings Units”), upon exchange of such members’ Holdings Units, together with an equal number of shares of our Class B common stock, par value $0.0001 per share (“Class B common stock”), which were issued to Atlas Technical Consultants Holdings LP, a Delaware limited partnership (the “Seller”), in connection with, and as part of the consideration for, our business combination (the “Business Combination”) with Atlas Intermediate Holdings LLC, a Delaware limited liability company (“Atlas Intermediate”), which we consummated on February 14, 2020.

The selling security holders may offer, sell or distribute warrants or shares of Class A common stock publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from the sale of warrants or the shares of Class A common stock owned by the selling security holders. We will bear all costs, expenses and fees in connection with the registration of these warrants and shares of Class A common stock, including with regard to compliance with state securities or “blue sky” laws. The selling security holders will bear all commissions and discounts, if any, attributable to their sale of the Private Placement Warrants and shares of Class A common stock.

This prospectus supplement is being filed to update, amend and supplement the information included or incorporated by reference in the prospectus with the information contained in our Current Report on Forms 8-K, filed with the Securities and Exchange Commission (the “SEC”) on June 26, 2020, July 14, 2020 and August 4, 2020 and our Quarterly Report on Form 10-Q, filed with the SEC on August 10, 2020 (collectively the “Reports”). Accordingly, we have attached the Reports to this prospectus supplement and the Reports are incorporated by reference into this prospectus supplement.

The attached information updates, amends and supplements certain information contained in the prospectus. To the extent information in this prospectus supplement No. 1 differs from, updates or conflicts with information contained in the prospectus, the information in this prospectus supplement No. 1 is the more current information. This prospectus supplement is not complete without, and should not be delivered or utilized, except in conjunction with the prospectus, including any supplements and amendments thereto. You should read this prospectus supplement in conjunction with the prospectus, including any supplements and amendments thereto.

Our Class A common stock and Public Warrants are traded on The NASDAQ Stock Market (“NASDAQ”) under the symbols “ATCX” and “ATCXW,” respectively. On August 7, 2020, the last reported sale price of our Class A common stock was $9.07 per share and the last reported sale price of our Public Warrants was $0.50 per warrant. As of August 10, 2020, we had 5,767,342 shares of Class A common stock issued and outstanding, 23,974,368 shares of Class B common stock issued and outstanding, 3,750,000 Private Placement Warrants issued and outstanding and 20,000,000 Public Warrants issued and outstanding.

_____________________

Investing in our securities involves risks. See “Risk Factors” beginning on page 5 of the prospectus.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. See “Risk Factors.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_____________________

The date of this prospectus is August 10, 2020.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2020

OR

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from to

Commission File Number: 001-38745

ATLAS TECHNICAL CONSULTANTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	83-0808563
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

13215 Bee Cave Parkway, Building B, Suite 230, Austin, TX	78738
(Address of principal executive offices)	(Zip Code)

(512) 851-1501

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ATCX	Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A common stock	ATCXW	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of August 10, 2020, 5,767,342 shares of the registrant’s Class A common stock, par value $0.0001 per share, and 23,974,368 shares of the registrant’s Class B common stock, par value $0.0001 per share, were outstanding.

ATLAS TECHNICAL CONSULTANTS, INC.

Form 10-Q

For the Three and Six Months Ended June 30, 2020

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this Form 10-Q for the period ended June 30, 2020 ( the “Quarterly Report”) of Atlas Technical Consultants, Inc. (the “Company”) on Form 10-Q that are not purely historical are forward-looking statements and involve a number of risks and uncertainties. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions and estimates, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and variations of such words and similar expressions may identify forward- looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this Quarterly Report are based on our expectations and beliefs as of the date of this filing concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward- looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions or estimates that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

These risks and uncertainties include, but are not limited to, those described throughout this report, our annual report on Form 10-K for the year ended December 31, 2019 and filed with the Securities and Exchange Commission (“SEC”) on March, 16, 2020, and our quarterly report on Form 10-Q for the period ended March 31, 2020 and filed with the SEC on May 11, 2020, particularly the “Risk Factors” sections of such reports and the factors described below:

●	the effect, impact, potential duration or other implications of the novel coronavirus 2019 (“COVID-19”) pandemic and any expectations we may have with respect thereto;

●	the adequacy of our efforts to mitigate cyber security risks and threats, especially with employees working remotely due to the COVID-19 pandemic;

●	the ability to maintain the listing of our Class A common stock on NASDAQ following the Atlas Business Combination;

●	our ability to raise financing in the future;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business;

●	our public securities’ potential liquidity and trading;

●	changes adversely affecting the business in which we are engaged;

●	the risks associated with cyclical demand for our services and vulnerability to industry downturns and regional national downturns;

●	fluctuations in our revenue and operating results;

●	unfavorable conditions or further disruptions in the capital and credit markets;

ii

●	our ability to generate cash, service indebtedness and incur additional indebtedness;

●	competition from existing and new competitors;

●	our ability to integrate any businesses we acquire and achieve projected synergies;

●	the impact of potential information technology or data security breaches or other cyber-attacks or other disruptions;

●	our failure to maintain appropriate internal controls over financial reporting and disclosure controls and procedures;

●	our ability to recruit and retain qualified personnel;

●	risks related to legal proceedings or claims, including liability claims;

●	our dependence on third-party contractors to provide various services;

●	our ability to obtain additional capital on commercially reasonable terms;

●	safety and environmental requirements and governmental regulations that may subject us to unanticipated liabilities; and

●	general economic conditions.

Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made in this Form 10-Q and in other documents we file from time to time with the SEC that disclose risks and uncertainties that may affect our business. Unless specifically indicated otherwise, the forward looking statements in this Form 10-Q do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date of this filing. In addition, the forward-looking statements in this Form 10-Q are made as of the date of this filing, including expectations based on third-party information and projections that management believes to be reputable, and the Company does not undertake, and expressly disclaims any duty, to update such statements, whether as a result of new information, new developments, or otherwise, except to the extent that disclosure may be required by law.

iii

PART I - FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

ATLAS TECHNICAL CONSULTANTS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	June 30,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and equivalents	$16,881	$20,185
Accounts receivable, net	88,356	90,775
Unbilled receivables, net	45,501	40,513
Prepaid expenses	4,100	5,266
Other current assets	1,036	812

Total current assets	155,874	157,551

Property and equipment, net	15,439	14,824
Intangible assets, net	88,401	92,389
Goodwill	92,254	85,125
Other long-term assets	2,907	2,884

TOTAL ASSETS	$354,875	$352,773

LIABILITIES, REDEEMABLE PREFERRED STOCK, SHAREHOLDERS’ EQUITY AND MEMBERS’ CAPITAL
Current liabilities:
Trade accounts payable	$21,296	$30,754
Accrued liabilities	10,958	10,085
Current maturities of long-term debt	14,050	10,875
Other current liabilities	11,482	13,712

Total current liabilities	57,786	65,426

Long-term debt, net of current maturities and loan costs	270,915	158,557
Other long-term liabilities	7,791	1,347

Total liabilities	336,492	225,330

COMMITMENTS AND CONTINGENCIES (NOTE 14)

Redeemable preferred stock	145,866	-

Members’ Capital	-	127,443
Class A common stock, $0.0001 par value, 400,000,000 shares authorized, 5,767,342 shares issued and outstanding at June 30, 2020	1	-
Class B common stock, $0.0001 par value, 23,974,368 shares authorized, 23,974,368 shares issued and outstanding at June 30, 2020	2	-
Additional paid in capital	(23,442)	-
Non-controlling interest	(102,131)	-
Retained (deficit)	(1,913)	-

Total shareholders’ equity/members’ capital	(127,483)	127,443

TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK. SHAREHOLDERS’ EQUITY AND MEMBERS’ CAPITAL	$354,875	$352,773

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ATLAS TECHNICAL CONSULTANTS, INC. AND SUBSIDIARIES

UNAUDITED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Revenues	$112,715	$123,669	$222,017	$229,280

Cost of revenues	(58,714)	(68,452)	(117,612)	(125,624)
Operating expenses	(45,376)	(47,236)	(113,741)	(92,105)

Operating income (loss)	8,625	7,981	(9,336)	11,551

Interest expense	(6,398)	(3,149)	(12,038)	(5,534)
Other income (expense)	18	(486)	50	(782)

Income (loss) before income taxes	2,245	4,346	(21,324)	5,235
Income tax expense	-	(154)	-	(159)

Net income (loss) from continuing operations	2,245	4,192	(21,324)	5,076

Loss from discontinued operations	-	(64)	-	(213)

Net income (loss)	2,245	4,128	(21,324)	4,863

Provision for non-controlling interest	1,881	-	5,141	-

Redeemable preferred stock dividends	(4,533)	-	(6,777)	-

Net (loss) income attributable to Class A common stock shareholders/members	$(407)	$4,128	$(22,960)	$4,863

(Loss) Per Class A Common Share	$(0.07)	N/A	$(0.33)	N/A

Weighted average of shares outstanding:
Class A common shares (basic and diluted)	5,767,342	N/A	5,767,342	N/A

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ATLAS TECHNICAL CONSULTANTS, INC. AND SUBSIDIARIES

UNAUDITED STATEMENTS OF CASH FLOWS

(in thousands)

	For the six months ended June 30,
	2020	2019
Cash flows from operating activities:
Net (loss) income	$(21,324)	$4,863
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	10,327	10,534
Equity based compensation expense	10,035	569
(Gain) on sale of property and equipment	(1)	(82)
Write-off of deferred financing costs related to debt extinguishment	1,712	40
Amortization of deferred financing costs	984	121
Provision for bad debts	1,465	569
Changes in assets & liabilities:
Decrease (increase) in accounts receivable and unbilled receivable	1,060	(70)
Decrease (increase) in prepaid expenses	1,166	(1,656)
(Increase) decrease in other current assets	(224)	79
(Decrease) in trade accounts payable	(10,142)	(183)
(Decrease) in accrued liabilities	(947)	(2,665)
(Decrease) in other current and long-term liabilities	(352)	(4,701)
(Increase) in other long-term assets	(9)	(476)

Net cash (used in) provided by operating activities	(6,250)	6,942

Cash flows from investing activities:
Purchases of property and equipment	(2,133)	(4,339)
Proceeds from disposal of property and equipment	-	248
Purchase of business, net of cash acquired	(10,748)	-

Net cash (used in) investing activities	(12,881)	(4,091)

Cash flows from financing activities:
Proceeds from issuance of debt	320,000	178,039
Payment of loan acquisition costs	(17,506)	-
Repayments of debt	(189,657)	(121,358)
Proceeds from issuance of redeemable preferred stock	141,840	-
Payments of redeemable preferred stock dividends	(931)
Issuance of common stock	10,229	-
Member distributions	(21,830)	(53,400)
Payment to shareholders associated with Atlas Business Combination	(226,318)	-
Payment of contingent earn-out	-	(2,500)
Net cash provided by financing activities	15,827	781

Net change in cash and equivalents	(3,304)	3,632

Cash and equivalents - beginning of period	20,185	6,509

Cash and equivalents - end of period	$16,881	$10,141

Supplemental information:
Cash paid during the period for:
Interest	$9,009	$2,053
Taxes	-	195

Capital assets financed	94	-
Contingent consideration share settled	1,060	-
Dividends due on redeemable preferred stock	1,819	-

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ATLAS TECHNICAL CONSULTANTS, INC. AND SUBSIDIARIES

UNAUDITED STATEMENTS OF SHAREHOLDERS’ EQUITY AND MEMBERS’ CAPITAL

(in thousands)

	Consolidated Statement of Shareholders’ Equity and Members’ Capital
	Class A Common Stock		Class B Common Stock		Additional Paid in	Members’	Non- Controlling	Retained	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Capital	Interests	Earnings	Equity
Balance at December 31, 2018						171,794			171,794
Member distributions						-			-
Equity based compensation						56			56
Net income						735			735
Balance at March 31, 2019		-		-	-	172,585	-	-	172,585
Member distributions						(53,400)			(53,400)
Equity based compensation						513			513
Net income						4,128			4,128
Balance at June 30, 2019		-		-	-	123,826	-	-	123,826

Balance at December 31, 2019						127,443			127,443
Member distributions						(21,830)			(21,830)
Equity based compensation						9,845			9,845
Net (loss) prior to Atlas Business Combination						(21,047)			(21,047)
Recapitalization in connection with Atlas Business Combination	5,767	1	23,974	2	(23,632)	(94,411)	(96,990)		(215,030)
Net (loss) post Atlas Business Combination							(1,451)	(1,071)	(2,522)
Dividends on redeemable preferred stock							(1,809)	(435)	(2,244)
Balance at March 31, 2020	5,767	1	23,974	2	(23,632)	-	(100,250)	(1,506)	(125,385)
Equity based compensation					190				190
Net income							1,773	472	2,245
Dividends on redeemable preferred stock							(3,654)	(879)	(4,533)
Balance at June 30, 2020	5,767	1	23,974	2	(23,442)	-	(102,131)	(1,913)	(127,483)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ATLAS TECHNICAL CONSULTANTS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Organization

Atlas Technical Consultants, Inc. (the “Company”, “We”, or “Atlas” and formerly named Boxwood Merger Corp. (“Boxwood”)) was a blank check company, incorporated in Delaware on June 28, 2017. The Company was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, recapitalization, or other similar business transaction, one or more operating businesses or assets.

On February 14, 2020 (the “Closing Date”), the Company consummated its acquisition of Atlas Intermediate Holdings LLC, a Delaware limited liability company (“Atlas Intermediate”), pursuant to the Unit Purchase Agreement, dated as of August 12, 2019, as amended on January 22, 2020 (the “Purchase Agreement”), by and among the Company, Atlas TC Holdings LLC, a wholly-owned subsidiary of the Company and a Delaware limited liability company (“Holdings”), Atlas TC Buyer LLC, a wholly-owned subsidiary of Holdings and a Delaware limited liability company (the “Buyer”), Atlas Intermediate and Atlas Technical Consultants Holdings LP, a Delaware limited partnership (the “Seller”). The acquisition of Atlas Intermediate pursuant to the Purchase Agreement together with the other transactions contemplated by the Purchase Agreement is referred to herein as the “Atlas Business Combination.”

Following the consummation of the Atlas Business Combination, the combined company is organized in an “Up-C” structure in which the business of Atlas Intermediate and its subsidiaries is held by Holdings and will continue to operate through the subsidiaries of Atlas Intermediate, and in which the Company’s only direct assets will consist of common units of Holdings (“Holdings Units”). The Company is the sole manager of Holdings in accordance with the terms of the amended and restated limited liability company agreement of Holdings (the “Holdings LLC Agreement”) entered into in connection with the consummation of the Atlas Business Combination.

The Company has more than 135 offices in 41 states and employs more than 3,200 employees and is headquartered in Austin, Texas.

The Company provides public and private sector clients with comprehensive support in managing large-scale infrastructure improvement programs including engineering, design, program development/management, compliance services acquisition and project control services, as well as construction engineering and inspection and materials testing.

Services are provided throughout the United States and its territories to a broad base of clients with no single client representing 10% or more of our revenues for either the quarter ended June 30, 2020 or 2019. Services are rendered primarily on a time and materials and cost-plus basis with approximately 90% of our contracts on that basis and the remainder represented by firm fixed price contracts.

Basis of Presentation

The acquisition of Atlas Intermediate has been accounted for as a reverse recapitalization. Under this method of accounting, Atlas is treated as the acquired company and Atlas Intermediate is treated as the acquirer for financial reporting purposes. Therefore, the consolidated financial results include information regarding Atlas Intermediate as the Company’s predecessor entity. Thus, the financial statements included in this report reflect (i) the historical operating results of Atlas Intermediate prior to the Atlas Business Combination; (ii) the combined results of the Company and Atlas Intermediate following the Atlas Business Combination; (iii) the assets, liabilities and members’ capital of Atlas Intermediate at their historical costs; and (iv) the Company’s equity and earnings per share presented for the period from the Closing Date.

The accompanying interim statements of the Company have been prepared in accordance with generally accepted accounting principles (GAAP) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X issued by the United States Securities and Exchange Commission (the “SEC”). Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements.

In the opinion of management, all adjustments, consisting only of normal recurring adjustments and disclosures necessary for a fair statement of these interim statements have been included. The results reported in these interim statements are not necessarily indicative of the results that may be reported for the entire year or for any other period. These interim statements should be read in conjunction with the audited financial statements for the year ended December 31, 2019 included in our Annual Report on Form 10-K that the Company filed with the SEC on March 16, 2020 and Form 8-K/A filed with the SEC on March 16, 2020.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Fiscal Year

The Company’s subsidiaries report the results of operations based on 52 or 53-week periods ending on the Friday nearest December 31 while Atlas reports on a calendar year end. For clarity of presentation, all periods are presented as if the year ended on December 31. During each quarter, our subsidiaries will close on the Friday closest to March 31, June 30, and September 30 and Atlas will close on the actual calendar day. The impact of the difference between these dates was insignificant. The Company has appropriately eliminated all transactions between itself and its subsidiaries when presenting its balance sheet.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounts Receivable and Accrued Billings

The Company records its trade accounts receivable and unbilled receivables at their face amounts less allowances. On a periodic basis, the Company monitors the trade accounts receivable and unbilled receivables from its customers for any collectability issues. The allowance for doubtful accounts is established based on reviews of individual customer accounts, recent loss experience, current economic conditions, and other pertinent factors. As of June 30, 2020 and December 31, 2019, the allowance for trade accounts receivable was $2.9 million and $2.1 million, respectively, while the allowance for unbilled receivables was $0.7 million and $0.6 million, respectively. The allowances reflect the Company’s best estimate of collectability risks on outstanding receivables and unbilled services.

Property and Equipment

Purchases of new assets and costs of improvement to extend the useful life of existing assets are capitalized. Routine maintenance and repairs are charged to expenses as incurred. When an asset is sold or retired, the costs and related accumulated depreciation are eliminated from the accounts, and the resulting gains or losses on disposal are recognized in the accompanying combined statement of operations. The Company depreciates its assets on a straight-line basis over the assets’ useful lives, which range from 3 to 10 years.

Impairment of Long-Lived Assets

The Company assesses long-lived assets for impairment when events or circumstances indicate that the carrying value of an asset may not be recoverable. The Company recognizes an impairment if the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets. There were no impairment charges for the three months or six months ended June 30, 2020 and 2019.

Goodwill

Goodwill represents the excess of the cost of net assets acquired over the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed in a business combination. In accordance with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 350, Intangibles – Goodwill and Other, we evaluate goodwill annually for impairment on October 1, or whenever events or changes in circumstances indicate the asset may be impaired, using the quantitative method. An entity has the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. These qualitative factors include: macroeconomic and industry conditions, cost factors, overall financial performance and other relevant entity-specific events. If we determine that this threshold is met, then performing the two-step quantitative impairment test is unnecessary. We may elect to bypass the qualitative assessment and proceed directly to the quantitative test for any reporting unit. The two-step impairment test requires a comparison of the carrying value of the assets and liabilities associated with a reporting unit, including goodwill, with the fair value of the reporting unit. We determine fair value through multiple valuation techniques, and weight the results accordingly. We make certain subjective and complex judgments in assessing whether an event of impairment of goodwill has occurred, including assumptions and estimates used to determine the fair value of our reporting units. If the carrying value of our reporting unit exceeds the fair value of our reporting unit, we would calculate the implied fair value as compared to the carrying value to determine the appropriate impairment charge, if any. There were no impairment charges for the three or six months ended June 30, 2020 and 2019.

Revenue Recognition

During the fourth quarter of 2019, we adopted ASC Topic 606, Revenue from Contracts with Customers (“Topic 606”), using the modified retrospective approach to all contracts that were not completed as of the beginning of fiscal year 2019. We utilize the portfolio method practical expedient, which allows companies to account for multiple contracts as a portfolio, instead of accounting for them on a contract by contract basis (commonly known as the contract method). For our time and materials contracts, we apply the as- invoiced practical expedient, which permits us to recognize revenue as the right to invoice for services performed. The new standard did not materially affect our consolidated net income, financial position, or cash flows.

Below is a description of the basic types of contracts from which the Company may earn revenue:

Time and Materials Contracts

Under the time and materials (“T&M”) arrangements, contract fees are based upon time and materials incurred. The contracts may be structured as basic time and materials, cost plus a margin or time and materials subject to a maximum contract value (the “ceiling”). Due to the potential limitation of the contract’s ceiling, the economic factors of the contracts subject to a ceiling differ from the economic factors of basic T&M and cost plus contracts.

The majority of the Company’s contracts are for projects where it bills the client monthly at hourly billing or unit rates. The billing rates are determined by contract terms. Under cost plus contracts, the Company charges its clients for contract related costs at cost, an agreed upon overhead rate plus a fixed fee or rate.

Under time and materials contracts with a ceiling, the Company charges the clients for time and materials based upon the work performed however there is a ceiling or a not to exceed value. There are often instances that a contract is modified to extend the contract value past the original or amended ceiling. As the consideration is variable depending on the outcome of the contract renegotiation, the Company will estimate the total contract price in accordance with the variable consideration guidelines and will only include consideration that it expects to receive from the customer. When the Company is reaching the ceiling, the contract will be renegotiated, or we cease work when the maximum contract value is reached. The Company will continue to work if it is probable that the contract will be extended. The Company is only entitled to consideration for the work it has performed, and the ceiling amount is not a guaranteed contract value.

The Company earned approximately 90% of its revenues under T&M contracts during the three and six months ended June 30, 2020 and 2019.

Fixed Price Contracts

Under fixed price contracts, the Company’s clients pay an agreed amount negotiated in advance for a specified scope of work. The Company is guaranteed to receive the consideration to the extent that the Company delivers under the contract. The Company recognizes revenue over a period of time on fixed price contracts using the input method based upon direct costs incurred to date, which are compared to total projected direct costs. Costs are the most relevant measure to determine the transfer of the service to the customer. The Company assess contracts quarterly and may recognize any expected future loss before actually incurring the loss. When the Company is expecting to reach the total consideration under the contract, the Company will begin to negotiate a change order.

Change Orders and Claims

Change orders are modifications of an original contract that effectively change the provisions of the contract without adding new provisions. Either the Company or its client may initiate change orders. They may include changes in specifications or design, manner of performance, facilities, equipment, materials, sites and period of completion of the work. Management evaluates when a change order is probable based upon its experience in negotiating change orders, the customer’s written approval of such changes or separate documentation of change order costs that are identifiable. Change orders may take time to be formally documented and terms of such change orders are agreed with the client before the work is performed. Sometimes circumstances require that work progresses before an agreement is reached with the client. If the Company is having difficulties in renegotiating the change order, the Company will stop work if possible, record all costs incurred to date, and determine, on a project by project basis, the appropriate final revenue recognition.

Claims are amounts in excess of the agreed contract price that the Company seeks to collect from its clients or others for client-caused delays, errors in specifications and designs, contract terminations, change orders that are either in dispute or are unapproved as to both scope and price, or other causes of unanticipated additional contract costs. Costs related to change orders and claims are recognized when they are incurred. The Company evaluates claims on an individual basis and recognizes revenue it believes is probable to collect.

Performance Obligations

The majority of our contracts have a single performance obligation as the promise to transfer the individual goods or services is not separately identifiable from other promises in the contracts and therefore, is not distinct. However, in some instances, we may also promise to provide distinct goods or services within a contract, resulting in multiple performance obligations. For contracts with multiple performance obligations, we allocate the contract transaction price to each performance obligation using the best estimate of the standalone selling price of each distinct good or service in the contract. Typically, we sell a customer a specific service and use the expected cost plus a margin approach to estimate the standalone selling price of each performance obligation.

The Company’s performance obligations are satisfied as work progresses or at a point in time. Revenue on our cost- reimbursable contracts is recognized over time using direct costs incurred or direct costs incurred to date as compared to the estimated total direct costs for performance obligations because it best depicts the transfer of control to the customer. Contract costs include labor, subcontractors’ costs and other direct costs.

Gross revenue from services transferred to customers at a point in time is recognized when the customer obtains control of the asset, which is generally upon delivery and acceptance by the customer of the reports and/or analysis performed.

As of June 30, 2020 and December 31, 2019, we had $621 million and $601 million of remaining performance obligations, or backlog, respectively of which $373 million and $371 million, respectively or 60% is expected to be recognized over the next 12 months and the majority of the balance over the next 24 months. Contracts for which work authorizations have been received are included in backlog. Project cancellations or scope adjustments may occur, from time to time, with respect to contracts reflected in backlog. Most of our government contracts are multi-year contracts for which funding is appropriated on an annual basis, therefore backlog includes only those amounts that have been funded and authorized and does not reflect the full amounts we may receive over the term of such contracts. In the case of non-government contracts, backlog includes future revenue at contract rates, excluding contract renewals or extensions that are at the discretion of the client. For contracts with a not-to-exceed maximum amount, we include revenue from such contracts in backlog to the extent of the remaining estimated amount. Our backlog for the period beyond 12 months may be subject to variation from year-to-year as existing contracts are completed, delayed, or renewed or new contracts are awarded, delayed, or cancelled. As a result, we believe that year-to-year comparisons of the portion of backlog expected to be performed more than one year in the future are difficult to assess and not necessarily indicative of future revenues or profitability.

Contract Assets and Liabilities

The timing of revenue recognition, billings and cash collections results in billed receivables, unbilled receivables (contract assets), and billings in excess of costs and estimated earnings on uncompleted contracts (contract liabilities). Billed and unbilled receivables are reflected on the face of the Consolidated Balance Sheet. The liability “Billings in excess of costs and estimated earnings on uncompleted contracts” represents billings in excess of revenues recognized on these contracts as of the reporting date and is reported within “other current liabilities” on the Consolidated Balance Sheet. This liability was $279 thousand and $343 thousand as of June 30, 2020 and December 31, 2019, respectively. Revenue recognized that was included in the contract liability balance at the beginning of the fiscal year was $32 thousand for the three months ended June 30, 2020 and 2019, respectively, and $64 thousand for the six months ended June 30, 2020 and 2019, respectively.

U.S. Federal Acquisition Regulations

The Company has contracts with the U.S. federal, state and local governments that contain provisions requiring compliance with the U.S. Federal Acquisition Regulations (“FAR”). These regulations are generally applicable to all of its contracts that are directly funded or partially funded by pass through funds from the U.S. federal government. These provisions limit the recovery of certain specified indirect costs on contracts subject to the FAR. Cost-plus contracts covered by the FAR provide for upward or downward adjustments if actual recoverable costs differ from the estimate billed under forward pricing arrangements. Most of the Company’s government contracts are subject to termination at the convenience of the government. Contracts typically provide for reimbursement of costs incurred and payment of fees earned through the date of such termination.

Government contracts that are subject to the FAR are subject to audits performed by the Defense Contract Audit Agency (“DCAA”) and many other state governmental agencies. As such, the Company’s overhead rates, cost proposals, incurred government contract costs and internal control systems are subject to review. During the course of its audits, the DCAA or a state agency may question incurred costs if it believes the Company has accounted for such costs in a manner inconsistent with the requirements of the FAR or Cost Accounting Standards and recommend that the applicable contracting officer disallow such costs. Historically, the Company has not incurred significant disallowed costs because of such audits. However, the Company can provide no assurance that the rate audits will not result in material disallowances of incurred costs in the future. The Company provides for a refund liability to the extent that it expects to refund some of the consideration received from a customer. The liability at June 30, 2020 and December 31, 2019 was $813 thousand.

Disaggregation of Revenues

As described further in Note 2 – Summary of Significant Accounting Policies, the Company has one operating segment, Engineering, Testing, Inspection and Other Consultative Services, which reflects how the Company is being managed. The Company provides public and private sector clients with comprehensive support in managing large-scale infrastructure improvement programs including engineering, design, program development/management, compliance services acquisition and project control services, as well as construction engineering and inspection and materials testing. Public sector clients approximate one-third of the Company’s revenues in each reporting period presented.

All services performed by the Company are rendered in the United States and its territories via two contract types, time and materials or fixed price contracts. The Company derives 90% of its revenues from T&M contracts, the remainder are earned under fixed price contracts.

Cash Flows

The Company has presented its cash flows using the indirect method and considers all highly liquid investments with a maturity of three months or less at acquisition to be cash equivalents. At times, our cash and cash equivalents may be uninsured or in deposit accounts that exceed the Federal Deposit Insurance limit.

Comprehensive Income

There are no other components of comprehensive income other than net income and the provision for non-controlling interest associated with Holding Units.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of trade accounts receivable. These risks primarily relate to the concentration of customers who are large, governmental customers and regional governmental customers. The Company performs ongoing credit evaluations of its customers’ financial condition and generally requires no collateral.

Fair Value of Financial Instruments

ASC Topic 820, Fair Value Measurements (“ASC 820”), establishes a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements).

The three levels of the fair value hierarchy under ASC 820 are described as follows:

Level 1 — Inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that management has the ability to access.

Level 2 — Inputs utilize data points that are observable such as quoted prices, interest rates and yield curves.

Level 3 — Inputs are unobservable data points for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability.

The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

The Company has various financial instruments, including cash and cash equivalents, accounts receivable and payable, accrued liabilities, and long-term debt. The carrying value of the Company’s cash and cash equivalents, accounts receivable, and payable and accrued liabilities approximate their fair value due to their short-term nature. The Company believes that the aggregate fair values of its long-term debt approximates their carrying amounts as the interest rates on the debt are either reset on a frequent basis or reflect current market rates.

The Company applies the provisions of ASC 805, Business Combinations, in the accounting for its acquisitions, which requires recognition of the assets acquired and the liabilities assumed at their acquisition date fair values, separately from goodwill. Goodwill as of the acquisition date is measured as the excess of consideration transferred and the net of the acquisition date fair values of the tangible and identifiable intangible assets acquired and liabilities assumed. The allocation of the purchase price to identifiable intangible assets is based on valuations performed to determine the fair values of such assets as of the acquisition dates. Generally, the Company engages a third-party independent valuation specialist to assist in management’s determination of fair values of tangible and intangible assets acquired and liabilities assumed. The fair values of earn-out arrangements are included as part of the purchase price of the acquired companies on their respective acquisition dates. The Company estimates the fair value of contingent earn-out payments as part of the initial purchase price and records the estimated fair value of contingent consideration as a liability on the Consolidated Balance Sheet. Changes in the estimated fair value of contingent earnout payments are included in operating expenses in the accompanying combined statements of operations.

Several factors are considered when determining contingent consideration liabilities as part of the purchase price, including whether (i) the valuation of the acquisitions is not supported solely by the initial consideration paid, and the contingent earn-out formula is a critical and material component of the valuation approach to determining the purchase price; and (ii) the former owners of the acquired companies that remain as key employees receive compensation other than contingent earn-out payments at a reasonable level compared with the compensation of other key employees. The contingent earn-out payments are not affected by employment termination.

The Company reviews and re-assesses the estimated fair value of contingent consideration liabilities on a quarterly basis, and the updated fair value could differ materially from the initial estimates. The Company measures contingent consideration recognized in connection with business combinations at fair value on a recurring basis using significant unobservable inputs classified as Level 3 inputs. The Company uses a probability-weighted discounted cash flow approach as a valuation technique to determine the fair value of the contingent consideration liabilities on the acquisition date and at each reporting period. The significant unobservable inputs used in the fair value measurements are projections over the earn-out period, and the probability outcome percentages that are assigned to each scenario. Significant increases or decreases to either of these inputs in isolation could result in a significantly higher or lower liability with a higher liability capped by the contractual maximum of the contingent consideration liabilities. Ultimately, the liability will be equivalent to the amount paid, and the difference between the fair value estimate on the acquisition date and amount paid will be recorded in earnings.

The following table summarizes the changes in the fair value of estimated contingent consideration:

Contingent consideration, as of December 31, 2019	$1,060
Additions for acquisitions	5,625
Reduction of liability for payment made	(1,060)
Total contingent consideration, as of June 30, 2020	5,625
Current portion of contingent consideration	-
Contingent consideration, less current portion	$5,625

Equity Based Compensation

The Company recognizes the cost of services received in an equity based payment transaction with an employee as services are received and record either a corresponding increase in equity or a liability, depending on whether the instruments granted satisfy the equity or liability classification criteria.

The measurement objective for these equity awards is the estimated fair value at the grant date of the equity instruments that the Company is obligated to issue when employees have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the instruments. The compensation cost for an award classified as an equity instrument is recognized ratably over the requisite service period, including an estimate of forfeitures. The requisite service period is the period during which an employee is required to provide service in exchange for an award.

Consistent with the change in control provisions within the agreements, the Company fully expensed the remaining unamortized value of the stock awards that vested upon the completion of the Atlas Business Combination during the quarter ended March 31, 2020. However, the Company granted restricted stock units during the second quarter of its fiscal year as a means to reward and retain selected management personnel. Please refer to Note 10 – Equity Based Compensation for further information.

Equity compensation was $190 thousand and $513 thousand for the three months ended June 30, 2020 and 2019, respectively, and $10,035 thousand and $569 thousand for the six months ended June 30, 2020 and 2019, respectively.

Income Taxes

Following the consummation of the Atlas Business Combination, the Company is organized in an “Up-C” structure in which the business of Atlas Intermediate and its subsidiaries is held by Holdings and will continue to operate through the subsidiaries of Atlas Intermediate, and in which the Company’s only direct assets will consist of common units of Holdings Units. The Company is the sole manager of Holdings in accordance with the terms of the Holdings LLC Agreement entered into in connection with the consummation of the Atlas Business Combination.

Previously, Atlas Intermediate was treated as a partnership for federal and state income tax purposes with all income tax liabilities and/or benefits of the Company being passed through to the partners and members. As such, no recognition of federal or state income taxes for the Company or its subsidiaries have been provided for in the accompanying consolidated financial statements except as disclosed below.

The State of Texas imposes a margin tax, with an effective rate of 0.7%, based on the prior year’s Texas-sourced gross receipts. This tax is treated as an income tax and accrued in the accounting period in which the taxable gross receipts are recognized. The State of Texas margin tax was insignificant in the three months and six months ended June 30, 2020 and 2019.

In addition, there are two C-Corporations (“C-Corp”) subsidiaries for which we account for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, we determine deferred tax assets and liabilities on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The results of operations prior to the Atlas Business Combination were treated consistently in this manner.

Subsequent to the Atlas Business Combination, the Up-C structure allowed the holders of our Class B common stock, par value $0.0001 per share (the “Class B common stock”) to continue to realize tax benefits associated with owning interests in an entity that is treated as a partnership, or “pass through” entity, for U.S. federal income (and certain state and local) tax purposes following the business combination. One of these benefits is that, for U.S. federal income (and certain state and local) purposes, future taxable income of Atlas that is allocated to the Seller and its limited partners will be taxed on a flow-through basis and therefore will not be subject to corporate taxes at the entity level.

Income tax relating to the C-Corps is not considered in the provision for non-controlling interest calculation as it is solely the responsibility of the holders of our Class A common stock, par value $0.0001 per share (the “Class A common stock”). The Texas margin tax is considered within the provision of non-controlling interest as it generated through the results of Atlas Intermediate and its subsidiaries.

We recognize deferred tax assets to the extent that we believe that these assets are more likely than not to be realized. In making such a determination, we consider all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If we determine that we would be able to realize our deferred tax assets in the future in excess of their net recorded amount, we would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

Deferred taxes consisted of the following:

	June 30, 2020	December 31, 2019

	($’s in millions)
Asset:
Current	$0.1	$-
Noncurrent	13.0	-
Deferred tax asset, gross	13.1	-
Valuation allowance	(13.1)	-
Deferred tax asset, net	$-	$-

Liability:
Current	$-	$-
Noncurrent	0.6	0.6
Deferred tax liability, gross	0.6	0.6
Valuation allowance	-	-
Deferred tax liability, net	$0.6	$0.6

There are no net operating loss carryforwards. The Company records its deferred tax liabilities in other long-term liabilities within its Consolidated Balance Sheet.

Income tax expense was $0.0 million and $0.2 million for the three months ended June 30, 2020 and 2019, respectively and $0.0 and $0.2 million for the six months ended June 30, 2020 and 2019, respectively.

Income tax expense for the three and six months ended June 30, 2019 and the period beginning January 1, 2020 through the Closing Date differs from the 21% statutory federal tax rate and various state tax rates applied to the Company’s pre-tax income due to only certain C-Corp subsidiaries being subject to recognition of federal or state income taxes in the Company’s Consolidated Statement of Operations.

The rate reconciliation for the period from the Atlas Business Combination through June 30, 2020 is as follows:

	Three Months Ended June 30, 2020	Atlas Business Combination Through June 30, 2020

Pre-tax (income) loss	(2,245)	$277
Statutory tax rate	26%	26%
Tax (expense) benefit	(584)	72
Deferred tax asset valuation reserve	584	(72)
Income tax expense, net	$-	$-

Redeemable Preferred Stock

On February 14, 2020, in connection with the consummation of the Atlas Business Combination, Holdings and GSO COF III AIV-2 LP (“GSO AIV-2”) entered into a subscription agreement, dated February 14, 2020 (the “Subscription Agreement”) pursuant to which, GSO AIV-2 purchased 145,000 units of a new class of Series A Senior Preferred Units of Holdings (the “Preferred Units”) at a price per Preferred Unit of $978.21 for an aggregate cash purchase price of $141,840,450, which represents a 2.179% original issue discount on the Preferred Units (such purchase, the “GSO Placement”).

The GSO Placement was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder.

The Preferred Units rank senior in priority to all other existing and future equity securities of Holdings with respect to liquidation preference and distribution rights.

The Preferred Units have a liquidation preference of $1,000 per Preferred Unit (the “Liquidation Preference”).

Subject to any limitations set forth in the Atlas Credit Agreement (as defined in Note 7 – Long-Term Debt), the Preferred Units pay a dividend of 5% per annum, plus either an additional 6.25% per annum in cash or 7.25% per annum in additional Preferred Units, at Holdings’ option, payable quarterly in arrears.

If a cash dividend is not able to be made because of a limitation under the Atlas Credit Agreement, then the Liquidation Preference with respect to any Unit shall increase to 3.5625% in any quarter until a cash dividend can be made.

The Preferred Units do not possess voting rights and are not convertible into any other security of Holdings.

Holdings may redeem the Preferred Units beginning on the second anniversary of the Closing Date at a price of 103% of the Liquidation Preference (the “Redemption Premium”), and on the third anniversary of their issuance at the Liquidation Preference, in each case plus accrued and unpaid dividends. The Preferred Units may only be redeemed by Holdings within the first two years of the Closing Date upon a change of control as described below, in which case such Preferred Units will be redeemed at a customary make- whole amount as if the Preferred Units were redeemed on the second anniversary.

Subject to the terms of Holdings’ and its subsidiaries’ senior credit agreements, Holdings will be required to redeem the Preferred Units at the Redemption Premium, plus accrued and unpaid dividends, in the event of (i) a change of control, (ii) sales or other dispositions of all or substantially all of Holdings’ assets and (iii) the insolvency or bankruptcy of Holdings or any of its material subsidiaries.

Finally, holders of the Preferred Units may require Holdings to redeem their Preferred Units at the Liquidation Preference, plus accrued and unpaid dividends, beginning on the eighth anniversary of the Closing Date, subject to certain customary limitations.

Redeemable preferred stock, as of December 31, 2019	$-
Additions	141,840
Accrued paid in kind dividends	3,988
Accretion of discount	38
Redeemable preferred stock, as of June 30, 2020	$145,866

Segment

The Company has one operating and reporting segment, Engineering, Testing, Inspection and Other Consultative Services. This financial information is reviewed regularly by our chief operating decision maker to assess performance and make decisions regarding the allocation of resources and is equivalent to our consolidated information. Our chief operating decision maker does not review below the consolidated level. Our chief operating decision maker is our Chief Executive Officer.

Recent Accounting Pronouncements

In February 2016, FASB issued ASU 2016-02, Leases. ASU 2016-02 requires lessees to recognize, in the balance sheet, a liability to make lease payments and a right-of-use asset representing the right to use the underlying asset over the lease term. The amendments in this accounting standard update are to be applied using a modified retrospective approach and are effective for fiscal years beginning after December 15, 2021. The Company is currently evaluating the requirements of ASU 2016-02 and its impact on the consolidated and combined financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments (Topic 326) - Credit Losses: Measurement of Credit Losses on Financial Instruments, which provides guidance regarding the measurement of credit losses on financial instruments. The new guidance replaces the incurred loss impairment methodology in the current guidance with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to determine credit loss estimates. This ASU will be effective for the Company commencing after December 15, 2022. The Company is in the process of assessing the impact of this ASU on our consolidated financial statements and disclosures.

NOTE 3 – ATLAS BUSINESS COMBINATION

On the Closing Date, the Company completed the acquisition of Atlas Intermediate and its subsidiaries and in return the Atlas Intermediate members: (i) received 24.0 million shares of Class B common stock in the Company, (ii) repaid the $171.5 million of outstanding debt and interest accrued and due lender, (iii) payment of $10.9 million of seller incurred acquisition-related costs, (iv) settlement $1.1 million of contingent consideration associated with the SCST, Inc. acquisition and (v) paid $2.2 million of change in control payments due certain executives. This was paid for with: (i) $20.7 million of cash raised from SPAC shareholders and the private placement discussed herein, (ii) the issuance of redeemable preferred stock in the amount of $141.8 million and (iii) the issuance of new debt in the amount of $271.0 million discussed in Note 7 – Long-Term Debt.

The shares of non-economic Class B common stock of the Company, which entitles each holder to one vote per share, are redeemable on a one-for-one basis for shares of Class A common stock at the option of the Unit Holders (formerly members) as their lock-up period expire. Upon the redemption by any Class B common stock shares for Class A common stock, a corresponding number of shares of Class B common stock will be cancelled.

In connection with the Company’s entry into the Atlas Business Combination, the Company agreed to issue and sell in a private placement an aggregate of 1,000,000 shares of Class A common stock for a purchase price of $10.23 per share, and aggregate consideration of $10.2 million (the “Private Placement”). The Private Placement was consummated concurrently with the Closing Date and the proceeds of the Private Placement were used to fund a portion of the consideration paid to the Atlas Intermediate members.

Because the holders of our Class B common stock have effective control of the combined company after the Closing Date through its majority voting interests in both the Company and, accordingly, Atlas Intermediate, the Atlas Business Combination was accounted for as a reverse recapitalization. Although the Company was the legal acquirer, Atlas Intermediate was the accounting acquirer. As a result, the reports filed by the Company subsequent to the Atlas Business Combination are prepared “as if” Atlas Intermediate is the predecessor and legal successor to the Company. The historical operations of Atlas Intermediate are deemed to be those of the Company. Thus, the financial statements included in this report reflect (i) the historical operating results of Atlas Intermediate prior to the Atlas Business Combination; (ii) the combined results of the Company and Atlas Intermediate following the Atlas Business Combination; (iii) the assets, liabilities and members’ capital of Atlas Intermediate at their historical cost; and (iv) the Company’s equity and earnings per share for the period from the Closing Date.

NOTE 4 – BUSINESS ACQUISITIONS

In February 2020, the Company acquired Long Engineering (“LONG”), a land surveying and engineering company headquartered in Atlanta, Georgia. The aggregate purchase price consideration paid in connection with this stock acquisition was $10.5 million in cash, subject to customary closing working capital adjustments plus an earnout of up to $12 million upon the achievement of certain financial targets to be paid upon the first, second and third anniversaries of the closing.

The Company did not acquire any entities during 2019.

Acquisition costs of approximately $0.6 million have been expensed in 2020 in the Consolidated Statement of Operations within operating expenses.

The following table summarizes the preliminary fair values of the assets acquired and liabilities assumed as of the acquisition:

Cash	$-
Accounts receivable	4,846
Property and equipment	1,423
Other long-term assets	14
Intangible assets	3,491
Liabilities	(778)

Net assets acquired	$8,996

Consideration paid (cash and rollover equity)	$10,500
Contingent earnout liability at fair value (cash)	5,625

Total consideration	16,125

Excess consideration over the preliminary amounts assigned to the net assets acquired (goodwill)	$7,129

NOTE 5 – PROPERTY AND EQUIPMENT, NET

The Company depreciates its assets on a straight-line basis over the assets’ useful lives, which range from 3 to 10 years. Property and equipment consist of the following:

	June 30,	December 31,	Average
	2020	2019	life

Furniture and fixtures	$3,071	$2,793	3-5 years
Equipment and vehicles	31,959	29,504	3-10 years
Computers	19,349	15,122	3 years
Leasehold improvements	5,065	4,936	3-5 years
Construction in progress	48	2,503
Less: Accumulated depreciation and amortization	(44,053)	(40,034)

	$15,439	$14,824

Property and equipment under capital leases:

	June 30,	December 31,
	2020	2019

Computer equipment	$1,532	$1,241
Less accumulated depreciation	(783)	(557)
	$749	$684

Capital leases for computer equipment have an average lease term of five years with minimum lease payments as follows:

2020 (six months remaining)	$165
2021	354
2022	353
2023	269
2024	73
Thereafter	-
$1,214

Depreciation expense was approximately $1.5 million for the three months ended June 30, 2020 and 2019, respectively and $2.9 million for the six months ended June 30, 2020 and 2019, respectively.

NOTE 6 – GOODWILL AND INTANGIBLES

The carrying amount, including changes therein, of goodwill was as follows:

Balance as of December 31, 2019	$85,125
Acquisitions	7,129
Disposals	-
Measurement period adjustments	-
Balance as of June 30, 2020	$92,254

The Company did not recognize any impairments of goodwill in the three or six months ended June 30, 2020 or 2019.

Intangible assets as of June 30, 2020 and December 31, 2019 consist of the following:

	June 30, 2020			December 31, 2019			Remaining
	Gross amount	Accumulated amortization	Net book value	Gross amount	Accumulated amortization	Net book value	useful life (in years)
Definite life intangible assets:
Customer relationships	$109,130	$(28,940)	$80,190	$106,620	$(23,759)	$82,861	18.8
Tradenames	19,601	(11,487)	8,114	18,620	(9,282)	9,338	9.8
Non-competes	600	(503)	97	600	(410)	190	2.5

Total intangibles	$129,331	$(40,930)	$88,401	$125,840	$(33,451)	$92,389

Amortization expense for the three months ended June 30, 2020 and 2019 was $3.8 million and $3.7 million, respectively, and was $7.5 million and $7.6 million for the six months ended June 30, 2020 and 2019, respectively.

Amortization of intangible assets for the next five years and thereafter is expected to be as follows:

2020 (six months remaining)	$6,984
2021	11,860
2022	11,267
2023	10,978
2024	10,924
Thereafter	36,388
$88,401

NOTE 7 – LONG-TERM DEBT

In October 2017, concurrent with the closing of the acquisition of Moreland Altobelli Associates, LLC (“Moreland”), Atlas Intermediate obtained a bridge loan from Regions Bank in the amount of $42.0 million. In November 2017, concurrent with the closing of the Consolidated Engineering Laboratories (“ETS”) acquisition, Atlas Intermediate entered into a credit agreement with a group led by Regions Bank providing a term loan of $95.0 million and a revolving credit facility of $30.0 million secured by the assets owned by Atlas Intermediate. Proceeds from the credit agreement were used to fund the acquisition of ETS, repayment of the bridge loan, and for a redemption of $15.2 million of initial equity contributions made by the initial members once overall leverage amounts were determined. The credit agreement is scheduled to mature in November 2022 with quarterly principal payments required beginning December 2017. Interest is compounded based on the variable rate in effect.

ATC Group Partners (“ATC”) had a business loan agreement (the “Loan Agreement”) maturing on January 29, 2020. The Loan Agreement included a revolving credit facility that shall not exceed $45 million. Security for the loan was provided by a first- priority interest in substantially all of ATC’s assets and a promissory note. Borrowings under the Loan Agreement bear interest at the one-month London Interbank Offered Rate (LIBOR) plus a margin based on the total leverage ratio as defined in the Loan Agreement.

In March 2019, subsequent to the merger with ATC, the outstanding balance on the Loan Agreement was paid in full and terminated, and the existing Atlas credit facility was amended to provide a term loan of $145.0 million and a revolving credit facility of $50.0 million, in which $31.8 million was funded at closing (“Atlas Credit Facility”). Proceeds of the Atlas Credit Facility were used to repay existing debt of $123.9 million and fund a shareholder distribution of $52.8 million made in April 2019. The Atlas Credit Facility was secured by assets of Atlas Intermediate. The Atlas Credit Facility requires quarterly principal payments of $2.719 million through March 31, 2023, and then $3.625 million until the final maturity in March 2024, and bears interest at an annual rate of LIBOR plus a margin ranging from 275 to 425 basis points determined by the Company’s Consolidated Leverage Ratio, as defined. For the interest payment made in the in the quarter ended December 31, 2019, the applicable margin was 375 basis points and the total interest rate was 5.500%.

The Atlas Credit Facility was scheduled to mature in March 2024. However, in connection with the consummation of the Atlas Business Combination, the Atlas Credit Facility was repaid and a new credit arrangement (the “Atlas Credit Agreement”) was entered into with Macquarie Capital (the “Lender” or “Lead Arranger”). The Atlas Credit Agreement called for a term loan (the “Term Loan”) in the amount of $281.0 million and revolving letter of credit (the “Revolver”) in the amount of $40.0 million of which $24.0 million was drawn upon through June 30, 2020. The term loan proceeds were used to repay the existing Atlas Credit Facility in the amount of $171.0 million and partially fund the Atlas Business Combination and the LONG acquisition.

Under the terms of the Atlas Credit Agreement, the Term Loan and Revolver are set to expire on February 14, 2027 and February 14, 2025, respectively. Interest is payable monthly or at the end of the applicable interest period in arrears on any outstanding borrowings. The interest rates under the Atlas Credit Facility will be equal to either (i) Adjusted LIBOR as defined in the Credit Agreement, plus 4.75%, or (ii) an Alternate Base Rate as defined in the Credit Agreement, plus 3.75%.

The Atlas Credit Agreement is guaranteed by Holdings and secured by (i) a first priority pledge of the equity interests of subsidiaries of Holdings and Atlas Intermediate and (ii) a first priority lien on substantially all other assets of Holdings, Atlas Intermediate and all of their direct and indirect subsidiaries.

On March 31, 2020, the terms of the Atlas Credit Agreement were modified to reduce the maturity of the Term Loan by one year to February 14, 2026 from February 14, 2027. The interest rate for the Term Loan was increased to (i) Adjusted LIBOR as defined in the Atlas Credit Agreement, plus 6.25%, or (ii) an Alternate Base Rate as defined in the Atlas Credit Agreement, plus 5.25%. The interest rate for the Revolver was increased to (i) Adjusted LIBOR as defined in the Atlas Credit Agreement, plus 5.0%, or (ii) an Alternate Base Rate as defined in the Credit Agreement, plus 4.0%. The modification also increased rate of amortization applicable to the Term Loan to 5.0% per annum (commencing on June 30, 2020).

The modifications to the Atlas Credit Agreement resulted from the exercise of the market-flex rights by the lead arranger in connection with the syndication process, which, in addition, required the payment of an upfront fee in an amount equal to 2% of the currently outstanding Term Loans, which was paid during April 2020. The market-flex rights were included in the Atlas Credit Agreement and were exercised by the lead arranger upon completion of the time period allowed to complete a syndication process.

The Company has been in compliance with the terms of the Atlas Credit Facility and Atlas Credit Agreement as of June 30, 2020 and December 31, 2019, respectively.

Long-term debt consisted of the following:

	June 30, 2020	December 31, 2019

Atlas credit facility - term loan	$-	$136,844
Atlas credit agreement - term loan	277,488	-
Atlas credit facility - revolving loan		34,300
Atlas credit agreement - revolving	24,000	-

Subtotal	301,488	171,144

Less: Loan costs, net	(16,523)	(1,712)

Less current maturities of long-term debt	(14,050)	(10,875)

Long-term debt	$270,915	$158,557

Aggregate long-term principal payments subsequent to June 30, 2020, are as follows (amounts in thousands):

2020 (six months remaining)	$7.025
2021	14.050
2022	14.050
2023	14.050
2024	14.050
Thereafter	238.263
$301.488

NOTE 8- SHAREHOLDERS’ EQUITY

Shares Outstanding

Prior to the Atlas Business Combination, the Company was a special purpose acquisition company with no operations, formed as a vehicle to affect a business combination with one or more operating businesses. After the consummation of the Atlas Business Combination, the Company became a holding company whose sole material operating asset consists of its interest in Atlas Intermediate.

The following table summarizes the changes in the outstanding stock and warrants from the Closing Date through June 30, 2020:

	Class A Common Stock	Class B Common Stock	Warrants	Private Placement Warrants
Beginning Balance, as of Closing Date	5,767,342	23,974,368	20,000,000	3,750,000
Issuances	-	-	-	-
Transfers to Class A from Class B	-	-	-	-
Shares Outstanding at June 30, 2020	5,767,342	23,974,368	20,000,000	3,750,000

Class A Common Stock – At June 30, 2020, there were 5,767,342 shares of Class A common stock issued and outstanding. Holders of the Company’s Class A common stock are entitled to one vote for each share. The Company is authorized to issue 400,000,000 shares of Class A common stock with a par value of $0.0001 per share.

Class B Common Stock – At June 30, 2020, there were 23,974,368 shares of Class B common stock issued and outstanding. Class B common stock was issued to the holders of Holding Units in Atlas Intermediate in connection with the Atlas Business Combination and are non-economic but entitle the holder to one vote per share. The Company is not authorized to issue any additional shares of Class B common stock with a par value of $0.0001 per share.

Public Warrants – In November 2018, the Company consummated its initial public offering of units, each consisting of one share of Class A common stock and one-half of one warrant (“Public Warrant”). At June 30, 2020, there were 20,000,000 Public Warrants outstanding. Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share. The Public Warrants will expire five years after the closing of the Atlas Business Combination or earlier upon redemption or liquidation. The Company may call the Public Warrants for redemption, in whole and not in part, at a price of $0.01 per warrant with not less than 30 days’ notice provided to the Public Warrant holders. However, this redemption right can only be exercised if the last sale price of the Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-day trading period ending three business days before we send the notice of redemption to the Public Warrant holders.

Private Placement Warrants – Upon closing of the Boxwood initial public offering, the Sponsor purchased an aggregate of 3,750,000 warrants at a price of $1.00 per warrant (the “Private Placement Warrants” and together with the Public Warrants, the “Warrants”). Each Private Placement Warrant is exercisable for one share of Class A common stock at a price of $11.50. The Private Placement Warrants are identical to the Public Warrants discussed above, except (i) they will not be redeemable by the Company so long as they are held by the Sponsor and (ii) they may be exercisable by the holders on a cashless basis. At June 30, 2020, there were 3,750,000 Private Placement Warrants outstanding.

Private Placement

In connection with the Company’s entry into the Contribution Agreement, the Company agreed to issue and sell in a private placement an aggregate of 1,000,000 shares of Class A common stock for a purchase price of $10.23 per share, and aggregate consideration of $10.2 million (the “Private Placement”). The Private Placement was consummated concurrently with the Closing Date and the proceeds of the Private Placement were used to fund a portion of the cash consideration paid to the Unit Holders.

Non-controlling Interest

The Company ownership and voting structure is comprised of holders of our Class A common stock that participate 100% in the results of Atlas Technical Consultants, Inc. and 19.4% in Atlas Intermediate and its subsidiaries and holders of our Class B common stock that participate in the results of Atlas Intermediate and its subsidiaries until their Class B common stock is converted to Class A common stock. The holders of our Class B common stock participate in 80.6% of Atlas Intermediate and its subsidiaries. In connection with the Atlas Business Combination, it was determined that the results of Atlas Intermediate and its subsidiaries would be fully consolidated within the results of the Company.

Due to the participation of the holders of our Class B common stock in the results of Atlas Intermediate and subsidiaries, a non-controlling interest was deemed to exist. Non-controlling ownership interests in Atlas Intermediate and its subsidiaries are presented in the Consolidated Balance Sheet within shareholders’ equity as a separate component. In addition, consolidated net income includes earnings attributable to both the shareholders and the non-controlling interests.

NOTE 9 – LOSS PER SHARE

The Atlas Business Combination was structured as a reverse capitalization by which the Company issued stock for the net assets of Atlas Intermediate accompanied by a recapitalization. Earnings per share is calculated for the Company only for periods after the Atlas Business Combination due to the reverse recapitalization.

(Loss) per share was calculated as follows:

	Three Months Ended June 30, 2020	Closing Date Through June 30, 2020
Numerator:
Net income (loss) post Atlas Business Combination	$2,245	$(277)
Provision for non-controlling interest	1,881	5,141
Redeemable preferred stock dividends	(4,533)	(6,777)
Net (loss) attributable to Class A common shares - basic and diluted	$(407)	$(1,913)

Denominator:
Weighted average shares outstanding - basic and diluted	5,767,342	5,767,342

Net (loss) per Class A common share, basic and diluted	$(0.07)	$(0.33)

The Company had the following shares that were excluded from the computation of diluted earnings per share because their inclusion would have been anti-dilutive for the periods presented but could potentially dilute basic earnings per share in future periods:

	Three Months Ended June 30, 2020	Closing Date Through June 30, 2020
Warrants	20,000,000	20,000,000
Private placement warrants	3,750,000	3,750,000
Total	23,750,000	23,750,000

NOTE 10 – EQUITY BASED COMPENSATION

In December 2017, Atlas Intermediate’s Parent granted service-based Class A units to certain members of Atlas’ management. As of December 31, 2017, 1,000 units were authorized and reserved for issuance with 504 granted in December 2017. The Class A units granted provide for service-based vesting annually over 4 years from the grant date.

In April 2019, Atlas Intermediate’s Parent granted service-based Class A units to certain members of Atlas’ management. As of January 1, 2019, 1,666 units were authorized and reserved for issuance with 973.65 units granted as of December 31, 2019. The Class A units granted provide for service-based vesting annually over 4 years from the grant date. The grant date fair value was determined using assumptions about the current waterfall expected payout.

In connection with the Atlas Business Combination, the outstanding shares were vested under the change of control provisions within the agreements. The shares are currently reflected as Class B Common Shares and may be converted to Class A Common Shares as the lock-up agreements expire.

The following summarizes the activity of Class A unit awards during the period ended June 30, 2020:

	Number of unvested Class A units	Grant date fair value
Unvested Class A units as of December 31, 2019	1,226	$12,117
Granted	-	-
Vested and converted to Class B Common Stock	(1,226)	-
Forfeited	-	-
Unvested Class A units as of June 30, 2020	-	$12,117

Equity compensation relating to the Class A units that were converted to Class B Common Shares upon the Atlas Business Combination was $9,845 thousand and $56 thousand for the quarters ended March 31, 2020 and 2019, respectively, and $569 thousand for the six months ended June 30, 2019.

During the second quarter of 2020, the Company awarded 510,136 restricted share units (“RSUs”) to approximately ninety employees at a grant day fair market value of $8.95 per share. The Company estimates the fair value of the RSUs as the closing price of the Company’s Class A Common Stock on the grant date of the award, which is expensed over the applicable vesting period. The vesting period for these RSUs is equal annual tranches, pro ratably over three years, and there is no performance requirement attached to the RSUs other than continued service to the Company. The Company expensed $190 thousand during the three months ended June 30, 2020.

NOTE 11 – RELATED-PARTY TRANSACTIONS

During the six months ended June 30, 2020 and 2019, the Company leased office space from former owners of acquired companies that became shareholders and/or officers of the Company. The Company recognized lease expenses under these leases within the Statement of Operations in the amount of $160 thousand and $161 thousand for the quarters ended June 30, 2020 and 2019, respectively, and $322 thousand and $323 thousand for the six months ended June 30, 2020 and 2019, respectively.

During the three months ended June 30, 2020 and 2019, the Company performed certain environmental consulting work for an affiliate of one of its principal shareholders or members and collected fees related to these services in the amount of $73 thousand and

$14 thousand, respectively. Related party revenues were $126 thousand and $47 thousand for the six months ended June 30, 2020 and 2019, respectively.

On February 3, 2020, the Company entered into a subscription agreement with SCST, Inc., a California corporation, pursuant to which it agreed to acquire 105,977 shares of Class A common stock (the “SCST Stock”), for an aggregate purchase price of $1.1 million, in a private placement not registered under the Securities Act, in reliance on the exemption from Registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The issuance of the SCST Stock was completed in connection with the Atlas Business Combination and served to settle the contingent consideration to them as of December 31, 2019.

On February 14, 2020, the Company entered into a non-interest bearing short-term loan with the former owners of Atlas Intermediate to purchase insurance contracts in the amount of $1.4 million. The loan has not been repaid as of the date of these financial statements and is accounted for in Accrued Liabilities within the Consolidated Balance Sheet. This was repaid during the quarter ended June 30, 2020.

NOTE 12 — EMPLOYEE BENEFIT PLANS

The Company maintains employee savings plans which allow for voluntary contributions into designated investment funds by eligible employees. The Company may, at the discretion of its Board of Managers, make additional contributions to these plans. The Company has expensed $1.8 and $1.1 million for the three months ended June 30, 2020 and $3.1 million, respectively, and $2.0 million for the six months ended June 30, 2020 and 2019, respectively.

NOTE 13 – DISCONTINUED OPERATIONS

In June 2017, ATC decided that it would wind down the operations of its Power and Industrial (P&I) operation by the end of 2017 due to the loss of one of P&I’s major customers. On December 27, 2017, ATC entered into an asset purchase agreement with a third party, which was the final step in finalizing the terms of the shutdown of the P&I service line. ATC completed the sale during 2018 which resulted in an immaterial gain. No other operations were discontinued from January 1, 2019 through December 31, 2019.

The P&I service line’s activity in the combined balance sheet and combined statement of cash flows were not material. The loss from discontinued operations presented in the combined statement of operations for the three and six months ended June 30, 2020 and 2019 consisted of the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues	$-	$-	$-	$-
Cost of revenues	-	(177)	-	(177)
Operating expenses	-	113	-	(36)
Operating loss	-	(64)	-	(213)
Depreciation and amortization	-	-	-	-
Other Income/(Expense)	-	-	-	-
Loss from discontinued operations	$-	$(64)	$-	$(213)

NOTE 14 – COMMITMENTS AND CONTINGENCIES

The Company is subject to certain claims and lawsuits typically filed against engineering companies, alleging primarily professional errors or omissions. The Company carries professional liability insurance, subject to certain deductibles and policy limits, against such claims. While management does not believe that the resolution of these claims will have a material adverse effect, individually or in aggregate, on its financial position, results of operations or cash flows, management acknowledges the uncertainty surrounding the ultimate resolution of these matters.

The Company leases office space, laboratory facilities, and automobiles under operating lease agreements and has options to renew most leases. These leases expire at varying dates through 2025. The Company also rents equipment on a job-by-job basis.

Future minimum payments under noncancelable operating leases as of June 30, 2020 are as follows:

2020 (six months remaining)	$5,806
2021	8,974
2022	6,478
2023	6,049
2024	3,031
Thereafter	3,860
$34,198

Rental expense associated with facility and equipment operating leases for the three months ended June 30, 2020 and 2019 was $3.2 million and $3.2 million, respectively, and $6.3 million and $5.9 million for the six months ended June 30, 2020 and 2019, respectively.

NOTE 15 – COVID-19 PANDEMIC

In the first quarter of 2020, the COVID-19 outbreak spread quickly across the globe. Federal, state and local governments mobilized to implement containment mechanisms and minimize impacts to their populations and economies. Various containment measures, which included stay-at-home orders and restrictions on the operations of businesses, while aiding in the prevention of further outbreak, have resulted in a severe drop in general economic activity, volatility in the financial markets and an economic downturn.

As a result, there have been three financial responses from the U.S. Government in addition to interest rate cuts by the U.S. Federal Reserve Board which were initially done to stabilize the U.S. stock markets. They include: the Coronavirus Preparedness and Response Supplemental Appropriations Act of 2020, the Families First Coronavirus Response Act, and the Coronavirus Aid, Relief and Economic Security (CARES) Act of 2020 (the “CARES Act”).

In connection with the CARES Act, we have opted to defer the deposit and payment of the employer’s share of Social Security taxes. Under the CARES Act, deferrals are currently allowed from March 27, 2020 through December 31, 2020. The Company has not taken any other additional assistance under the CARES Act nor expects any other tax benefits derived from the program.

During the second quarter of 2020, we reduced our workforce through various actions. We routinely assess our staffing levels to make certain that we continue to appropriately service our clients and maintain shareholder value. As a safety focused organization, we have encouraged our employees to work from home wherever possible and to honor all shelter in place rules put forth by their State or local governments.

We continue to monitor the credit quality and access to capital for our non-governmental clients as this can be an indication of their ability to go forth with future projects and continue to pay for contracted services. As an infrastructure company, the work we do is currently deemed essential by Federal, State and local governments but any change from that designation could have a negative result on our business as well as our peers.

We are in compliance with our debt covenants as of June 30, 2020 and we expect that we will continue to be for the foreseeable future.

NOTE 16 – SUBSEQUENT EVENT

On July 29, 2020, the Company entered into a definitive agreement to acquire Alta Vista Solutions, Inc. (“Alta Vista”).  The purchase agreement calls for the Company to pay Alta Vista up to $14.6 million in the form of cash and stock consideration upon closing, which is expected in the third quarter 2020.  Consideration may also be increased or decreased based on results in future years.  Final value will be subject to customary closing working capital adjustments and the resolution of certain contingencies.

Alta Vista is headquartered in Oakland, California and provides testing and inspection services primarily to infrastructure clients.  Alta Vista has 100 employees and has offices in California and New York.

ITEM 2	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our unaudited financial statements and accompanying notes included herein. This discussion contains “forward-looking statements” reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors. Factors that could cause or contribute to such differences include, but are not limited to, economic and competitive conditions, regulatory changes and other uncertainties, as well as those factors included in our Annual Report on Form 10-K, all of which are difficult to predict. In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur. We assume no obligation to update any of these forward-looking statements.

For purposes of this section, “we,” “us,” “our,” the “Company” and “Atlas” refers to Atlas Technical Consultants, Inc.(formerly named Boxwood Merger Corp.) and its subsidiaries. The Atlas Business Combination  (as defined below) was accounted for as a reverse recapitalization where the Company was the legal acquirer but treated as the accounting acquiree. All references to operations prior to the Atlas Business Combination reflect the results of Atlas Intermediate Holdings LLC, a Delaware limited liability company (“Atlas Intermediate”) and its subsidiaries. Since Atlas Intermediate was determined to be the accounting acquirer, the information included below will include the results of Atlas Intermediate and its subsidiaries through the Atlas Business Combination and will include the Company, including Atlas Intermediate, for transactions occurring after the Atlas Business Combination.

OVERVIEW

On February 14, 2020 (the “Closing Date”), the Company consummated its acquisition of Atlas Intermediate pursuant to the Unit Purchase Agreement, dated as of August 12, 2019, as amended on January 22, 2020 (the “Purchase Agreement”), by and among the Company, Atlas TC Holdings LLC, a wholly-owned subsidiary of the Company and a Delaware limited liability company (“Holdings”), Atlas TC Buyer LLC, a wholly-owned subsidiary of Holdings and a Delaware limited liability company, Atlas Intermediate and Atlas Technical Consultants Holdings LP, a Delaware limited partnership (the “Seller”). The acquisition of Atlas Intermediate pursuant to the Purchase Agreement together with the other transactions contemplated by the Purchase Agreement is referred to herein as the “Atlas Business Combination.”

Following the consummation of the Atlas Business Combination, we are organized in an “Up-C” structure in which the business of Atlas Intermediate and its subsidiaries is held by Holdings and continues to operate through the subsidiaries of Atlas Intermediate, and in which our only direct assets consist of common units of Holdings (the “Holdings Units”). We are the sole manager of Holdings in accordance with the terms of the amended and restated limited liability company agreement of Holdings entered into in connection with the consummation of the Atlas Business Combination.

Headquartered in Austin, Texas, we are a leading provider of professional and technical testing, inspection engineering and consulting services, offering solutions to public and private sector clients in the transportation, commercial, water, government, education and industrial markets. With approximately 135 offices located throughout the United States, we provide a broad range of mission-critical technical services, helping our clients test, inspect, plan, design, certify and manage a wide variety of projects across diverse end markets.

We act as a trusted advisor to our clients, helping our clients design, engineer, inspect, manage and maintain civil and commercial infrastructure, servicing the existing structures as well as helping to build new structures. However, we do not perform any construction, and do not take construction risk.

We provide a broad range of mission-critical technical services, ranging from providing inspection services in small projects to managing significant aspects of large, multi-year projects. For the six months ending June 30, 2020, we:

●	Performed more than 20,000 projects, with average revenue per project of less than $10,000; and

●	Delivered more than 90% of our projects under “time & material” and “cost-plus” contracts.

We have long-term relationships with a diverse set of clients, providing a base of repeating clients, projects and revenues. Approximately 90% of our revenues are derived from projects that have used our services at least twice in the past three years and more than 95% of our revenues are generated from client relationships longer than 10 years, with greater than 25% of revenues generated from relationships longer than 30 years. Examples of such long-term customers include the Texas Department of Transportation, US Postal Service, Gwinnett County Georgia, New York City Housing Authority, San Francisco International Airport, Stanford University, Port of Oakland, United Rentals, Inc., Speedway, Walmart, Inc., and Apple Inc.

Our broad base of customers spans a diverse set of end markets including the transportation, commercial, water, government, education and industrial sectors. Our customers include government agencies, quasi-public entities, schools, hospitals, utilities and airports, as well as private sector clients across many industries.

Our services require a high degree of technical expertise, as our clients rely on us to provide testing, inspection and quality assurance services to ensure that structures are designed, engineered, built and maintained in accordance with building codes, regulations and the highest safety standards. As such, our services are delivered by a highly-skilled, technical employee base that includes scientists, engineers, inspectors and other field experts. As of June 30, 2020, our technical staff represented 75% of our 3,200 employees. Our services are typically provided under contracts, some of which are long-term with long lead times between when contracts are signed and when our services are performed. As such, we have a significant amount of contracted backlog, providing for a high degree of visibility with respect to revenues expected to be generated from such backlog. As of June 30, 2020, our contracted backlog was estimated to be approximately $621 million. See “—Backlog” below for additional information relating to our backlog.

For the three months ended June 30, 2020, we recognized approximately $112.7 million of gross revenues, ($0.4) million of net loss relating to the holders of our Class A common stock, par value $0.0001 per share (the “Class A common stock”), and $15.4 million of adjusted EBITDA. For the six months ended June 30, 2020, we recognized approximately $222.0 million of gross revenues, ($1.9) million of net loss relating to the holders of our Class A common stock, par value $0.0001 per share (the “Class A common stock”), and $28.3 million of adjusted EBITDA. For a definition of adjusted EBITDA and a reconciliation of adjusted EBITDA to historical combined net income (loss), see “—Non-GAAP Financial Matters” below.

COVID-19 Pandemic

The domestic and global crisis resulting from the outbreak of the COVID-19 pandemic, and the measures being taken to address and limit the spread of the virus, have already adversely affected the U.S. economy and financial markets, resulting in an economic downturn that has negatively impacted the demand for our services. This crisis has affected our operations and liquidity in a number of ways. Project delays have negatively impacted our revenue, and if continued or exacerbated, could result in a material adverse effect to our business. Additionally, a prolonged downturn could ultimately result in an overall decrease in demand for our services. Although we cannot currently predict with certainty the full extent to which our business, results of operations, financial condition or liquidity will ultimately be impacted, we will continue to monitor the safety of our employees during the COVID-19 pandemic, and we are evaluating, and will continue to evaluate, the impact of COVID-19 on our current projects. Our top priority is to protect our employees and their families, as well as our clients.

HOW WE EVALUATE OUR OPERATIONS

We use a variety of financial and other information in monitoring the financial condition and operating performance of our business. Some of this information is financial information that is prepared in accordance with generally accepted accounting principles (“GAAP”), while other information may be financial in nature and may not be prepared in accordance with GAAP. Historical information is periodically compared to budgets, as well as against industry-wide information. We use this information for planning and monitoring our business, as well as in determining management and employee compensation.

We evaluate our overall business performance based primarily on a combination of four financial metrics: revenue, backlog, adjusted EBITDA and liquidity measures. These are key measures used by our management team and board of directors to understand and evaluate our operational performance, to establish budgets and to develop short and long-term operational goals.

Revenue

Revenues for services are derived from billings under contracts (which are typically of short duration) that provide for specific time, material and equipment charges, or lump sum payments and are reported net of any taxes collected from customers. We recognize revenue as it is earned at estimated collectible amounts.

Revenue is recognized as services are performed and amounts are earned in accordance with the terms of a contract. We generally contract for services to customers based on either a fixed fee or hourly rates. In such contracts, our efforts, measured by time incurred, typically are provided in less than a year and represent the contractual milestones or output measure, which is the contractual earnings pattern. For contracts with fixed fees, we recognize revenues as amounts become billable in accordance with contract terms, provided the billable amounts are consistent with the services delivered and are earned. Expenses associated with performance of work may be reimbursed with a markup depending on contractual terms. Revenues include the markup, if any, earned on reimbursable expenses. Reimbursements include billings for travel and other out-of-pocket expenses and third-party costs, such as equipment rentals, materials, subcontractor costs and outside laboratories, which is included in cost of revenues in the accompanying combined statement of income.

Backlog

We analyze our backlog, which we define as fully awarded and contracted work or revenue we expect to realize for work completed, to evaluate operations and future revenue potential. Our contracted backlog includes revenue we expect to record in the future from signed contracts. In order to calculate backlog, we determine the amounts for contracted projects that are fully funded, and then determine the respective revenues expected to be realized upon completion of work. We use backlog to evaluate company revenue growth as it typically follows growth in backlog.

Adjusted EBITDA

We view adjusted EBITDA, which is a non-GAAP financial measure, as an important indicator of performance. We define adjusted EBITDA as net income before interest expense, income taxes, depreciation and amortization and adjustments for certain one- time or non-recurring items adjustments. For more information on adjusted EBITDA, as well as a reconciliation to the most directly comparable GAAP measure, please see “—Non-GAAP Financial Measures” below.

COMPONENTS AND FACTORS AFFECTING OUR OPERATING RESULTS

Revenue

We generate revenue primarily by providing infrastructure-based testing, inspection, certification, engineering, and compliance services to a wide range of public- and private-sector clients. Our revenue consists of both services provided by our employees and pass-through fees from subcontractors and other direct costs. We generally utilize a cost-to-cost approach in applying the percentage-of-completion method of revenue recognition. Under this approach, revenue is earned in proportion to total costs incurred, divided by total costs expected to be incurred.

Cost of Revenue

Cost of revenue reflects the cost of personnel and specifically identifiable costs associated with revenue.

Operating Expense

Operating expense includes corporate expenses, including personnel, occupancy, and administrative expenses, including depreciation and amortization.

Interest Expense

Interest expense consists of contractual interest expense on outstanding debt obligations including amortization of deferred financing costs and other related financing expenses.

Other Income (Expense)

Other income or expense reflects the gains or losses, including the costs and related accumulated depreciation recapture, resulting from the disposal of an asset when such asset is sold or retired.

Income Tax Expense

Following the consummation of the Atlas Business Combination, we are organized in an “Up-C” structure in which the business of Atlas Intermediate and its subsidiaries is held by Holdings and will continue to operate through the subsidiaries of Atlas Intermediate, and in which the our only direct assets will consist of common units of Holdings Units. We are the sole manager of Holdings in accordance with the terms of the Holdings LLC Agreement entered into in connection with the consummation of the Atlas Business Combination.

Previously, Atlas Intermediate was treated as a partnership for federal and state income tax purposes with all income tax liabilities and/or benefits of the Company being passed through to the partners and members. As such, no recognition of federal or state income taxes for us or our subsidiaries have been provided for in the accompanying consolidated financial statements except as disclosed below.

The State of Texas imposes a margin tax, with an effective rate of 0.7%, based on the prior year’s Texas-sourced gross receipts. This tax is treated as an income tax and accrued in the accounting period in which the taxable gross receipts are recognized. The State of Texas margin tax was insignificant in 2019 and 2018. In addition, there are two C-Corp subsidiaries for which we account for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, we determine deferred tax assets and liabilities on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The results of operations prior to the Atlas Business Combination were treated consistently in this manner.

Subsequent to the Atlas Business Combination, the Up-C structure allowed the holders of our Class B common stock, par value $0.0001 per share (the “Class B common stock”) to continue to realize tax benefits associated with owning interests in an entity that is treated as a partnership, or “pass through” entity, for U.S. federal income (and certain state and local) tax purposes following the Atlas Business Combination. One of these benefits is that, for U.S. federal income (and certain state and local) purposes, our future taxable income that is allocated to Seller and its limited partners will be taxed on a flow-through basis and therefore will not be subject to corporate taxes at the entity level.

Income tax relating to the C-Corps is not considered in the provision for non-controlling interest calculation as it is solely the responsibility of the holders of our Class A common stock. The Texas margin tax is considered within the provision of non-controlling interest as it generated through the results of Atlas Intermediate and its subsidiaries.

Although the majority of our wholly-owned subsidiaries are structured as limited liability companies and considered pass through entities for federal and state income tax purposes, we do have two entities that are registered as C-Corps under federal income tax law. For those C-Corp entities, we are subject to income tax assessments within their jurisdictions on their current operations. Additionally, our Texas domiciled subsidiaries are subject to the Texas Franchise Tax.

Income tax expense and our effective tax rates can be affected by many factors, including changes in our mix of pre-tax losses/earnings, the effect of non-controlling interest in income of consolidated subsidiaries, our acquisition strategy, available tax incentives and credits, changes in judgment regarding the realizability of our deferred tax assets, changes in existing tax laws and our assessment of uncertain tax positions. Our tax returns are routinely audited by the taxing authorities and settlements of issues raised in these audits may affect our effective tax rate.

Net Income (loss) From Continuing Operations

Net income from continuing operations reflects our operating income after taking into account costs and expenses for a given period, while excluding any gain or loss from discontinued operations.

Loss From Discontinued Operations

Loss from discontinued operations includes our non-recurring gains or losses realized in connection with the disposition of an asset or component of the business that results in discontinued operations.

Provision for Non-controlling Interest

Our ownership and voting structure is comprised of holders of our Class A common stock that participate 100% in the results of Atlas Technical Consultants, Inc. and 19.4% in Atlas Intermediate and its subsidiaries and holders of our Class B common stock that participate in the results of Atlas Intermediate and its subsidiaries until their Class B common stock is converted to Class A common stock. The holders of our Class B common stock participate in 80.6% of Atlas Intermediate and its subsidiaries. In connection with the Atlas Business Combination, it was determined that the results of Atlas Intermediate and its subsidiaries would be fully consolidated within the results of the Company.

Due to the participation of the holders of our Class B common stock in the results of Atlas Intermediate and subsidiaries, a non-controlling interest was deemed to exist. Consolidated net income includes earnings attributable to both the shareholders and the non-controlling interests.

The provision for non-controlling interest relates to pre-tax income subsequent to the Atlas Business Combination and does not include a pro-rata share of taxes as federal and state income taxes are attributable only to the holders of our Class A common stock under the Up-C structure.

Redeemable Preferred Stock Dividends

On February 14, 2020, in connection with the consummation of the Atlas Business Combination, Holdings and GSO COF III AIV-2 LP (“GSO AIV-2”) entered into a subscription agreement (the “Subscription Agreement”) pursuant to which, GSO AIV-2 purchased 145,000 units of a new class of Series A Senior Preferred Units of Holdings (the “Preferred Units”) at a price per Preferred Unit of $978.21 for an aggregate cash purchase price of $141,840,450, which represents a 2.179% original issue discount on the Preferred Units (such purchase, the “GSO Placement”).

The GSO Placement was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder.

The Preferred Units rank senior in priority to all other existing and future equity securities of Holdings with respect to liquidation preference and distribution rights.

The Preferred Units have a liquidation preference of $1,000 per Preferred Unit (the “Liquidation Preference”).

Subject to any limitations set forth in the Atlas Credit Agreement (as defined below), the Preferred Units pay a dividend of 5% per annum, plus either an additional 6.25% per annum in cash or 7.25% per annum in additional Preferred Units, at Holdings’ option, payable quarterly in arrears.

If a cash dividend is not able to be made because of a limitation under the Atlas Credit Agreement, then the Liquidation Preference with respect to any Unit shall increase to 3.5625% in any quarter until a cash dividend can be made.

The Preferred Units do not possess voting rights and are not convertible into any other security of Holdings.

Holdings may redeem the Preferred Units beginning on the second anniversary of the Closing Date at a price of 103% of the Liquidation Preference (the “Redemption Premium”), and on the third anniversary of their issuance at the Liquidation Preference, in each case plus accrued and unpaid dividends. The Preferred Units may only be redeemed by Holdings within the first two years of the Closing Date upon a change of control as described below, in which case such Preferred Units will be redeemed at a customary make- whole amount as if the Preferred Units were redeemed on the second anniversary.

Subject to the terms of Holdings’ and its subsidiaries’ senior credit agreements, Holdings will be required to redeem the Preferred Units at the Redemption Premium, plus accrued and unpaid dividends, in the event of (i) a change of control, (ii) sales or other dispositions of all or substantially all of Holdings’ assets and (iii) the insolvency or bankruptcy of Holdings or any of its material subsidiaries.

Finally, holders of the Preferred Units may require Holdings to redeem their Preferred Units at the Liquidation Preference, plus accrued and unpaid dividends, beginning on the eighth anniversary of the Closing Date, subject to certain customary limitations.

Net Income (loss) Attributable to Class A Common Stock (Previously Members)

Net income (loss) attribution to holders of our Class A common stock represents our results after the provision for non- controlling interest, the effect of all taxes under the Up-C structure for the period subsequent to the Atlas Business Combination, and dividends due on redeemable preferred stock.

Net income (loss) for the historical results of Atlas Intermediate prior to the Atlas Business Combination are also reported within this line item.

RESULTS OF OPERATIONS

Consolidated Results of Operations

The following table represents our selected results of operations for the periods indicated.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(in thousands, except per share data)

Revenues	$112,715	$123,669	$222,017	$229,280

Cost of revenues	(58,714)	(68,452)	(117,612)	(125,624)
Operating expenses	(45,376)	(47,236)	(113,741)	(92,105)

Operating income (loss)	8,625	7,981	(9,336)	11,551

Interest expense	(6,398)	(3,149)	(12,038)	(5,534)
Other income (expense)	18	(486)	50	(782)

Income (loss) before income taxes	2,245	4,346	(21,324)	5,235
Income tax expense	-	(154)	-	(159)

Net income (loss) from continuing operations	2,245	4,192	(21,324)	5,076

Loss from discontinued operations	-	(64)	-	(213)

Net income (loss)	2,245	4,128	(21,324)	4,863

Provision for non-controlling interest	1,881	-	5,141	-

Redeemable preferred stock dividends	(4,533)	-	(6,777)	-

Net (loss) income attributable to Class A common stock shareholders/members	$(407)	$4,128	$(22,960)	$4,863

(Loss) Per Class A Common Share	$(0.07)	N/A	$(0.33)	N/A

Weighted average of shares outstanding:
Class A common shares (basic and diluted)	5,767,342	N/A	5,767,342	N/A

Comparison of the three months and six months ended June 30, 2020 to the three and six months ended June 30, 2019, respectively:

Overview of Financial Results

This quarter, we saw an increase in our backlog to $620.7 million or 1.6% compared to June 30, 2019. Revenues were lower this quarter in comparison to the comparable prior quarter due to the effects of the COVID-19 pandemic due to shelter in place orders in select markets but operating income increased slightly due to our cost containment efforts at the pandemic’s onset.

Interest expense was higher due to the higher borrowings associated with the Atlas Business Combination and the dividends on redeemable preferred stock were a result of the Atlas Business Combination.

Revenue

Revenue for the three months ended June 30, 2020 decreased ($11.0) million, or (9%), to $112.7 million as compared to $123.7 million for the corresponding prior year period.

The decrease in revenue for the three months ended June 30, 2020 was primarily attributable to shelter in place orders in large metropolitan areas on the West Coast and Eastern seaboard in the amount of ($15.4) million. The completion of the acquisition of Long Engineering (“LONG”) in February 2020 served to add $4.4 million to our quarterly revenues along with our expansion into new markets in Texas offset the decrease in revenues associated with COVID-19.

Cost of Revenue

Cost of revenue for the three months ended June 30, 2020 decreased ($9.8) million, or (14%), to $58.7 million as compared to $68.5 million for the corresponding prior year period. The decrease in cost of revenues was due mainly to the decrease in revenues but the percentage decrease was higher than the revenue decrease of (9%) due to the fact that a contract that did not recur in 2020 relied significantly on outside subcontractors.

We earn a lower margin on work performed by others than that performed by ourselves. This is evidenced by the fact that cost of revenue, as a percentage of revenue, decreased to 52.1% from 55.4% for the three months ended June 30, 2020 when compared to the three months ended June 30, 2019.

Operating Expense

Operating expense for the three months ended June 30, 2020 decreased ($1.9) million, or (4%), to $45.4 million as compared to $47.2 million for the corresponding prior year period. For the three months ended June 30, 2020, operating expense, as a percentage of revenue, increased to 40.3% from 38.2% for the three months ended June 30, 2019.

The Company made conscious efforts to reduce excess overhead personnel costs via various measures during the current quarter in response to the COVID-19 pandemic. The decrease in costs were not consistent with the decrease in revenues as we remained responsible for the benefits associated with employees either furloughed or covered under union contracts. We also incurred professional service-related fees associated with public company oversight and associated filings.

Interest Expense

Interest expense for the three months ended June 30, 2020 increased $3.3 million or 103%, to $6.4 million as compared to $3.1 million for the corresponding prior year period. The increase in interest expense is due to higher borrowings and interest rates in comparison to the prior year and higher amortization of deferred financing fees for the Atlas Credit Agreement in comparison to Atlas Credit Facility.

Other Income (Expense)

Other income (expense) for the three months ended June 30, 2020 and 2019 was $0.0 million and ($0.5) million, respectively. We recorded a lease termination charge associated with an acquired company in 2019, and this did not repeat in 2020.

Income Tax Expense

Income tax expense for the three months ended June 30, 2020 was $0.0 million compared to income tax expense of $0.2 million for the three months ended June 30, 2019.

Prior to the Atlas Business Combination and reorganization as an Up-C structure for income tax purposes, we were treated as a partnership for federal and state income tax purposes with all income tax liabilities and/or benefits of the Company being passed through to the partners and members. As such, no recognition of federal or state income taxes for the Company or our subsidiaries has been provided for in the accompanying consolidated financial statements, except for margin taxes in the State of Texas and a few of our subsidiary C-Corp entities. The margin taxes are treated as income taxes, with an effective rate of 0.7%, based on the prior year’s

Texas-sourced gross receipts.

The effective rate of the Company for the three months ended June 30, 2020 was 0% as we did not believe that it was more likely than not that we would utilize the benefit or deferred tax asset generated by applying the statutory rate of 26% to our pre-tax loss that resulted during the three months ended June 30, 2020. As such, we fully reserved for the deferred tax asset which reduced our effective tax rate to 0%.

Loss From Discontinued Operations

Other loss from discontinued operations for the three months ended June 30, 2020 decreased ($0.1) million, or 100%, to $0.0 million as compared to $0.1 million for the corresponding prior year period.

The decrease in loss from discontinued operations for the three months ended June 30, 2020 was attributable to the closure of the Power & Industrial (P&I) business unit in late 2018 with some closing transactions recorded in 2019.

Provision for Non-controlling Interest

The provision for non-controlling interest for the three months ended June 30, 2020 increased by $1.9 million or 100% to $1.9 million from $0.0 million for the corresponding prior year period. This increase is due to reverse recapitalization created by the Atlas Business Combination whereby the holders of our Class B common stock only share in the results of Atlas Intermediate and its subsidiaries based upon their ownership percentage in relation to total common stockholders. This treatment is effective from the Atlas Business Combination until the exchange of Class B common stock to Class A common stock.

Redeemable Preferred Stock Dividends

Redeemable preferred stock dividends for the three months ended June 30, 2020 increased by $4.5 million or 100% to $4.5 million from $0.0 million for the quarter ended June 30, 2019. This increase is due to $141.8 million of redeemable preferred stock that we issued in connection with the Atlas Business Combination.

Comparison of the six months ended June 30, 2020 to the six months ended June 30, 2019:

Overview of Financial Results

For the six months ended June 30, 2020, we have seen an increase in our backlog to a record level of $620.7 million or 1,6% compared to June 30, 2019. Revenues were slightly lower in comparison to the comparable period due to the effects of the COVID-19 pandemic. We have incurred an operating loss thus far due to the costs associated with the consummation of the Atlas Business Combination in the first quarter.

Interest expense was higher due to the higher borrowings associated with the Atlas Business Combination and the dividends on redeemable preferred stock were also a result of the Atlas Business Combination.

Revenue

Revenue for the six months ended June 30, 2020 decreased ($7.3) million, or (3%), to $222.0 million as compared to $229.3 million for the corresponding prior year period.

The decrease in revenue for the six months ended June 30, 2020 was primarily attributable to shelter in place orders in large metropolitan areas on the West Coast and Eastern seaboard in the amount of ($15.2) million. The completion of the acquisition of Long Engineering (“LONG”) in February 2020 served to add $6.4 million to our quarterly revenues along with our expansion into new markets in Texas offset the decrease in revenues associated with COVID-19.

Cost of Revenue

Cost of revenue for the six months ended June 30, 2020 decreased ($8.0) million, or (6%), to $117.6 million as compared to $125.6 million for the corresponding prior year period. The decrease in cost of revenues was due mainly to the decrease in revenues but the percentage decrease was higher than the revenue decrease of (3%) due to the fact that a contract that did not recur in 2020 relied significantly on outside subcontractors.

We earn a lower margin on work performed by others than that performed by ourselves. This is evidenced by the fact that cost of revenue, as a percentage of revenue, decreased to 53.0% from 54.8% for the six months ended June 30, 2020 when compared to the six months ended June 30, 2019.

Operating Expense

Operating expense for the six months ended June 30, 2020 increased $21.6 million, or 23%, to $113.7 million as compared to $92.1 million for the corresponding prior year period. For the six months ended June 30, 2020, operating expense, as a percentage of revenue, increased to 51.2% from 40.2% for the six months ended June 30, 2019.

The increase in operating expense for the six months ended June 30, 2020 was primarily attributable to the consummation of the Atlas Business Combination as the Company expensed $7.0 million of acquisition related costs and $12.0 million of costs incurred with change of control provisions contained within employment agreements and our former Management Incentive Plan. These transaction-related items comprised 8.5% of the 11.0% change in operating expenses as a percentage of revenues when comparing the six months ended June 30, 2020 to June 30, 2019. The remainder of the change was primarily associated with public company costs.

Interest Expense

Interest expense for the six months ended June 30, 2020 increased $6.5 million or 118%, to $12.0 million as compared to $5.5 million for the corresponding prior year period. The increase in interest expense is due to higher borrowings and interest rates in comparison to the prior year, the write-off of $1.7 million of deferred financing fees relating to the Atlas Credit Facility, and higher amortization of deferred financing fees for the Atlas Credit Agreement in comparison to Atlas Credit Facility.

Other Income (Expense)

Other income (expense) for the six months ended June 30, 2020 and 2019 was $0.0 million and ($0.8) million, respectively. We recorded a lease termination charge and settlements with former owners associated with an acquired company in 2019, and this did not repeat in 2020.

Income Tax Expense

Income tax expense for the six months ended June 30, 2020 was $0.0 million compared to income tax expense of $0.2 million for the six months ended June 30, 2019.

Prior to the Atlas Business Combination and reorganization as an Up-C structure for income tax purposes, we were treated as a partnership for federal and state income tax purposes with all income tax liabilities and/or benefits of the Company being passed through to the partners and members. As such, no recognition of federal or state income taxes for the Company or our subsidiaries has been provided for in the accompanying consolidated financial statements, except for margin taxes in the State of Texas and a few of our subsidiary C-Corp entities. The margin taxes are treated as income taxes, with an effective rate of 0.7%, based on the prior year’s

Texas-sourced gross receipts.

The effective rate of the Company for the six months ended June 30, 2020 was 0% as we did not believe that it was more likely than not that we would utilize the benefit or deferred tax asset generated by applying the statutory rate of 26% to our pre-tax loss that resulted during the period between the Atlas Business Combination through June 30, 2020. As such, we fully reserved for the deferred tax asset which reduced our effective tax rate to 0%.

Loss From Discontinued Operations

Other loss from discontinued operations for the six months ended June 30, 2020 decreased ($0.2) million, or 100%, to $0.0 million as compared to $0.2 million for the corresponding prior year period.

The decrease in loss from discontinued operations for the six months ended June 30, 2020 was attributable to the closure of the P&I business unit in late 2018 with some closing transactions recorded in 2019.

Provision for Non-controlling Interest

The provision for non-controlling interest for the six months ended June 30, 2020 increased by $5.1 million or 100% to $5.1 million from $0.0 million for the corresponding period. This increase is due to the reverse recapitalization created by the Atlas Business Combination whereby the holders of our Class B common stock only share in the results of Atlas Intermediate and its subsidiaries based upon their ownership percentage in relation to total common stockholders. This treatment is effective from the Atlas Business Combination until the exchange of Class B common stock to Class A common stock.

Redeemable Preferred Stock Dividends

Redeemable preferred stock dividends for the six months ended June 30, 2020 increased by $6.8 million or 100% to $6.8 million from $0.0 million for the quarter ended June 30, 2020. This increase is due to $141.8 million of redeemable preferred stock that we issued in connection with the Atlas Business Combination.

LIQUIDITY AND CAPITAL RESOURCES

Our primary sources of liquidity and capital resources are our cash and cash equivalents balances, cash flow from operations, borrowings capacity under our Credit Agreement (as defined below), and access to financial markets. Our principal uses of cash are operating expenses, working capital requirements, capital expenditures, repayment of debt and acquisition expenditures. We believe our sources of liquidity, including cash flow from operations, existing cash and cash equivalents and borrowing capacity under our Atlas Credit Facility and Atlas Loan Agreement will be sufficient to meet projected cash requirements for at least the next twelve months. We continue to assess our business operations and the impact that COVID-19 may have on our financial results and liquidity. Due to the effect of the COVID-19 pandemic and related project delays, we have experienced a reduction in revenues and thus expected cash flows from operations in comparison to the previous comparable period. We will continue to monitor our capital requirements thereafter to ensure our needs are in line with available capital resources and we will continue to monitor the impact of COVID-19 to our liquidity.

Other than the impact on cash flows from operations relating to the decrease in revenues relating to COVID-19, we have not experienced other liquidity decreases.

Cash Flows

The following table sets forth our cash flows for the periods indicated.

	For the six months ended June 30,
	2020	2019
	($ in thousands)
Net cash (used in) provided by operating activities	$(6,250)	$6,942
Net cash used in investing activities	(12,881)	(4,091)
Net cash provided by financing activities	15,827	781
Net (decrease) increase in cash and cash equivalents	$(3,304)	$3,632

Comparison of the six months ended June 30, 2020 to the six months ended June 30, 2019

Cash and Cash Equivalents.

At June 30, 2020 and June 30, 2019 we had $16.9 million and $10.1 million of cash and cash equivalents, respectively. Due to the fact that our operating companies closed on June 26, 2020, the Friday closest to June 30, 2020 as disclosed in Note 1- Organization and Basis of Presentation to our unaudited financial statements as of and for the six months ended June 30, 2020, we collected $5.7 million of cash from June 26, 2020 through June 30, 2020 that was applied to outstanding receivable balances. This did not affect our working capital as of June 30, 2020 or our cash flows generated from operating activities for the six months ended June 30, 2020. However, this would increase our liquidity to $39 million as of June 30, 2020. This situation did not occur at June 30, 2019.

Operating Activities

Cash flow from operating activities is primarily generated from operating income from our professional and technical testing, inspection engineering and consulting services.

Net cash used in operating activities was ($6.3) million for the six months ended June 30, 2020, compared to net cash provided of $7.0 million for the six months ended June 30, 2019. The decrease of ($13.3) million was due to payments of accounts payable and accrued expenses mainly relating to costs associated with the Atlas Business Combination and other public company costs.

Investing Activities

Net cash used in investing activities was ($12.9) million for the six months ended June 30, 2020, compared to ($4.1) million for the six months ended June 30, 2019. The $8.8 million increase in cash used was related to our acquisition of LONG in February 2020.

Financing Activities

Net cash provided by financing activities was $15.8 million for the six months ended June 30, 2020, compared $0.8 million for the six months ended June 30, 2019. The $15.0 million increase to net cash provided by financing activities was primarily due to the $10.2 million received from the issuance of Common Stock during the Atlas Business Combination.

The Company did raise additional money during 2020 through the Atlas Credit Agreement, described herein, and the issuance of redeemable preferred stock which was used to pay a distribution to the former owners of Atlas Intermediate, acquire LONG and pay off the Atlas Credit Facility.

Working Capital

Working capital, or current assets less current liabilities, increased $1.6 million, or 2%, to $98.1 million at June 30, 2020 from $96.5 million at June 30, 2019. This increase in working capital is due to the LONG acquisition.

Debt Arrangements

In October 2017, concurrent with the closing of the acquisition of Moreland Altobelli Associates, LLC (“Moreland”), we obtained a bridge loan from Regions Bank in the amount of $42.0 million. In November 2017, concurrent with the closing of the Consolidated Engineering Laboratories (“ETS”) acquisition, we entered into a credit agreement with a group led by Regions Bank providing a term loan of $95.0 million and a revolving credit facility of $30.0 million secured by some of our assets owned by Atlas Intermediate. Proceeds from the Atlas Loan Agreement were used to fund the acquisition of ETS, repayment of the bridge loan, and for a redemption of $15.2 million of initial equity contributions made by the initial members once overall leverage amounts were determined. The Atlas Loan Agreement provided for a scheduled maturity date in November 2022 and quarterly principal payments beginning in December 2017 with interest compounded based on the variable rate in effect.

ATC was party to a business loan agreement (the “ATC Loan Agreement”) which provided for a scheduled maturity date of January 29, 2020. The ATC Loan Agreement included a revolving credit facility of $45.0 million. Security for the loan was provided by a first-priority interest in substantially all of ATC’s assets and a promissory note. Borrowings under the ATC Loan Agreement bore interest at the one-month London Interbank Offered Rate (“LIBOR”) plus a margin based on the total leverage ratio as defined in the ATC Loan Agreement.

In March 2019, subsequent to the merger with ATC, the outstanding balances of the Atlas Loan Agreement and the ATC Loan Agreement were paid in full and the ATC Loan Agreement was terminated. The Atlas Loan Agreement was amended to provide a term loan in the amount of $145.0 million and a revolving credit facility of $50.0 million, of which $31.8 million was funded at closing (collectively, the “Atlas Credit Facility”). Proceeds of the Atlas Credit Facility were used to repay existing debt of $123.9 million and fund a stockholder distribution of $52.8 million made in April 2019. The Atlas Credit Facility required quarterly principal payments of $2.719 million through March 31, 2023, and then $3.625 million until the final maturity in March 2024, and bore interest at an annual rate of LIBOR plus a margin ranging from 275 to 425 basis points determined by the Company’s Consolidated Leverage Ratio, as defined therein. For the interest payment made in the quarter ended December 31, 2019, the applicable margin was 375 basis points and the total interest rate was 5.500%.

The Atlas Credit Facility was scheduled to mature in March 2024. However, in connection with the consummation of the Atlas Business Combination, the Atlas Credit Facility was repaid and a new credit arrangement (the “Atlas Credit Agreement”) was entered into with Macquarie Capital (the “Lender” or “Lead Arranger”). The Atlas Credit Agreement called for a term loan (the “Term Loan”) in the amount of $281.0 million and revolving letter of credit (the “Revolver”) in the amount of $40.0 million of which $24.0 million was drawn upon through June 30, 2020. The term loan proceeds were used to repay the existing Atlas Credit Facility in the amount of $171.0 million and partially fund the Atlas Business Combination and the acquisition of LONG.

Under the terms of the Atlas Credit Agreement, the Term Loan and Revolver are set to expire on February 14, 2027 and February 14, 2025, respectively. Interest is payable monthly or at the end of the applicable interest period in arrears on any outstanding borrowings. The interest rates under the Atlas Credit Facility will be equal to either (i) Adjusted LIBOR (as defined in the Credit Agreement), plus 4.75%, or (ii) an Alternate Base Rate (as defined in the Credit Agreement), plus 3.75%.

The Atlas Credit Agreement is guaranteed by Holdings and secured by (i) a first priority pledge of the equity interests of subsidiaries of Holdings and Atlas Intermediate and (ii) a first priority lien on substantially all other assets of Holdings, Atlas Intermediate and all of their direct and indirect subsidiaries.

On March 31, 2020, the terms of the Atlas Credit Agreement were modified to reduce the maturity of the Term Loan by one year to February 14, 2026 from February 14, 2027. The interest rate for the Term Loan was increased to (i) Adjusted LIBOR Rate as defined in the Atlas Credit Agreement, plus 6.25%, or (ii) an Alternate Base Rate as defined in the Atlas Credit Agreement, plus 5.25%. The interest rate for the Revolver was increased to (i) Adjusted LIBOR Rate as defined in the Atlas Credit Agreement, plus 5.0%, or (ii) an Alternate Base Rate as defined in the Credit Agreement, plus 4.0%. The modification also increased rate of amortization applicable to the Term Loan to 5.0% per annum (commencing on June 30, 2020).

The modifications to the Atlas Credit Agreement resulted from the exercise of the market-flex rights by the lead arranger in connection with the syndication process, which, in addition, required the payment of an upfront fee in an amount equal to 2% of the currently outstanding Term Loans, which was paid subsequent in April 2020. The market-flex rights were included in the Atlas Credit Agreement and were exercised by the lead arranger upon completion of the time period allowed to complete a syndication process.

The Company has been in compliance with the terms of the Atlas Credit Facility and Atlas Credit Agreement as of June 30, 2020 and December 31, 2019, respectively.

Our debt balances are summarized as follows:

	June 30, 2020	December 31, 2019
	(in thousands)
Atlas credit facility	$-	$171,144
Atlas credit agreement	301,488	-
Subtotal	301,488	171,144
Less: Loan costs, net	(16,523)	(1,712)
Less current maturities of long-term debt	(14,050)	(10,875)
Long-term debt	$270,915	$158,557

The following table presents, in millions, scheduled maturities of the Company’s debt as of June 30, 2020:

2020 (six months remaining)	$7.0
2021	14.0
2022	14.0
2023	14.0
2024	14.0
Thereafter	238.5
$301.5

Our average effective interest rate on our total debt, exclusive of amortization of deferred debt issuance costs, during the six months ended June 30, 2020 and 2019 was 6.8% and 6.1%, respectively.

Interest expense, inclusive of amortization of deferred debt issuance costs, in the consolidated statements for the six months ended June 30, 2020 and 2019 was $12.0 million and $5.5 million, respectively.

Other Commitments and Contingencies

In connection with our acquisition of LONG in February 2020, we may be required to pay $12.0 million in earnout bonuses upon the achievement of certain performance targets. This amount may be paid in installments over the first, second and third anniversaries of the acquisition. We have currently accrued $5.6 million as the fair value of that liability within other long-term liabilities within our Consolidated Balance Sheet at June 30, 2020.

In November 2019, we entered into a financing arrangement of our business-related insurance policies and the amount remaining is $1.6 million as of June 30, 2020.

The Company enters into operating leases relating to office space and equipment leases in the ordinary course of business. Remaining amounts due, in millions, as of June 30, 2020 are as follows:

2020 (six months remaining)	$5.8
2021	9.0
2022	6.5
2023	6.0
2024	3.0
Thereafter	3.9
$34.2

Off-Balance Sheet Arrangements

As of June 30, 2020, we had no material off-balance sheet arrangements.

Effects of Inflation

Based on the analysis of the periods presented, we believe that inflation has not had a material effect on our operating results. There can be no assurance that future inflation will not have an adverse impact on our operating results and financial condition.

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA

Adjusted EBITDA is not a financial measure determined in accordance with GAAP. We define adjusted EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization, further adjusted to reflect non-cash equity compensation as well as certain one-time or non-recurring items.

We believe adjusted EBITDA is a useful performance measure because it allows for an effective evaluation of our operating performance when compared to our peers, without regard to our financing methods or capital structure. We exclude the items listed above from net income in arriving at adjusted EBITDA because these amounts are either non-recurring or can vary substantially within the industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income determined in accordance with GAAP. Certain items excluded from adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are reflected in adjusted EBITDA. Our presentation of adjusted EBITDA should not be construed as an indication that results will be unaffected by the items excluded from Adjusted EBITDA. Our computations of adjusted EBITDA may not be identical to other similarly titled measures of other companies. The following table presents reconciliations of adjusted EBITDA to net income, our most directly comparable financial measure calculated and presented in accordance with GAAP.

	For the three months ended June 30,		For the six-months ended June 30,
	2020	2019	2020	2019
	(in $ millions)		(in $ millions)
Net (loss) income	$2.2	$4.1	$(21.3)	$4.9
Interest	6.4	3.1	12.0	5.5
Taxes	-	0.2	-	0.2
Depreciation and amortization	5.4	5.4	10.3	10.5
EBITDA	14.0	12.8	1.0	21.1

EBITDA for acquired business prior to acquisition date(1)	$-	$0.9	$0.8	$1.7
One time legal/transaction costs and other non-recurring charges(2)	1.2	3.1	15.9	4.8
Non-cash equity compensation(3)	0.2	0.5	10.6	0.6

Adjusted EBITDA	$15.4	$17.3	$28.3	$28.2

(1)	Includes the EBITDA of LONG (which we acquired in February 2020) for the period January 1, 2020 through the date of the respective acquisition and January 1, 2019 through June 30, 2019.
(2)	Includes professional service-related service fees such as legal, accounting, tax, valuation and other consulting relating as well as change in control payments relating to the Atlas Business Combination. Additionally, it includes other acquisition related professional fees, previous owner expenses and costs to shut down the telecom division.
(3)	Includes the amortization of the unvested portion of our 2017 and 2019 Management Incentive Plan grants that vested immediately upon the change in control provisions contained within the agreements, compensation that was earned and accrued for in the three months ended March 31, 2020 that will be share settled subsequent to June 30, 2020, and the amortization of unvested restricted share units granted in May 2020 to key management personnel.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISKS

The information called for by this item is not required as we are a smaller reporting company.

ITEM 4. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

As required by Rule 13a-15(b) of the Securities Exchange Act of 1934, as amended, an evaluation was performed under the supervision and with the participation of the Company’s management, including the Chief Executive Officer, Chief Financial Officer and the Chief Accounting Officer, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures (as defined in Rules 13a- 15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended) as of the end of the period covered by this quarterly report. Based on that evaluation, the Company’s management, including the Chief Executive Officer, Chief Financial Officer and the Chief Accounting Officer, concluded that, as of June 30, 2020, the Company’s disclosure controls and procedures were effective at the reasonable assurance level.

We review and evaluate the design and effectiveness of our disclosure controls and procedures on an ongoing basis, to improve our controls and procedures over time and to correct any deficiencies that we may discover in the future. Our goal is to ensure that our senior management has timely access to all material financial and non-financial information concerning our business. While we believe the present design of our disclosure controls and procedures is effective to achieve our goal, future events affecting our business may cause us to significantly modify our disclosure controls and procedures.

Changes in Internal Control over Financial Reporting

There were no changes in our internal control over financial reporting during the three-month period ended June 30, 2020 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting. We have not experienced any material impact to our internal controls over financial reporting despite the fact that many of our employees are working remotely due to COVID-19. We are continually monitoring and assessing the effects of the COVID-19 pandemic on our internal controls to minimize the impact on their design and operating effectiveness.

PART II. OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

Currently, we are not a party to any material litigation in any court, and management is not aware of any contemplated proceeding by any governmental authority against us. From time to time, we are involved in various legal matters and proceedings concerning matters arising in the ordinary course of business. We currently believe that any ultimate liability arising out of these matters and proceedings will not have a material adverse effect on our financial position, results of operations or cash flows.

ITEM 1A. RISK FACTORS

Other than the items noted below, there have been no material changes in any risk factors previously disclosed in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 16, 2020. We may disclose changes to risk factors or disclose additional factors from time to time in our future filings with the SEC. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

We are an “emerging growth company” and will be able to avail ourselves of reduced disclosure requirements applicable to emerging growth companies, which could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404(b) of Sarbanes-Oxley, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, pursuant to Section 107 of the JOBS Act, as an “emerging growth company” we intend to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of our initial public offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

The growth of our business through acquisitions may expose us to various risks and we cannot assure you that we will achieve synergies and cost savings in connection with prior or future acquisitions.

We have pursued and selected accretive acquisitions of complementary businesses and technologies in the past and we may continue to do so in the future. We may not achieve anticipated benefits and cost savings in connection with prior or future acquisitions within the anticipated time frames or at all. A variety of risks could cause us not to realize some or all of these expected benefits. These risks include, among others, higher than expected standalone overhead expenses, difficulties in integrating the operations and assets of the acquired business and personnel, delays in the anticipated timing of activities related to such initiatives, potential losses of key employees and customers of the acquired business, and the incurrence of other unexpected costs associated with operating the business. Moreover, our implementation of cost savings initiatives may disrupt our operations and performance, and our estimated cost savings from such initiatives may be based on assumptions that prove to be inaccurate. If, for any reason, the benefits we realize are less than our estimates or our improvement initiatives adversely affect our operations or cost more or take longer to implement than we project, or if our assumptions prove inaccurate, our results of operations may be materially and adversely affected.

In addition, our operating results from these acquisitions could, in the future, result in impairment charges for any of our intangible assets, including goodwill, or other long-lived assets, particularly if economic conditions worsen unexpectedly. These changes could materially adversely affect our results of operations, financial condition, stockholders’ equity, and cash flows.

Our failure to comply with a variety of complex procurement rules and regulations could damage our reputation and result on our being liable for penalties, including termination of our government contracts, disqualification from bidding on future government contracts, suspension or debarment from government contracting.

We must comply with laws and regulations relating to government contracts, which affect how we do business with our customers and may impose added costs on our business. Some significant laws and regulations that affect us include:

●	federal, state, and local laws and regulations (including the FAR) regarding the formation, administration, and performance of government contracts;

●	the Civil False Claims Act, which provides for substantial civil penalties for violations, including for submission of a false or fraudulent claim to the U.S. government for payment or approval; and

●	federal, state, and local laws and regulations regarding procurement integrity including gratuity, bribery and anti-corruption requirements as well as limitations on political contributions and lobbying.

Any failure to comply with applicable laws and regulations could result in contract termination, damage to our reputation, price or fee reductions or suspension or debarment from contracting with the government, each of which could materially adversely affect our business, results of operations and financial condition.

In addition, federal, state, and local government entities may revise existing contract rules and regulations or adopt new contract rules and regulations at any time and may also face restrictions or pressure regarding the type and amount of services that they may obtain from private contractors. Any of these changes could impair our ability to obtain new contracts or renew contracts under which we currently perform when those contracts are eligible for recompetition.

Cyber security breaches of our systems and information technology could adversely impact our ability to operate.

We need to protect our own internal trade secrets and other business confidential information from disclosure. We face a number of threats to our computer and information systems, including risks associated with unauthorized access, computer hackers, computer viruses, malicious code, organized cyber-attacks and other security problems and system disruptions, including possible unauthorized access to our and our clients’ proprietary or classified information. For example, in the past certain of our subsidiaries have been subject to external malicious ransom attacks of their data. We rely on industry-accepted security measures and technology to securely maintain all confidential and proprietary information on our information systems. We have devoted and will continue to devote significant resources to the security of our computer systems, but they are still vulnerable to these threats. A user who circumvents security measures can misappropriate confidential or proprietary information, including information regarding us, our personnel and/or our clients, or cause interruptions or malfunctions in operations. As a result, we can be required to expend significant resources to protect against the threat of these system disruptions and security breaches or to alleviate problems caused by these disruptions and breaches. Any of these events can damage our reputation and have a material adverse effect on our business, financial condition, results of operations and cash flows.

If we fail to develop or maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our Class A common stock.

Effective internal controls are necessary for us to provide reliable financial reports, prevent fraud and operate successfully as a public company. If we cannot provide reliable financial reports or prevent fraud, our reputation and operating results would be harmed. We cannot be certain that our efforts to develop and maintain our internal controls will be successful, that we will be able to maintain adequate controls over our financial processes and reporting in the future or that we will be able to comply with our obligations under Section 404 of the Sarbanes-Oxley Act of 2002. Any failure to develop or maintain effective internal controls, or difficulties encountered in implementing or improving our internal controls, could harm our operating results or cause us to fail to meet our reporting obligations. Ineffective internal controls could also cause investors to lose confidence in our reported financial information, which would likely have a negative effect on the trading price of our Class A common stock.

Outbreaks of communicable diseases, including the on-going global pandemic related to COVID-19, have had and could continue to have, directly or indirectly, a material and adverse effect on our business, financial condition and results of operations. The duration and extent to which this will impact our future financial condition and results of operations remains uncertain.

Global or national health concerns, including the outbreak of pandemic or contagious disease, can negatively impact the global economy and, therefore, demand and pricing for our services. For example, the domestic and global crisis resulting from the outbreak of the COVID-19 pandemic and the measures being taken to address and limit the spread of the virus have already adversely affected the U.S. economy and financial markets, resulting in an economic downturn that has negatively impacted the demand for our services. Shelter in place orders in large metropolitan areas have negatively impacted our revenue, and it continued or exacerbated, could result in a material effect to our business. Furthermore, the COVID-19 pandemic also raises the possibility of an extended global economic downturn, which could ultimately result in an overall decrease in demand for our services and may impact the ability of our customers to pay for our services. For example, if a client’s financial difficulties become severe, the client may be unwilling or unable to pay our invoices in the ordinary course of business, which could adversely affect collections of both our accounts receivable and unbilled services.

As a result of the COVID-19 pandemic, we have an increased number of employees working remotely. As a result, we may have increased cyber security and data security risks, due to increased use of home Wi-Fi networks and virtual private networks, as well as increased disbursement of physical machines. While we implement IT controls to reduce the risk of a cyber-security and data security breach, there is no guarantee that these measures will be adequate to safeguard all systems with an increased number of employees working remotely.

At this time we are monitoring, and will continue to monitor, the safety of our employees during the COVID-19 pandemic and the impact of the COVID-19 pandemic on our cash flows and on the credit and financial markets. We are evaluating, and will continue to evaluate, the impact of COVID-19 pandemic on current projects, but the full effects of the COVID-19 pandemic on our operations are still unknown. The duration and extent of the impact from the COVID-19 pandemic depends on future developments that cannot be accurately predicted at this time, such as the severity and transmission rate of the virus, the extent and effectiveness of containment actions, and the impact of these and other factors on our employees and clients. The extension of mandates for many individuals to substantially restrict daily activities and for business to curtail or cease normal operations within the cities and municipalities we operate in could further negatively impact future results as well as the re-designation of infrastructure spending to non-essential services. Disruptions to capital markets due to the uncertainty surrounding the length and severity of the COVID-19 pandemic could delay the timing of our customers’ capital projects. In addition, the timing of payments from our commercial customers may be impacted.

Catastrophic events may adversely impact our business operations.

Our business operations may be adversely impacted by force majeure or extraordinary events beyond the control of the contracting parties, such as natural and man-made disasters as well as terrorist attacks. Such events could result in the closure of offices, interruption of projects, and the relocation of employees. We typically remain obligated to perform our services after a such extraordinary events unless the contract contains a force majeure clause that relieves us of our contractual obligations. If we are not able to react quickly to force majeure, our operations may be affected significantly, which would have a negative impact on our business operations.

Further, we rely on our network and third-party infrastructure and enterprise applications, internal technology systems, and our website for our development, marketing, operational, support, hosted services, and sales activities. Despite our implementation of network security measures, we are vulnerable to disruption, infiltration, or failure of these systems or third-party hosted services in the event of a major earthquake, fire, power loss, telecommunications failure, cyber-attack, war, terrorist attack, or other catastrophic event could cause system interruptions, reputational harm, loss of intellectual property, lengthy interruptions in our services, breaches of data security, and loss of critical data and could harm our future operating results.

Our largest stockholder collectively holds a substantial majority of our common stock.

Holders of our common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law or our certificate of incorporation. Bernhard Capital Partners Management, LP and certain related affiliates (“Bernhard Capital Partners”) owns over a majority of the voting power of our common stock. Bernhard Capital Partners has the ability to determine the outcome of certain matters requiring stockholder approval, including mergers and other material transactions, and is able to cause or prevent certain changes in the composition of our board of directors or a change in control of our company that could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company. The existence of a significant stockholder may also have the effect of deterring hostile takeovers, delaying or preventing changes in control or changes in management, or limiting the ability of our other stockholders to approve transactions that they may deem to be in the best interests of our company.

So long as Bernhard Capital Partners continues to control a significant amount of our common stock, they will continue to be able to strongly influence all matters requiring stockholder approval, regardless of whether or not other stockholders believe that a potential transaction is in their own best interests. In any of these matters, the interests of Bernhard Capital Partners may differ or conflict with the interests of our other stockholders. In addition, Bernhard Capital Partners and its affiliates may, from time to time, acquire interests in businesses that directly or indirectly compete with our business, as well as businesses that are significant existing or potential customers. Bernhard Capital Partners and its affiliates may acquire or seek to acquire assets that we seek to acquire and, as a result, those acquisition opportunities may not be available to us or may be more expensive for us to pursue. Moreover, this concentration of stock ownership may also adversely affect the trading price of our common stock to the extent investors perceive a disadvantage in owning stock of a company with a controlling stockholder.

The market price of our common stock may be affected by low trading volume.

Although a trading market for our Class A common stock exists on the NASDAQ, the trading volume has not been significant, due in part to a substantial number of our outstanding shares of our common stock being subject to contractual lock-ups and other legal restrictions. Additionally, a large percentage of our common stock is currently made up of Class B common stock, which is not listed on a public exchange but is exchangeable (along with Holdings Units) for shares of Class A common stock. The market price for shares of our Class A common stock may be made more volatile because of the relatively low volume of trading. When trading volume is low, significant price movement can be caused by the trading in a relatively small number of shares. Low volume can also reduce liquidity, which could adversely affect the market price of our shares of common stock.

Shares of Class A common stock issued pursuant to the terms of the Holdings LLC Agreement or upon exercise of any of our Public Warrants or Private Placement Warrants, will increase the number of shares eligible for resale in the public market.

Pursuant to the terms of Holdings LLC Agreement, Atlas Holdings and its limited partners (the “Continuing Members”) may redeem any or all of the shares of Class B common stock issued to them along with a corresponding number of Holdings Units, for an equal number of shares of Class A common stock. If the underwriters exercise in full their option to purchase additional shares, the selling stockholder will redeem a portion of its Class B common stock and Holdings Units in exchange for the Class A common stock to be sold as part of the exercise of such option.

Furthermore, we have (i) 20,000,000 outstanding exercisable Public Warrants to purchase 20,000,000 shares of Class A common stock at an exercise price of $11.50 per share and (ii) 3,750,000 Private Placement Warrants outstanding exercisable for 3,750,000 shares of common stock at an exercise price of $11.50 per share.

Shares of Class A common stock issued pursuant to the terms of the Holdings LLC Agreement, or upon exercise of any of the Warrants, will increase in the number of shares of Class A common stock eligible for resale in the public market. Additionally, we may sell additional shares of our Class A common stock in subsequent offerings and cannot predict the size of future issuances of our Class A common stock or securities convertible into Class A common stock or the effect, if any, that future issuances and sales of shares of our Class A common stock will have on the market price of our Class A common stock. Sales of a substantial number of such shares in the public market, or the perception that such sales could occur, may adversely affect the market price of Class A common stock.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS FROM REGISTERED SECURITIES

On February 3, 2020, the Company entered into a subscription agreement with SCST, Inc., a California corporation pursuant to which it agreed to acquire 105,977 shares of Class A common stock (the “SCST Stock”), for an aggregate purchase price of $1.1 million in exchange for the contingent consideration liability that arose from their acquisition in November 2018, in a private placement not registered under the Securities Act, in reliance on the exemption from Registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The issuance of the SCST Stock was completed in connection with the Atlas Business Combination.

Additionally, on February 14, 2020, in connection with the Atlas Business Combination, GSO was issued 1,200,000 shares of Class F common stock pursuant to a letter agreement, dated as of February 14, 2020 (the “Founder Shares Transfer Letter”), as consideration for the purchase of Preferred Units made pursuant to the Subscription Agreement, which converted automatically into 1,200,000 Class A common stock. The Class F common stock issued was not registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Additionally, on February 14, 2020, in connection with the Atlas Business Combination, the Company issued the Seller 23,974,368 shares of Class B common stock along with an equal number of Holdings Units that are redeemable on a one-for-one basis for shares of Class A common stock in exchange for common units of Atlas TC Holdings LLC held by the Seller pursuant to the Purchase Agreement. The Class B common stock issued was not registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4. MINE SAFETY DISCLOSURES

Not applicable.

ITEM 5. OTHER INFORMATION

None.

ITEM 6. EXHIBITS.

Exhibit Number	Description
3.1	Second Amended and Restated Certificate of Incorporation of Atlas Technical Consultants, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 14, 2020).
3.2	Second Amended and Restated Bylaws of Atlas Technical Consultants, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 14, 2020).
4.1	Specimen Class A common stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (File No. 333-228018), filed with the SEC on November 15, 2018).
4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1 (File No. 333-228018), filed with the SEC on November 15, 2018).
4.3	Warrant Agreement, dated November 15, 2018, between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 21, 2018).
4.4	Amended and Restated Limited Liability Company Agreement of Atlas TC Holdings LLC, dated as of February 14, 2020 (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed with the SEC on February 14, 2020).
10.1	Form of RSU Award Agreement (Director) (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form S-8 filed with the SEC on April 17, 2020).
10.2*†	Employment Agreement, dated as of May 11, 2020, by and between Atlas Technical Consultants, Inc. and David Quinn.
10.3*†	Employment Agreement, dated as of May 11, 2020, by and between Atlas Technical Consultants, Inc. and Gary Cappa.
10.4*	Employment Agreement, dated as of May 11, 2020, by and between Atlas Technical Consultants, Inc. and Walter Powell.
10.5*†	Form of RSU Award Agreement (Employee)
31.1*	Certification of Principal Executive Officer Pursuant to Securities Exchange Act Rules 13a-14(a) and 15(d)-14(a), as adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2*	Certification of Principal Financial Officer Pursuant to Securities Exchange Act Rules 13a-14(a) and 15(d)-14(a), as adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1*	Certification of Chief Executive Officer and Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
101.INS*	XBRL Instance Document.
101.SCH*	XBRL Taxonomy Extension Schema Document.
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB*	XBRL Taxonomy Extension Label Linkbase Document.
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document.

*	Filed Herewith

†	Management contract and compensatory arrangement in which any director or named executive officer participates

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on this 10th day of August, 2020.

ATLAS TECHNICAL CONSULTANTS, INC.

/s/ David D. Quinn, Sr.
Name:	David D. Quinn, Sr.
Title:	Chief Financial Officer
(Principal Financial Officer)

/s/ Walter Powell
Name:	Walter Powell
Title:	Chief Accounting Officer
(Principal Accounting Officer)

/s/ L. Joe Boyer
Name:	L. Joe Boyer
Title:	Chief Executive Officer
(Principal Executive Officer)

Exhibit 10.2

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of May 11, 2020, by and between Atlas Technical Consultants, LLC, a Delaware limited liability company (the “Company”), and the undersigned (the “Executive”), and shall be effective as of May 11, 2020 (the “Effective Date”).

W I T N E S S E T H:

WHEREAS, the Company desires to employ Executive pursuant to the terms of this Agreement, and Executive desires to enter into this Agreement and to accept such employment with the Company, in each case, subject to the terms and provisions of this Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Company and Executive hereby agree as follows:

Section 1. Definitions. Capitalized terms not otherwise defined in this Agreement shall have the meaning set forth on Appendix A attached hereto.

Section 2. Acceptance and Term of Employment.

(a) The Company agrees to employ Executive, and Executive agrees to serve the Company, on the terms and conditions set forth herein. The term of Executive’s employment shall commence on the Effective Date and continue until the third anniversary of the Effective Date, unless earlier terminated pursuant to Section 8 hereof (the “Initial Term of Employment”); provided, that after the Initial Term of Employment, the Term of Employment shall automatically be extended for subsequent one (1) year periods until Executive’s employment is terminated by either party pursuant to Section 8 hereof; provided, however, that either party may elect not to so extend this Agreement beyond the then-current Term of Employment by giving written notice of non-renewal to the other party at least sixty (60) days prior to the end of the Term of Employment.

Section 3. Position, Duties and Responsibilities; Place of Performance.

(a) Position, Duties, and Responsibilities. During the Term of Employment, Executive shall be employed and serve in the position set forth on Exhibit A hereto under the heading “Position” at the Company (together with such other position or positions consistent with Executive’s title as the Chief Executive Officer shall specify from time to time) and shall have such duties and responsibilities commensurate with such title, including managing the day-to-day business activities of the Company and its subsidiaries (subject to operating guidelines and budgets established by the Chief Executive Officer from time to time). If requested, Executive also agrees to serve as an officer and/or director of any other member of the Company Group, in each case without additional compensation.

(b) Performance. Executive shall devote Executive’s full business time, attention, skill, and best efforts to the performance of Executive’s duties under this Agreement and shall not engage in any other business or occupation during the Term of Employment, including any activity that (x) conflicts with the interests of the Company or any other member of the Company Group, (y) interferes with the proper and efficient performance of Executive’s duties for the Company or (z) interferes with Executive’s exercise of judgment in the Company Group’s best interests. Notwithstanding the foregoing, nothing herein shall preclude Executive from (i) serving, with the prior written consent of the Board, as a member of the boards of directors or advisory boards (or their equivalents in the case of a non-corporate entity) of non-competing businesses and charitable organizations, (ii) engaging in charitable activities and community affairs, and (iii) managing Executive’s personal investments and affairs; provided, however, that the activities set out in clauses (i), (ii), and (iii) of this Section 3(b) shall be limited by Executive so as not to interfere, individually or in the aggregate, with the performance of Executive’s duties and responsibilities hereunder.

(c) Principal Place of Employment. Executive’s principal place of employment shall be in Wrentham, Massachusetts, although Executive understands and agrees that Executive may be required to travel from time to time for business reasons.

Section 4. Compensation.

During the Term of Employment, Executive shall be entitled to the following compensation:

(a) Base Compensation. Executive shall be provided annualized Base Compensation, payable in accordance with the regular payroll practices of the Company, of the amount set forth on Exhibit A hereto under the heading “Base Compensation,” with adjustments, if any, as may be approved in writing by the Board.

(b) Annual Bonus. Executive shall be eligible to earn an annual bonus with respect to each fiscal year of the Company ending during the Term of Employment (pro-rated for any fractional years) (the “Annual Bonus”), subject to Section 8, in an amount up to the percentage of Executive’s Base Compensation set forth on Exhibit A hereto under the heading “Target Bonus Opportunity.” The amount of the Annual Bonus, including any related performance metrics, shall be determined by the Board in its sole discretion. The Annual Bonus, to the extent earned, shall be paid in the calendar year following the applicable performance year within thirty (30) days following the delivery of the Company’s internally consolidated financial statements prepared in accordance to US GAAP as historically applied by the Company for the relevant performance year.

(c) Incentive Equity Grant. During the Term of Employment, for the calendar years following the 2020 calendar year, the Board ( in its sole discretion) may grant Executive incentive equity awards in Atlas Technical Consultants, Inc. (“Atlas”) pursuant to the terms of the Atlas Technical Consultants, Inc. 2019 Omnibus Incentive Plan, as may be amended and restated from time to time (the “Plan”). Executive’s awards, if any, shall be subject to the terms and conditions of the Plan and award agreement in all respects.

2

Section 5. Employee Benefits.

During the Term of Employment, Executive shall be eligible to participate in health, insurance, retirement, and other benefits provided generally to similarly situated employees of the Company in accordance with the terms and conditions of such programs and plans. Executive shall also be entitled to the same number of holidays, vacation days, and sick days, as well as any other benefits, in each case as are generally allowed to similarly situated employees of the Company in accordance with the Company’s policy, as in effect from time to time. Executive shall be entitled to a $1,400.00 per month vehicle allowance, in accordance with the Company’s policy, as in effect from time to time. Nothing contained herein shall be construed to limit the Company’s ability to amend, suspend, or terminate any employee benefit plan or policy at any time without providing Executive notice, and the right to do so is expressly reserved.

Section 6. Insurance.

At any time during the Term of Employment, the Company shall have the right to insure the life of Executive for the sole benefit of the Company, in such amounts and with such terms, as the Company may determine. All premiums payable thereon shall be the obligation of the Company. Executive shall have no interest in any such policy, but agrees to cooperate with the Company in procuring such insurance by submitting to physical examinations, supplying all information required by the insurance company, and executing all necessary documents; provided that no financial obligation is imposed on Executive by any such documents.

Section 7. Reimbursement of Business Expenses.

Executive is authorized to incur reasonable business expenses in carrying out Executive’s duties and responsibilities under this Agreement, and the Company shall promptly reimburse Executive for all such reasonable business expenses, subject to documentation in accordance with the Company’s policy, in each case, as in effect from time to time.

Section 8. Termination of Employment.

(a) General. The Term of Employment shall terminate upon the earliest to occur of: (i) subject to Section 8(b), Executive’s death, (ii) subject to Section 8(b), a termination by reason of a Permanent Disability, (iii) a termination by the Company with or without Cause, (iv) a termination by Executive with or without Good Reason and (v) non-renewal of the Term of Employment. Upon any termination of Executive’s employment for any reason, except as may otherwise be requested by the Company in writing and agreed upon in writing by Executive, Executive shall resign from any and all directorships, committee memberships, and any other positions Executive holds with the Company or any other member of the Company Group. Notwithstanding anything herein to the contrary, the payment (or commencement of a series of payments) hereunder of any nonqualified deferred compensation (within the meaning of Section 409A of the Code) upon a termination of employment shall be delayed until such time as Executive has also undergone a “separation from service” as defined in Treas. Reg. 1.409A-1(h), at which time such nonqualified deferred compensation (calculated as of the date of Executive’s termination of employment hereunder) shall be paid (or commence to be paid) to Executive on the schedule set forth in this Section 8 as if Executive had undergone such termination of employment (under the same circumstances) on the date of Executive’s ultimate “separation from service.”

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(b) Termination Due to Death or Permanent Disability. Executive’s employment shall terminate automatically upon Executive’s death. The Company may terminate Executive’s employment immediately upon the occurrence of a Permanent Disability, such termination to be effective upon Executive’s receipt of written notice of such termination. Upon Executive’s death or in the event that Executive’s employment is terminated due to Executive’s Permanent Disability, Executive or Executive’s estate or Executive’s beneficiaries, as the case may be, shall be entitled to:

(i) The Accrued Obligations;

(ii) The Severance, payable in ratable installments in accordance with the Company’s regular payroll practices during the Severance Term; and

(iii) The Annual Bonus, to the extent earned and pro-rated for any fractional years, payable in accordance with Section 4(b).

Following Executive’s death or a termination of Executive’s employment by reason of a Permanent Disability, except as set forth in this Section 8(b), Executive shall have no further rights to any compensation or any other benefits under this Agreement. For the avoidance of doubt, Executive’s sole and exclusive remedy in connection with a termination of employment due to death or Permanent Disability shall be receipt of the amounts and benefits set forth in clauses (i) through (iii) of Section 8(b) hereof.

(c) Termination by the Company for Cause.

(i) The Company may terminate Executive’s employment at any time for Cause, effective upon Executive’s receipt of written notice of such termination.

(ii) In the event that the Company terminates Executive’s employment for Cause, Executive shall be entitled only to the Accrued Obligations. Following such termination of Executive’s employment for Cause, except as set forth in this Section 8(c), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(d) Termination by the Company without Cause. The Company may terminate Executive’s employment at any time during the Term of Employment without Cause, effective upon Executive’s receipt of written notice of such termination. In the event that Executive’s employment is terminated by the Company without Cause (other than due to death or Permanent Disability) during the Term of Employment, Executive shall be entitled to:

(i) The Accrued Obligations;

(ii) The Severance, payable in ratable installments in accordance with the Company’s regular payroll practices during the Severance Term;

(iii) The Annual Bonus, to the extent earned and pro-rated for any fractional years, payable in accordance with Section 4(b);

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(iv) To the extent permissible under the Company’s group health plan and subject to (A) Executive’s timely election of continuation coverage under COBRA and continued COBRA eligibility and (B) Executive’s continued copayment of premiums at the same level and cost to Executive as if Executive were an employee of the Company (excluding, for purposes of calculating cost, an employee’s ability to pay premiums with pre-tax dollars), continuation, during the Severance Term (or if earlier, until the date that Executive becomes eligible to receive any health benefits as a result of subsequent employment or service during the Severance Term, with Executive being required to inform the Company within one (1) week of becoming eligible for group medical coverage from another employer), of health benefits provided to Executive and Executive’s dependents immediately prior to such termination, at the same cost applicable to active employees of the Company; and

(v) Accelerated vesting of any outstanding equity awards which were scheduled to vest within the following one (1) year after such date of Executive’s termination without Cause, with any unvested performance-based awards deemed achieved at the greater of actual and target performance.

Following such termination of Executive’s employment by the Company without Cause, except as set forth in this Section 8(d), Executive shall have no further rights to any compensation or any other benefits under this Agreement. For the avoidance of doubt, Executive’s sole and exclusive remedy in connection with a termination of employment without Cause shall be receipt of the amounts and benefits set forth in clauses (i) through (v) of Section 8(d) hereof.

(e) Termination by Executive with Good Reason. Executive may terminate Executive’s employment with Good Reason during the Term of Employment by providing the Company thirty (30) days’ written notice setting forth in reasonable specificity the event that constitutes Good Reason, which written notice, to be effective, must be provided to the Company within sixty (60) days of the occurrence of such event. During such thirty (30) day notice period, the Company shall have a cure right and if not cured within such period, Executive’s termination will be effective upon the expiration of such cure period, and Executive shall be entitled to the same payments and benefits as provided in Section 8(d) hereof for a termination by the Company without Cause, subject to the same conditions on payment and benefits as described in Section 8(d) hereof. Following such termination of Executive’s employment by Executive with Good Reason, except as set forth in this Section 8(e), Executive shall have no further rights to any compensation or any other benefits under this Agreement. For the avoidance of doubt, Executive’s sole and exclusive remedy in connection with a termination of employment with Good Reason shall be receipt of the amounts and benefits set forth in clauses (i) through (v) of Section 8(d) hereof.

(f) Termination by Executive without Good Reason. Executive may terminate Executive’s employment without Good Reason by providing the Company sixty (60) days’ written notice of such termination. In the event of a termination of employment by Executive under this Section 8(f), Executive shall be entitled only to the Accrued Obligations. In the event of termination of Executive’s employment under this Section 8(f), the Company may, in its sole and absolute discretion, by written notice accelerate such date of termination without changing the characterization of such termination as a termination by Executive without Good Reason. Following such termination of Executive’s employment by Executive without Good Reason, except as set forth in this Section 8(f), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

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(g) Termination Due to Non-Renewal of the Term of Employment. In the event that either party terminates this Agreement by a notice of non-renewal of the then-current Term of Employment, as set forth in Section 2 hereof, Executive shall be entitled only to:

(i) The Accrued Obligations; and

(ii) Accelerated vesting of any outstanding equity awards which were scheduled to vest within the following one (1) year after such date of Executive’s termination due to non-renewal, with any unvested performance-based awards deemed achieved at the greater of actual and target performance.

Following such termination of Executive’s employment due to non-renewal of a Term of Employment, except as set forth in this Section 8(g), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(h) Termination in Connection with a Change in Control. In the event that (i) Executive’s employment is terminated by the Company without Cause as set forth in Section 8(d) or (ii) Executive terminates Executive’s employment with Good Reason as set forth in Section 8(e) within the ninety (90) day period prior to or the two (2) year period immediately following a Change in Control of the Company, Executive shall be entitled to:

(i) the receipt of the amounts and benefits set forth in clauses (i) through (iv) of Section 8(d); and

(ii) accelerated vesting of all outstanding equity awards, with any unvested performance-based awards deemed achieved at the greater of actual and target performance.

Following such termination of Executive’s employment by the Company without Cause or by Executive with Good Reason within the ninety (90) day period prior to or the two (2) year period immediately following a Change in Control of the Company, except as set forth in this Section 8(h), Executive shall have no further rights to any compensation or any other benefits under this Agreement. For the avoidance of doubt, Executive’s sole and exclusive remedy in connection with a termination of employment by the Company without Cause or by Executive with Good Reason within the ninety (90) day period prior to or the two (2) year period immediately following a Change in Control of the Company shall be receipt of the amounts and benefits set forth in clauses (i) and (ii) of this Section 8(h).

(i) Release. Notwithstanding any provision herein to the contrary, the payment of any amount or provision of any benefit pursuant to subsection (d), (e), (g) or (h) of this Section 8 (other than the Accrued Obligations) (collectively, the “Severance Benefits”) shall be conditioned upon Executive’s execution and delivery to the Company of an irrevocable Release of Claims in a form substantially similar to the form attached hereto as Exhibit B (the “General Release”) within sixty (60) days following the date of the Executive’s termination of employment hereunder, and non-revocation of the General Release (and the expiration of any revocation period contained in such General Release). If Executive fails to execute and deliver an irrevocable General Release prior to the end of such sixty (60) day period, or timely revokes Executive’s acceptance of such General Release following its execution, Executive shall not be entitled to any of the Severance Benefits. Further, to the extent that any of the Severance Benefits constitutes “nonqualified deferred compensation” for purposes of Section 409A of the Code, any payment of any amount or provision of any benefit otherwise scheduled to occur prior to the sixtieth (60th) day following the date of Executive’s termination of employment hereunder, but for the condition on executing the General Release as set forth herein, shall not be made until the first regularly scheduled payroll date following such sixtieth (60th) day, after which any remaining Severance Benefits shall thereafter be provided to Executive according to the applicable schedule set forth herein.

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(j) Repayment of Severance Benefits. Notwithstanding anything in this Agreement to the contrary (including this Section 8), in the event that Executive breaches any provision of the Non-Interference Agreement or the General Release, (i) the Severance Benefits shall immediately terminate, and the Company shall have no further obligations to Executive with respect thereto and (ii) Executive shall promptly repay all Severance Benefits previously received by Executive or Executive’s dependents to the Company.

Section 9. Non-Interference Agreement.

As a condition of Executive’s employment with the Company and the effectiveness of this Agreement, Executive has, on or prior to the date hereof, executed and delivered to the Company the Non-Interference Agreement, which is incorporated herein by reference.

Section 10. Representations and Warranties of Executive.

Executive represents and warrants to the Company that:

(a) Executive is entering into this Agreement voluntarily and that Executive’s employment hereunder and compliance with the terms and conditions hereof will not conflict with or result in the breach by Executive of any agreement to which Executive is a party or by which Executive may be bound;

(b) Executive has not violated, and in connection with Executive’s employment with the Company will not violate, any non-solicitation, non-interference, non-competition, confidentiality or other similar covenant or agreement of a prior employer by which Executive is or may be bound;

(c) In connection with Executive’s employment with the Company, Executive will not use or disclose any trade secret, confidential and/or proprietary information Executive may have obtained in connection with employment with any prior employer; and

(d) None of the Company, or any other member of the Company Group or any of their respective representatives, has provided any legal advice to Executive in connection with this Agreement and that Executive has been advised by the Company to seek, and Executive has sought, legal advice from Executive’s own legal counsel regarding this Agreement.

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Section 11. Taxes; Deductions.

The Company may withhold from any payments made under this Agreement all applicable taxes, including but not limited to income, employment, and social insurance taxes, as shall be required by law and all required or authorized deductions. Executive acknowledges and represents that the Company has not provided any tax advice to Executive in connection with this Agreement and that Executive has been advised by the Company to seek tax advice from Executive’s own tax advisors regarding this Agreement and payments that may be made to Executive pursuant to this Agreement.

Section 12. Set Off; Mitigation.

The Company’s obligation to pay Executive the amounts provided and to make the arrangements provided hereunder shall be subject to set-off, counterclaim, or recoupment of amounts owed by Executive to the Company or any other member of the Company Group; provided, however, that to the extent any amount so subject to set-off, counterclaim, or recoupment is payable in installments hereunder, such set-off, counterclaim, or recoupment shall not modify the applicable payment date of any installment, and to the extent an obligation cannot be satisfied by reduction of a single installment payment, any portion not satisfied shall remain an outstanding obligation of Executive and shall be applied to the next installment only at such time the installment is otherwise payable pursuant to the specified payment schedule.

Section 13. Additional Section 409A Provisions.

Notwithstanding any provision in this Agreement to the contrary:

(a) Any payment otherwise required to be made hereunder to Executive at any date as a result of the termination of Executive’s employment shall be delayed for such period of time as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code (the “Delay Period”). On the first business day following the expiration of the Delay Period, Executive shall be paid, in a single cash lump sum, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule set forth herein.

(b) Each payment in a series of payments hereunder shall be deemed to be a separate payment for purposes of Section 409A of the Code.

(c) To the extent that any right to reimbursement of expenses or payment of any benefit in-kind under this Agreement constitutes nonqualified deferred compensation (within the meaning of Section 409A of the Code), (i) any such expense reimbursement shall be made by the Company no later than the last day of the taxable year following the taxable year in which such expense was incurred by Executive, (ii) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (iii) the amount of expenses eligible for reimbursement or in-kind benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year; provided, that the foregoing clause shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Code solely because such expenses are subject to a limit related to the period the arrangement is in effect.

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(d) While the payments and benefits provided hereunder are intended to be structured in a manner to avoid the implication of any penalty taxes under Section 409A of the Code, in no event whatsoever shall the Company or any of its affiliates be liable for any additional tax, interest, or penalties that may be imposed on Executive as a result of Section 409A of the Code or any damages for failing to comply with Section 409A of the Code (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A of the Code).

Section 14. Successors and Assigns; No Third-Party Beneficiaries.

(a) The Company. This Agreement shall inure to the benefit of the Company and its successors and assigns and may be assigned freely by the Company to any affiliate or successor of the Company (including any purchaser of assets).

(b) Executive. Executive’s rights and obligations under this Agreement shall not be transferable by Executive by assignment or otherwise; provided, however, that if Executive shall die, all amounts then payable to Executive hereunder shall be paid in accordance with the terms of this Agreement to Executive’s devisee, legatee, or other designee, or if there be no such designee, to Executive’s estate.

(c) No Third-Party Beneficiaries. Except as otherwise set forth in Section 8(b) or Section 14(a) hereof, nothing expressed or referred to in this Agreement will be construed to give any Person other than the Company, the other members of the Company Group and Executive any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

Section 15. Waiver and Amendments.

Any waiver, alteration, amendment, or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by Executive and a duly authorized representative of the Company. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver. The failure of either party hereto to take any action by reason of any breach will not deprive such party of the right to take action at any time.

Section 16. Severability.

If any covenants or such other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction, (a) the remaining terms and provisions hereof shall be unimpaired, and (b) the invalid or unenforceable term or provision hereof shall be deemed replaced by a term or provision that is valid and enforceable to the maximum extent permitted by applicable law and that comes closest to expressing the intention of the invalid or unenforceable term or provision hereof.

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Section 17. Governing Law; Waiver of Jury Trial.

THIS AGREEMENT IS GOVERNED BY AND IS TO BE CONSTRUED UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. EACH OF THE PARTIES HERETO SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE COMMONWEALTH OF MASSACHUSETTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND AGREES NOT TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY OTHER COURT. EACH PARTY TO THIS AGREEMENT ALSO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS AGREEMENT.

Section 18. Notices.

(a) Place of Delivery. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom or which it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that unless and until some other address is so designated, all notices and communications by Executive to the Company shall be mailed or delivered to the Company at its principal executive office with attention to the Company’s General Counsel, and all notices and communications by the Company to Executive may be given to Executive personally or may be mailed to Executive at Executive’s last known address, as reflected in the Company’s records.

(b) Date of Delivery. Any notice so addressed shall be deemed to be given (i) if delivered by hand, on the date of such delivery, (ii) if mailed by courier or by overnight mail, on the first business day following the date of such mailing, and (iii) if mailed by registered or certified mail, on the third business day after the date of such mailing.

Section 19. Section Headings; Construction and Interpretation.

The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof or affect the meaning or interpretation of this Agreement or of any term or provision hereof. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (iv) all references herein to Sections shall be construed to refer to Sections of this Agreement unless otherwise noted. The recitals hereto are hereby incorporated herein.

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Section 20. Entire Agreement.

This Agreement, the Non-Interference Agreement and the General Release together with any other exhibits attached hereto, constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof. This Agreement merges and supersedes all prior negotiations, discussions, representations, proposals, correspondence, communications, understandings, and agreements between the parties relating to the subject matter of this Agreement; provided, however, that the provisions of this Agreement are in addition to and complement (and do not replace or supersede) any other written agreement(s) or parts thereof between Executive and any member of the Company Group that create restrictions on Executive with respect to confidentiality, non-disclosure, non-competition, non-solicitation, non-interference or non-disparagement. The parties represent that, in executing this Agreement, each party has not relied upon any representation or statement made by the other party, other than those set forth in this Agreement, with regard to the subject matter, basis, or effect of this Agreement.

Section 21. Survival of Operative Sections.

Upon any termination of Executive’s employment, the provisions of Section 8 through Section 22 of this Agreement (together with any related definitions set forth in Section 1 hereof) shall survive to the extent necessary to give effect to the provisions thereof.

Section 22. Counterparts.

This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or electronic (including by means of facsimile or email transmission) signature.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

COMPANY

ATLAS TECHNICAL CONSULTANTS, LLC

By:	/s/ L. Joe Boyer
Name:	L. Joe Boyer
Title:	Chief Executive Officer

Signature Page to Employment Agreement

EXECUTIVE

/s/ David Quinn
David Quinn

Signature Page to Employment Agreement

APPENDIX A
Definitions

(a) “Accrued Obligations” shall mean (i) all accrued but unpaid Base Compensation through the date of termination of Executive’s employment, (ii) any unpaid or unreimbursed expenses incurred in accordance with Section 7 hereof through the date of termination of Executive’s employment, (iii) any benefits provided under the Company’s employee benefit plans upon a termination of employment, in accordance with the terms contained therein, and (iv) rights with respect to equity of the Company Group, subject to, and in accordance with, the terms and conditions of the Plan and any subscription, grant or similar agreement relating to such equity.

(b) “Agreement” shall have the meaning set forth in the preamble hereto.

(c) “Annual Bonus” shall have the meaning set forth in Section 4(b).

(d) “Atlas” shall have the meaning set forth in Section 4(c).

(e) “Base Compensation” shall mean the annual salary provided for in Section 4(a).

(f) “Board” shall mean the Board of Directors of Atlas.

(g) “Cause” shall mean (i) Executive’s act(s) of gross negligence or willful misconduct in the course of Executive’s employment hereunder, (ii) willful failure or refusal by Executive to perform Executive’s duties or responsibilities to the Company Group or to follow the lawful directives of the Chief Executive Officer or its designee (other than as a result of death or Permanent Disability), (iii) misappropriation (or attempted misappropriation) by Executive of any assets or business opportunities of the Company or any other member of the Company Group, (iv) Executive’s commission of indictment for, conviction of or pleading guilty or nolo contendere to any felony or any crime involving moral turpitude, (v) Executive’s failure to cooperate in any material way with any audit or investigation of the business or financial practices of the Company Group, (vi) Executive’s commitment of (or attempting to commit) any act of theft, embezzlement, fraud, malfeasance, dishonesty or misappropriation of the Company Group’s property, (vii) Executive’s breach of this Agreement, the Non-Interference Agreement or any other non-competition, non-solicitation, confidentiality, non-disparagement or other restrictive covenant provisions relating to any member of the Company Group by which the Executive may be bound, or any other agreement between Executive, on the one hand, and a member of the Company Group, on the other hand, (viii) Executive’s material violation of the Company’s code of conduct or other written policy or (ix) Executive’s deliberate misconduct which is reasonably likely to be materially damaging to any member of the Company Group.

(h) “Change in Control” shall have the meaning set forth in the Plan.

(i) “COBRA” shall mean Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA.

Appendix A to Employment Agreement

(j) “Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(k) “Company” shall have the meaning set forth in the preamble hereto.

(l) “Company Group” shall mean, collectively, the Company, Atlas and their respective subsidiaries and affiliates.

(m) “Delay Period” shall have the meaning set forth in Section 13(a) hereof.

(n) “Executive” shall have the meaning set forth in the preamble hereto.

(o) “Good Reason” shall mean, without Executive’s consent, (i)  a material and ongoing diminution in Executive’s title, duties or responsibilities as set forth in Section 3 hereof, measured as of the date hereof (ii) the relocation of Executive’s principal place of employment (as provided in Section 3(c) hereof) more than twenty-five (25) miles from its current location or (iii) any other material breach of a provision of this Agreement by the Company (other than a provision that is covered by clause (i) or (ii) above); provided, that none of the foregoing events shall constitute Good Reason unless the Company fails to cure such event within thirty (30) days after receipt from the Executive of written notice of the event which constitutes Good Reason as contemplated in Section 8(e), which written notice shall give reasonable specificity in the nature of the circumstances determined by the Executive in good faith to constitute Good Reason; and provided, further, that “Good Reason” shall cease to exist for an event on the sixtieth (60th) day following the occurrence of such event, unless the Executive has given the Company written notice thereof prior to such date. Executive acknowledges and agrees that Executive’s exclusive remedy in the event of any breach of this Agreement shall be to assert Good Reason pursuant to the terms and conditions of Section 8(e) hereof. Notwithstanding the foregoing, during the Term of Employment, in the event that the Company reasonably believes that Executive may have engaged in conduct that could constitute Cause hereunder, the Company may, in its sole and absolute discretion, suspend Executive from performing Executive’s duties hereunder, and in no event shall any such suspension constitute an event pursuant to which Executive may terminate employment with Good Reason or otherwise constitute a breach hereunder; provided, that no such suspension shall alter the Company’s obligations under this Agreement during such period of suspension.

(p) “Initial Term of Employment” shall mean the period specified in Section 2 hereof.

(q) “Non-Interference Agreement” shall mean the Confidentiality, Non-Interference, and Invention Assignment Agreement dated as of the date hereof, by and between the Company and Executive, and attached hereto as Exhibit C.

(r) “Permanent Disability” shall mean any physical or mental disability or infirmity of Executive that prevents, or, in the good faith determination of the Board, would be reasonably likely to prevent, the performance of Executive’s duties for a period of (i) ninety (90) consecutive days or (ii) one hundred twenty (120) non-consecutive days during any twelve (12) month period. Any question as to the existence, extent, or potentiality of Executive’s Permanent Disability shall be determined by the Board in good faith.

Appendix A to Employment Agreement

(s) “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust (charitable or non-charitable), unincorporated organization, or other form of business entity.

(t) “Severance” shall mean an amount equal to one hundred percent (100%) of Executive’s then-applicable Base Compensation.

(u) “Severance Benefits” shall have the meaning set forth in Section 8(i) hereof.

(v) “Severance Term” shall mean the twelve (12) month period following Executive’s termination of employment.

(w) “Term of Employment” shall mean the Initial Term of Employment and the period of any extension thereof in accordance with Section 2 hereof.

Appendix A to Employment Agreement

Exhibit A

Employee Terms

Executive Name	Position	Base Compensation	Target Bonus Opportunity
David Quinn	Chief Financial Officer	$370,000	75%

Exhibit A to Employment Agreement

Exhibit B

General Release

(Please see attached)

Exhibit B to Employment Agreement

GENERAL RELEASE

As a condition precedent to Atlas Technical Consultants, LLC, a Delaware limited liability company (the “Company”) providing the consideration set forth in Section 8[(d)/(e)/(h)] of the Employment Agreement, by and between the Company and Executive, dated May 11, 2020 (the “Employment Agreement”), to which this General Release is attached as Exhibit B (this “Release”), to the undersigned executive (“Executive”), Executive hereby agrees to the terms of this Release as follows:

1. Release.

(a) Subject to Section 1(c) below, Executive, on behalf of Executive and Executive’s heirs, executors, administrators, successors and assigns, hereby voluntarily, unconditionally, irrevocably and absolutely releases and discharges the Company, its parent, and each of their subsidiaries, affiliates, and all of their past and present employees, officers, directors, agents, owners, shareholders, representatives, members, attorneys, insurers and benefit plans, and all of their successors and assigns (collectively, the “Released Parties”), from any and all claims, demands, causes of action, suits, controversies, actions, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, any other damages, claims for costs and attorneys’ fees, losses or liabilities of any nature whatsoever in law and in equity and any other liabilities, known or unknown, suspected or unsuspected of any nature whatsoever (hereinafter, “Claims”) that Executive has or may have against the Released Parties: (i) from the beginning of time through the date upon which Executive signs this Release; (ii) arising from or in any way related to Executive’s employment or termination of employment with any Released Parties; (iii) arising from or in any way related to any agreement with any Released Parties, including the Employment Agreement (other than Section 8[(d)/(e)/(h)] of the Employment Agreement); and/or (iv) arising from or in any way related to awards, policies, plans, programs or practices of any Released Parties that may apply to Executive or in which Executive may participate, in each case, including, but not limited to, under any federal, state or local law, act, statute, code, order, judgment, injunction, ruling, decree or writ, ordinance or regulation, including, but not limited to, any Claims under including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; the Rehabilitation Act; the Sarbanes-Oxley Act; the Fair Credit Reporting Act; the Equal Pay Act; the National Labor Relations Act; to the extent permitted by applicable law, any whistleblower, relator, False Claims Act or qui tam claims and/or any personal right to recovery under such claims; the Occupational Safety and Health Act; any applicable Executive Order Programs; the Fair Labor Standards Act; the Massachusetts Fair Employment Practices Law; the Massachusetts Civil Rights Act; the Massachusetts Equal Rights Act; the Minimum Fair Wage Law; the Massachusetts Wage Act (as further described in sub-section (b), below); the Massachusetts Equal Pay Act; the Massachusetts Parental Leave Law; the Massachusetts Small Necessities Leave Act; any claims arising under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters.

Exhibit B to Employment Agreement

(b) Massachusetts Wage Act Waiver. Executive agrees that this release includes claims against the Company and the Released Parties under Mass. Gen. Laws c. 149 Section 148, et. seq. (the Massachusetts Wage Act). These claims include, but are not limited to, claims for failure to pay earned wages, failure to pay overtime, failure to pay earned commissions, failure to timely pay wages, failure to pay accrued vacation or holiday pay, failure to furnish appropriate pay stubs, improper wage deductions, and failure to provide proper check-cashing facilities.

(c) Executive understands that Executive may later discover claims or facts that may be different than, or in addition to, those which Executive now knows or believes to exist with regards to the subject matter of this Release and the releases in this Section 1, and which, if known at the time of executing this Release, may have materially affected this Release or Executive’s decision to enter into it. Executive hereby waives any right or claim that might arise as a result of such different or additional claims or facts.

(d) This Release is not intended to bar or affect (i) any Claims that may not be waived by private agreement under applicable law, such as claims for workers’ compensation or unemployment insurance benefits, (ii) vested rights under the Company’s 401(k) or pension plan, (iii) any Claim relating to directors’ and officers’ liability insurance coverage or any right of indemnification under the Company’s organizational documents or otherwise to which Executive is entitled, (iv) any right to the payments and benefits set forth in Section 8[(d)/(e)/(h)] of the Employment Agreement, and/or (v) any Accrued Obligations (as such term is defined in the Employment Agreement).

(e) Nothing in this Release is intended to prohibit or restrict Executive’s right to file a charge with, or participate in a charge by, the Equal Employment Opportunity Commission or any other administrative body or governmental agency; provided, however, that Executive hereby waives the right to recover any monetary damages or other relief against any Released Parties to the fullest extent permitted by law, excepting any benefit or remedy to which Executive is or becomes entitled to pursuant to Section 922 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(f) Notwithstanding anything in this Release to the contrary, Executive’s release of Claims under the ADEA (the “ADEA Release”) shall only become effective upon: (i) Executive’s separate signature set forth on the signature page of this Release reflecting his assent to his release of Claims under the ADEA and (ii) the occurrence of the ADEA Release Effective Date.

(g) Executive represents that Executive has made no assignment or transfer of any right or Claim covered by this Section 1 and that Executive further agrees that he is not aware of any such right or Claim covered by this Section 1.

Exhibit B to Employment Agreement

2. Return of Company Property. Executive acknowledges that Executive has complied with Section 3 of the Confidentiality, Non-Interference and Invention Assignment Agreement, by and between the Company and Executive, dated May [●], 2020 (the “Non-Interference Agreement”). If Executive discovers any property of the Released Parties in his possession after his termination of employment, Executive shall immediately return such property to the Company.

3. Nondisparagement. Subject to Section 7(b) below, Executive agrees not to, and to cause any business or entity controlled by Executive not to, (a) make any statement, written or oral, directly or indirectly, which in any way disparages the Released Parties in any manner whatsoever, or portrays the Released Parties in a negative light or would in any way place the Released Parties in disrepute and/or (b) encourage anyone else to disparage or criticize the Released Parties, or put them in a bad light.

4. Continuing Obligations. Executive acknowledges and agrees that he will comply with all applicable restrictive covenants contained in this Release, the Employment Agreement, the Non-Interference Agreement and any agreement contemplated by any of the foregoing at all times, and such provisions are expressly incorporated herein by reference (the “Continuing Obligations”). Executive acknowledges and agrees that he has not breached any of the Continuing Obligations.

5. Consultation/Voluntary Agreement. Executive acknowledges that the Company has advised Executive of Executive’s right to consult with an attorney prior to executing this Release. Executive has carefully read and fully understands all of the provisions of this Release. Executive is entering into this Release, knowingly, freely and voluntarily in exchange for good and valuable consideration to which Executive would not be entitled in the absence of executing and not revoking this Release.

6. Review and Revocation Period. Executive has been given [twenty-one (21)/ forty-five (45)] calendar days to consider the terms of this Release, although Executive may sign it at any time sooner. Executive has seven (7) calendar days after the date on which Executive executes this Release for purposes of the ADEA Release to revoke Executive’s consent to the ADEA Release. Such revocation must be in writing and must be e-mailed to [●] at [●]. Notice of such revocation of the ADEA Release must be received within the seven (7) calendar days referenced above. In the event of such revocation of the ADEA Release by Executive, with the exception of the ADEA Release (which shall become null and void), this Release shall otherwise remain fully effective. Provided that Executive does not revoke his execution of the ADEA Release within such seven (7) day revocation period, the “ADEA Release Effective Date” shall occur on the eighth calendar day after the date on which he signs the signature page of this Release reflecting Executive’s assent to the ADEA Release.

7. Confidentiality; Permitted Disclosures.

(a) Executive agrees that this Release and the Employment Agreement are confidential and agrees not to disclose any information regarding the terms of this Release or the Employment Agreement, except to his immediate family and any tax or legal counsel he has consulted regarding the meaning or effect hereof or as required by law, and Executive will instruct each of the foregoing not to disclose the same to anyone.

Exhibit B to Employment Agreement

(b) Nothing in this Release or any other agreement or Company policy shall prohibit or restrict Executive or his attorneys from: (i) making any disclosure of relevant and necessary information or documents in any action, investigation, or proceeding relating to this Release, or as required by law or legal process, including with respect to possible violations of law; (ii) participating, cooperating, or testifying in any action, investigation, or proceeding with, or providing information to, any governmental agency or legislative body, or any self-regulatory organization; or (iii) accepting any U.S. Securities and Exchange Commission awards. In addition, nothing in this Release or any other agreement or Company policy prohibits or restricts Executive from initiating communications with, or responding to any inquiry from, any administrative, governmental, regulatory or supervisory authority regarding any good faith concerns about possible violations of law or regulation. Pursuant to 18 U.S.C. § 1833(b), Executive will not be held criminally or civilly liable under any Federal or state trade secret law for the disclosure of a trade secret of the Company or its affiliates that (i) is made (x) in confidence to a Federal, state, or local government official, either directly or indirectly, or to Executive’s attorney and (y) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If Executive files a lawsuit (not otherwise waived by this Agreement) for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney and use the trade secret information in the court proceeding, if Executive files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement or any other agreement between the parties or any other policies of the Company or its affiliates is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section.

8. No Admission of Wrongdoing. Neither this Release, nor the furnishing of the consideration for this Release, shall be deemed or construed at any time to be an admission by the parties of any improper or unlawful conduct.

9. Third-Party Beneficiaries. Executive acknowledges and agrees that all Released Parties are third-party beneficiaries of this Release and have the right to enforce this Release.

10. Assignment. Executive shall not assign any rights, or delegate or subcontract any obligations, under this Release. The Company may freely assign its rights and obligations under this Release at any time to any successor or affiliate.

11. Governing Law. This Release shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, without regard to the application of any choice-of-law rules that would result in the application of another state’s laws. The parties irrevocably consent to the jurisdiction of, and exclusive venue in, the state and federal courts in Massachusetts with respect to any matters pertaining to, or arising from, this Release.

12. Savings Clause. If any term or provision of this Release is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Release or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision of this Release is invalid, illegal or unenforceable, this Release shall be enforceable as closely as possible to its intent of providing the Released Parties with a full release of all legally releasable claims through the date upon which Executive signs this Release.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

Exhibit B to Employment Agreement

IN WITNESS WHEREOF, Executive has executed this Release as of the below-indicated date(s).

THIS RELEASE MAY NOT BE SIGNED PRIOR TO EXECUTIVE’S LAST DAY OF EMPLOYMENT
EXECUTIVE

(Signature)
Date Executed:

ACKNOWLEDGED AND AGREED
WITH RESPECT TO ADEA RELEASE
EXECUTIVE

(Signature)
Date Executed:

Exhibit B to Employment Agreement

Exhibit C

Non-Interference Agreement

(Please see attached)

Exhibit C to Employment Agreement

CONFIDENTIALITY, NON-INTERFERENCE
AND INVENTION ASSIGNMENT AGREEMENT

This Confidentiality, Non-Interference and Invention Assignment Agreement (this “Non-Interference Agreement”) is made and entered into as of May 11, 2020, by and between Atlas Technical Consultants, LLC, a Delaware limited liability company (the “Company”), and the undersigned (the “Executive,” “me,” “my” or “I”), as a condition of my Employment Agreement, dated as of the date hereof, with the Company (the “Employment Agreement”). In consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, I agree to the terms and conditions of this Non-Interference Agreement:

W I T N E S S E T H:

WHEREAS, in connection with, and as a condition to the Company’s entry into the Employment Agreement, the Company and Executive desire to enter into this Non-Interference Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Company and Executive hereby agree as follows:

Section 1. Confidential Information.

(a) Company Group Information. I acknowledge that, during the course of my employment with or provision of services to the Company, Atlas Technical Consultants, Inc. or any of their respective affiliates, subsidiaries and successors (collectively, the “Company Group”), I will have access to information about the Company Group and that my employment with or provision of services to any member of the Company Group shall bring me into close contact with confidential and proprietary information of the Company Group. In recognition of the foregoing, I agree, at all times during the term of my employment with or provision of services to any member of the Company Group and at all times thereafter, to hold in confidence, and not to use, except for the benefit of the Company Group, or to disclose to any Person, firm, corporation, or other entity without written authorization of a duly authorized representative of the Company, any Confidential Information that I obtain or create. I further agree not to make copies of such Confidential Information except as authorized by the Company. I understand that “Confidential Information” means information that the Company Group has or will develop, acquire, create, compile, discover, or own, that has value in or to the business of the Company Group that is not generally known and that the Company Group wishes to maintain as confidential. I understand that Confidential Information includes, but is not limited to, any and all non-public information that relates to the actual or anticipated business and/or products, research, or development of the Company Group, or to the technical data, trade secrets, or know-how of the Company Group, including, but not limited to, research, development or product plans, or other information regarding the products or services and markets of the Company Group, customer lists, and customers (including, but not limited to, customers of the Company Group on whom I called or with whom I may become acquainted during the term of my employment or provision of services to the Company Group), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, drilling plans, acquisition strategies, marketing, finances, and other business information disclosed by the Company Group either directly or indirectly in writing, orally, or by drawings or inspection of premises, parts, equipment, or other property of the Company Group. Notwithstanding the foregoing, and subject to Section 10 below, Confidential Information shall not include (i) any of the foregoing items that have become publicly and widely known through no unauthorized disclosure by me or others who were under confidentiality obligations as to the item or items involved or (ii) any information that I am required to disclose to, or by, any governmental or judicial authority.

(b) Permitted Disclosures. Nothing in this Non-Interference Agreement or any other agreement between the parties or any other policies of the Company Group shall prohibit or restrict me or my attorneys from: (a) making any disclosure of relevant and necessary information or documents in any action, investigation, or proceeding relating to this Non-Interference Agreement, or as required by law or legal process, including with respect to possible violations of law; (b) participating, cooperating, or testifying in any action, investigation, or proceeding with, or providing information to, any governmental agency or legislative body, any self-regulatory organization, and/or pursuant to the Sarbanes-Oxley Act; or (c) accepting any U.S. Securities and Exchange Commission awards. In addition, nothing in this Non-Interference Agreement or any other agreement between the parties or any other policies of the Company Group prohibits or restricts me from initiating communications with, or responding to any inquiry from, any regulatory or supervisory authority regarding any good faith concerns about possible violations of law or regulation. Pursuant to 18 U.S.C. § 1833(b), I will not be held criminally or civilly liable under any Federal or state trade secret law for the disclosure of a trade secret of the Company Group that (i) is made (x) in confidence to a Federal, state, or local government official, either directly or indirectly, or to my attorney and (y) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If I file a lawsuit for retaliation by the Company Group for reporting a suspected violation of law, I may disclose the trade secret to my attorney and use the trade secret information in the court proceeding, if I file any document containing the trade secret under seal, and do not disclose the trade secret, except pursuant to court order. Nothing in this Non-Interference Agreement or any other agreement between the parties or any other policies of the Company Group is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section.

(c) Former Employer Information. I represent that my performance of all or any duties, responsibilities, and activities of employment, and my provision of services to the Company Group has not breached and will not breach any agreement to keep in confidence proprietary information, knowledge, or data acquired by me in confidence or trust prior or subsequent to the commencement of my employment with or provision of services to any member of the Company Group, and I will not disclose to any member of the Company Group, or induce any such Person to use, any developments, or confidential or proprietary information or material I may have obtained in connection with employment with any prior employer in violation of a confidentiality agreement, nondisclosure agreement, or similar agreement with such prior employer.

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Section 2. Developments.

(a) Developments Retained and Licensed. I have attached hereto, as Schedule A, an executed list describing with particularity all developments, original works of authorship, improvements, and trade secrets that were created or owned by me prior to the commencement of my employment (collectively referred to as “Prior Developments”), that belong solely to me or belong to me jointly with another, that relate in any way to any of the proposed businesses, products, or research and development of the Company Group, and that are not assigned to the Company hereunder, or if no such list is attached, I represent that there are no such Prior Developments. If, during any period during which I perform or performed services for the Company Group, both before or after the date hereof (the “Assignment Period”), whether as an officer, employee, director, independent contractor, consultant, or agent, or in any other capacity, I incorporate (or have incorporated) into a Company Group product or process a Prior Development owned by me or in which I have an interest, I hereby grant the Company Group, and the Company Group shall have, a non-exclusive, royalty-free, irrevocable, perpetual, transferable worldwide license (with the right to sublicense) to make, have made, copy, modify, make derivative works of, use, sell, and otherwise distribute such Prior Development as part of or in connection with such product or process.

(b) Assignment of Developments. I agree that I will, without additional compensation, promptly make full written disclosure to the Company, and will hold in trust for the sole right and benefit of the Company Group, all developments, original works of authorship, inventions, concepts, know-how, improvements, trade secrets, and similar proprietary rights, whether or not patentable or registrable under copyright or similar laws, which I may (or have previously) solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the Assignment Period, whether or not during regular working hours, provided they either (i) relate at the time of conception or reduction to practice of the invention to the business of the Company Group, or actual or demonstrably anticipated research or development of the Company Group; (ii) result from or relate to any work performed for the Company Group; or (iii) are developed through the use of equipment, supplies, or facilities of the Company Group, or any Confidential Information, or in consultation with personnel of the Company Group (collectively referred to as “Developments”). I further acknowledge that all Developments made by me (solely or jointly with others) within the scope of and during the Assignment Period are “works made for hire” (to the greatest extent permitted by applicable law) for which I am, in part, compensated by the compensation payable to me under the Employment Agreement unless regulated otherwise by law, but that, in the event any such Development is deemed not to be a work made for hire, I hereby assign to the Company Group, or its designee, all my right, title, and interest throughout the world in and to any such Development.

(c) Maintenance of Records. I agree to keep and maintain adequate and current written records of all Developments made by me (solely or jointly with others) during the Assignment Period. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, or any other format. The records will be available to and remain the sole property of the Company Group at all times. I agree not to remove such records from the Company’s place of business except as expressly permitted by Company policy, which may, from time to time, be revised at the sole election of the Company for the purpose of furthering the business of the Company Group.

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(d) Intellectual Property Rights. I agree to assist the Company Group, or its designee, at the Company’s expense, in every way to secure the rights of the Company Group in the Developments and any copyrights, patents, trademarks, service marks, database rights, domain names, mask work rights, moral rights, and other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments that the Company shall deem necessary in order to apply for, obtain, maintain, and transfer such rights and in order to assign and convey to the Company Group the sole and exclusive right, title, and interest in and to such Developments, and any intellectual property and other proprietary rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of the Assignment Period until the expiration of the last such intellectual property right to expire in any country of the world; provided, however, the Company shall reimburse me for my reasonable expenses incurred in connection with carrying out the foregoing obligation. If the Company is unable because of my mental or physical incapacity or unavailability for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Developments or original works of authorship assigned to the Company Group as set forth above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact to act for and in my behalf and stead to execute and file any such applications or records and to do all other lawfully permitted acts to further the application for, or prosecution, issuance, maintenance, and transfer of, patent letters or registrations thereon with the same legal force and effect as if originally executed by me. I hereby waive and irrevocably quitclaim to the Company Group any and all claims, of any nature whatsoever, that I now or hereafter have for past, present, or future infringement of any and all proprietary rights assigned to the Company Group.

Section 3. Returning Company Group Documents. I agree that, at the time of termination of my employment with or provision of services to any member of the Company Group or at any other time as requested by the Company, I will deliver to the Company (and will not keep in my possession, recreate, or deliver to anyone else) any and all Confidential Information and all other documents, materials, information, and property developed by me pursuant to my employment or engagement with the Company Group or otherwise belonging to the Company Group. I agree further that any property situated on the Company Group’s premises and owned by the Company Group, including storage media, filing cabinets, and other work areas, is subject to inspection by personnel of the Company Group at any time with or without notice.

Section 4. Disclosure of Agreement. As long as it remains in effect, I will disclose the existence of this Non-Interference Agreement to any prospective employer, partner, co-venturer, investor, or lender prior to entering into an employment, partnership, or other business relationship with such Person.

Section 5. Restrictions on Interfering. I acknowledge and agree that the covenants contained in this Section 5 are in addition to, and not in lieu of, any similar restrictions that may exist in any other agreement between any member of the Company Group and me, as may be modified, amended, restated or amended and restated from time to time, and to the extent I am a party to such an agreement, the Company may elect to enforce the covenants contained therein without limiting the Company’s rights to enforce the covenants contained herein.

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(a) Non-Competition. In consideration of the Company Group’s willingness to offer me the payments and benefits provided in Sections 4(b) and 4(c) and Section 5 of my Employment Agreement (collectively, the “Consideration”), each of which is independent of my continuation of employment with the Company Group, I am willing to enter into the non-competition covenant contained in this Section 5(a). The provision of the Consideration to me is acknowledged and agreed by me and the Company Group to constitute “fair and reasonable” and “other mutually-agreed upon” consideration within the meaning of paragraphs (b)(ii) and (b)(vii) of the Massachusetts Noncompetition Agreement Act, Mass. Gen. Law c.149, §24L. During the period of my employment with or provision of services to the Company Group (the “Employment Period”) and the Post-Termination Restricted Period, I shall not, directly or indirectly, individually or on behalf of any Person, company, enterprise, or entity, or as a sole proprietor, partner, stockholder, director, officer, principal, agent, employee or executive, or in any other capacity or relationship, engage in (or take any preparatory steps to engage in) any Competitive Activities within the Restricted Area; provided, that in the event of a termination of my employment with the Company Group by any member of the Company Group without Cause (as defined in the Employment Agreement), this Section 5(a) shall not apply during the Post-Termination Restricted Period. Notwithstanding the foregoing, nothing herein shall prohibit me from investing in the publicly traded equity securities of a Person engaged in any Competitive Activities so long as I (i) am not a controlling person of, or a member of a group which controls, such Person, (ii) do not directly or indirectly own more than one percent (1%) of any class of securities of such Person and (iii) do not undertake any of the Competitive Activities with respect to such Person and otherwise have no active participation in the business of such Person.

(b) Non-Interference. During the Employment Period and the Post-Termination Restricted Period, I shall not, directly or indirectly for my own account or for the account of any other individual or entity, engage in Interfering Activities; provided, however, that if my termination of employment occurs within the two (2) year period immediately following a Change in Control (as defined in the Employment Agreement), this Section 5(b) shall apply for the period commencing on the date of the termination of the Employment Period and ending on the twenty-four (24) month anniversary of such date of termination.

(c) Definitions. For purposes of this Non-Interference Agreement:

(i) “Business Relation” shall mean any current or prospective client, customer, licensee, supplier, or other business relation of any member of the Company Group, or any such relation that was a client, customer, licensee or other business relation within the prior twelve (12) month period, in each case, with whom I transacted business, or about whom I learned non-public information through my employment with or provision of services to the Company Group, or who became clients, customers, licensees, suppliers, or other business relations of the Company Group during my employment with or provision of services to the Company Group, or whose identity became known to me in connection with my relationship with the Company Group, or employment by any member of the Company Group.

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(ii) “Competitive Activities” shall mean, directly or indirectly, rendering Services for (whether as an employee, consultant or otherwise) any business or enterprise that competes with the Company Group, which includes businesses or enterprises that provide professional and technical testing, inspection engineering and consulting services, or offer solutions relating to transportation, commercial, water, government and industrial markets.

(iii) “Interfering Activities” shall mean (A) encouraging, soliciting, or inducing, or in any manner attempting to encourage, solicit, or induce, any Person employed by, or providing consulting services to, any member of the Company Group to terminate such Person’s employment or services (or in the case of a consultant, materially reducing such services) with the Company Group; (B) hiring any individual who was employed by any member of the Company Group within the twelve (12) month period prior to the date of such hiring; or (C) encouraging, soliciting, or inducing, or in any manner attempting to encourage, solicit, or induct, any Business Relation to cease doing business with, reduce the amount of business conducted with, or alter the terms of the relationship with, the Company Group, or in any way interfering with the relationship between any such Business Relation and the Company Group.

(iv) “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust (charitable or non-charitable), unincorporated organization, or other form of business entity.

(v) “Post-Termination Restricted Period” shall mean the period commencing on the date of the termination of the Employment Period (whether for any reason or no reason and whether my employment is terminated at the option of the Company or me) and ending on the twelve (12) month anniversary of such date of termination.

(vi) “Restricted Area” shall mean those designated on Schedule B hereto.

(vii) “Services” shall mean the types of services provided by me during the last two (2) years of my employment with any member of the Company Group.

(d) Non-Disparagement. Subject to Section 10 below, I agree that during the Employment Period, and at all times thereafter, I will not, and will cause each of my affiliates not to, make, publish, or communicate any disparaging or defamatory comments regarding members of the Company Group or their respective current or former directors, officers, members, partners, employees, customers, suppliers or direct or indirect owners in any respect or make any comments concerning any aspect of my relationship with the Company Group or any conduct or events which precipitated any termination of my employment from or engagement with the Company Group.

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Section 6. Reasonableness of Restrictions.

I understand that the nature of my position gives me access to and knowledge of Confidential Information and places me in a position of trust and confidence with the Company Group and that I will benefit from the Company Group’s goodwill. I understand and acknowledge that the Company invested significant time and expense in developing the Confidential Information and goodwill. I acknowledge and recognize the highly competitive nature of the Company Group’s business, that access to Confidential Information renders me special and unique within the Company Group and Company Group’s industry, and that I will have the opportunity to develop substantial relationships with existing and prospective clients, accounts, customers, consultants, contractors, investors, and strategic partners of the Company Group during the course of and as a result of my employment with or provision of services to the Company Group. In exchange for my promises hereunder, the Company Group (a) is providing me with the Employment Agreement and (b) is promising to provide me, on an as-needed basis based on the Company’s business interests, with Confidential Information, introductions to, and contact with key customers of the Company Group and specialized training and further. I acknowledge and agree that such consideration is adequate and sufficient consideration for me to enter into this Non-Interference Agreement. I recognize and acknowledge that the restrictions and limitations set forth in this Non-Interference Agreement are reasonable and valid in geographical and temporal scope and in all other respects and are essential to protect the value of the business and assets of the Company Group. I further acknowledge that the restrictions and limitations set forth in this Non-Interference Agreement will not materially interfere with my ability to earn a living following the termination of my employment with or provision of services to the Company Group and that my ability to earn a livelihood without violating such restrictions is a material condition to my employment with or provision of services to any member of the Company Group.

Section 7. Independence; Severability; Blue Pencil.

Each of the rights enumerated in this Non-Interference Agreement shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to the Company or other members of the Company Group at law or in equity. If any of the provisions of this Non-Interference Agreement or any part of any of them is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of this Non-Interference Agreement, which shall be given full effect without regard to the invalid portions. If any of the covenants contained herein are held to be invalid or unenforceable because of the duration of such provisions or the area or scope covered thereby, I agree that the court making such determination shall have the power to reduce the duration, scope, and/or area of such provision to the maximum and/or broadest duration, scope, and/or area permissible by law, and in its reduced form, said provision shall then be enforceable. Furthermore, a determination in any jurisdiction that this Non-Interference Agreement, in whole or in part, is invalid or unenforceable shall not in any way affect or impair the validity, legality or enforceability of this Non-Interference Agreement in any other jurisdiction.

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Section 8. Injunctive Relief.

I expressly acknowledge that any breach or threatened breach of any of the terms and/or conditions set forth in this Non-Interference Agreement may result in substantial, continuing and irreparable injury to the Company Group. Therefore, I hereby agree that, in addition to any other remedy that may be available to the Company Group, the Company Group shall be entitled to seek injunctive relief, specific performance, or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of this Non-Interference Agreement without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach or the posting of a bond. Notwithstanding any other provision to the contrary, I acknowledge and agree that the Post-Termination Restricted Period shall be tolled during any period of violation of any of the covenants in Section 5 hereof and during any other period required for litigation during which the Company Group seeks to enforce such covenants against me if it is ultimately determined that I was in breach of such covenants.

Section 9. Cooperation.

I agree that, following any termination of my employment, I will continue to provide reasonable cooperation to the Company and/or other members of the Company Group and its or their respective counsel in connection with any internal or external claim, charge, audit, contractual dispute, investigation, administrative proceeding, or litigation relating to any matter that occurred during my employment in which I was involved, of which I have knowledge or on which I may be a witness. As a condition of such cooperation, the Company shall reimburse me for reasonable and documented out-of-pocket expenses incurred at the request of the Company with respect to my compliance with this Section 9 in accordance with Company policy regarding business expenses. I also agree that, in the event I am subpoenaed by any Person or entity (including, but not limited to, any government agency) to give testimony or provide documents (in a deposition, court proceeding, or otherwise), that in any way relates to my employment with or provision of services to the Company Group, I will give prompt notice of such request to the Company and, to the extent permitted by applicable law, will make no disclosure until the Company has had a reasonable opportunity to contest the right of the requesting Person or entity to such disclosure. I shall not encourage, counsel or assist any non-governmental attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges or complaints by any non-governmental third party against any member of the Company Group.

Section 10. Response to Subpoena, Court Order or Other Legal Process.

Nothing in this Non-Interference Agreement shall prohibit or restrict the Company, Executive or their respective attorneys from: (a) making any disclosure of relevant and necessary information or documents in any action, investigation, or proceeding relating to this Non-Interference Agreement, or as required by law or legal process, including with respect to possible violations of law; or (b) participating, cooperating, or testifying in any action, investigation, or proceeding with, or providing information to, any governmental agency or legislative body, any self-regulatory organization, and/or pursuant to the Sarbanes-Oxley Act; provided that, to the extent permitted by law, upon the Company’s or Executive’s receipt of any subpoena, court order, or other legal process compelling the disclosure of any such information or documents, such party agrees to give prompt written notice by hand delivery to the other party, and wait at least ten (10) days before responding to such subpoena, court order or other legal process, in order to permit such party to protect the interests in confidentiality to the fullest extent possible. In addition, nothing in this Non-Interference Agreement prohibits or restricts Executive or the Company from initiating communications with, or responding to any inquiry from, any regulatory or supervisory authority regarding any good faith concerns about possible violations of law or regulation.

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Section 11. General Provisions.

(a) Governing Law; Waiver of Jury Trial. AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL, THE PARTIES AGREE THAT THE VALIDITY, INTERPRETATION, CONSTRUCTION, AND PERFORMANCE OF THIS NON-INTERFERENCE AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE UNITED STATES OF AMERICA AND THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE BUSINESS LITIGATION SECTION OF THE SUFFOLK COUNTY SUPERIOR COURT SITTING IN THE COMMONWEALTH OF MASSACHUSETTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND AGREES NOT TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY OTHER COURT. BY EXECUTION OF THIS NON-INTERFERENCE AGREEMENT, I HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS NON-INTERFERENCE AGREEMENT. I ACKNOWLEDGE AND AGREE THAT I HAVE ENTERED INTO THIS SECTION 11(a) KNOWINGLY AND VOLUNTARILY AND AFTER CONSULTING WITH MY LEGAL COUNSEL. NOTWITHSTANDING ANYTHING IN THIS NON-INTERFERENCE AGREEMENT TO THE CONTRARY, I UNDERSTAND THAT MY AGREEMENT TO THIS SECTION 11(a) IS NOT A CONDITION TO MY EMPLOYMENT WITH THE COMPANY.

(b) Entire Agreement. Except as set forth in the Employment Agreement and any other documents contemplated by the foregoing, this Non-Interference Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions, negotiations, representations, proposals, agreements and understandings of every kind and nature between us. The parties represent that, in executing this Non-Interference Agreement, each party has not relied upon any representation or statement made by the other party, other than those set forth in this Non-Interference Agreement, with regard to the subject matter, basis, or effect of this Non-Interference Agreement. No modification or amendment to this Non-Interference Agreement, nor any waiver of any rights under this Non-Interference Agreement, will be effective unless in writing signed by the party to be charged. No waiver by either party of a breach of any provision of this Non-Interference Agreement by the other party, or of compliance with any condition or provision of this Non-Interference Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by such other party or any similar or dissimilar provision or condition at the same or any subsequent time. The failure of either party hereto to take any action by reason of any breach will not deprive such party of the right to take action at any time. Any subsequent change or changes in my duties, obligations, rights, or compensation will not affect the validity or scope of this Non-Interference Agreement.

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(c) No Right of Employment. I acknowledge and agree that nothing contained herein shall be construed as granting me any right to continued employment with or provision of services to the Company Group, and the right of the applicable member of the Company Group to terminate my employment with or provision of services to the Company Group at any time and for any reason, with or without cause, is specifically reserved.

(d) Successors and Assigns. This Non-Interference Agreement will be binding upon my heirs, executors, administrators, and other legal representatives and will be for the benefit of each of the Company and its successors and assigns. I shall not assign any rights, or delegate or subcontract any obligations, under this Non-Interference Agreement. I expressly acknowledge and agree that this Non-Interference Agreement may be assigned without my consent to any other member of the Company Group, as well as any successor of the Company, including any purchaser of all or substantially all of the assets of the Company.

(e) Survival. The provisions of this Non-Interference Agreement shall survive the termination of my employment with or provision of services to any member of the Company Group and/or the assignment of this Non-Interference Agreement by the Company to any successor in interest or other assignee.

(f) Counterparts. This Non-Interference Agreement may be executed simultaneously in counterparts, each of which shall be an original, but all of which shall constitute one and the same agreement. A faxed, .pdf-ed or electronic signature shall operate the same as an original signature.

(g) Counsel; Review Period. I acknowledge and agree that I have been advised of my right to consult with counsel prior to executing this Agreement and acknowledge that I have had the opportunity to review this Agreement for at least ten (10) business days prior to signing it.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Confidentiality, Non-Interference, and Invention Assignment Agreement as of the date first above written.

COMPANY

Atlas Technical Consultants, LLC

By:
Name:	L. Joe Boyer
Title:	Chief Executive Officer

Signature Page to Confidentiality, Non-Interference, and Invention Assignment Agreement

EXECUTIVE

David Quinn

Signature Page to Confidentiality, Non-Interference, and Invention Assignment Agreement

SCHEDULE A

LIST OF PRIOR DEVELOPMENTS

AND ORIGINAL WORKS OF AUTHORSHIP

EXCLUDED FROM SECTION 2

Title	Date	Identifying Number or Brief Description

____ No Developments or improvements

____ Additional Sheets Attached

Signature of Executive: _________________

Print Name of Executive: David Quinn

Date: ______________

SCHEDULE B

RESTRICTED AREA

1.	All counties in the states of Texas, Florida, Georgia, Alabama, Mississippi, Louisiana, Texas, California, Washington, Oregon, Colorado, New York, New Jersey and Massachusetts where I, directly or indirectly, provided services during the last two (2) years of my employment.

2.	Any location that is within 250 miles of a Company Group office in which I provided services during the last two (2) years of my employment.

Exhibit 10.3

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of May 11, 2020, by and between Atlas Technical Consultants LLC, a Delaware limited liability company (the “Company”), and the undersigned (the “Executive”), and shall be effective as of May 11, 2020 (the “Effective Date”).

W I T N E S S E T H:

WHEREAS, the Company and Executive are party to that certain employment agreement, dated as of November 16, 2017, as amended on October 1, 2019 (the “Prior Agreement”);

WHEREAS, the Company desires to continue to employ Executive pursuant to the terms of this Agreement, and Executive desires to enter into this Agreement and to accept such employment with the Company, in each case, subject to the terms and provisions of this Agreement; and

WHEREAS, the parties hereto intend that the Agreement shall supersede the Prior Agreement in its entirety.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Company and Executive hereby agree as follows:

Section 1. Definitions. Capitalized terms not otherwise defined in this Agreement shall have the meaning set forth on Appendix A attached hereto.

Section 2. Acceptance and Term of Employment.

(a) The Company agrees to employ Executive, and Executive agrees to continue to serve the Company, on the terms and conditions set forth herein. The term of Executive’s employment shall commence on the Effective Date and continue until December 31, 2021, unless earlier terminated pursuant to Section 8 hereof (the “Initial Term of Employment”); provided, that after the Initial Term of Employment, the Term of Employment shall automatically be extended for subsequent one (1) year periods until Executive’s employment is terminated by either party pursuant to Section 8 hereof; provided, however, that either party may elect not to so extend this Agreement beyond the then-current Term of Employment by giving written notice of non-renewal to the other party at least sixty (60) days prior to the end of the Term of Employment.

Section 3. Position, Duties and Responsibilities; Place of Performance.

(a) Position, Duties, and Responsibilities. During the Term of Employment, Executive shall be employed and serve in the position set forth on Exhibit A hereto under the heading “Position” at the Company (together with such other position or positions consistent with Executive’s title as the Chief Executive Officer shall specify from time to time) and shall have such duties and responsibilities commensurate with such title, including managing the day-to-day business activities of the Company and its subsidiaries (subject to operating guidelines and budgets established by the Chief Executive Officer from time to time). If requested, Executive also agrees to serve as an officer and/or director of any other member of the Company Group, in each case without additional compensation.

(b) Performance. Executive shall devote Executive’s full business time, attention, skill, and best efforts to the performance of Executive’s duties under this Agreement and shall not engage in any other business or occupation during the Term of Employment, including any activity that (x) conflicts with the interests of the Company or any other member of the Company Group, (y) interferes with the proper and efficient performance of Executive’s duties for the Company or (z) interferes with Executive’s exercise of judgment in the Company Group’s best interests. Notwithstanding the foregoing, nothing herein shall preclude Executive from (i) serving, with the prior written consent of the Board, as a member of the boards of directors or advisory boards (or their equivalents in the case of a non-corporate entity) of non-competing businesses and charitable organizations, (ii) engaging in charitable activities and community affairs, and (iii) managing Executive’s personal investments and affairs; provided, however, that the activities set out in clauses (i), (ii), and (iii) of this Section 3(b) shall be limited by Executive so as not to interfere, individually or in the aggregate, with the performance of Executive’s duties and responsibilities hereunder.

(c) Principal Place of Employment. Executive’s principal place of employment shall be in Austin, Texas, although Executive understands and agrees that Executive may be required to travel from time to time for business reasons.

Section 4. Compensation.

During the Term of Employment, Executive shall be entitled to the following compensation:

(a) Base Compensation. Executive shall be provided annualized Base Compensation, payable in accordance with the regular payroll practices of the Company, of the amount set forth on Exhibit A hereto under the heading “Base Compensation,” with adjustments, if any, as may be approved in writing by the Board.

(b) Annual Bonus. Executive shall be eligible to earn an annual bonus with respect to each fiscal year of the Company ending during the Term of Employment (pro-rated for any fractional years) (the “Annual Bonus”), subject to Section 8, in an amount up to the percentage of Executive’s Base Compensation set forth on Exhibit A hereto under the heading “Target Bonus Opportunity.” The amount of the Annual Bonus, including any related performance metrics, shall be determined by the Board in its sole discretion. The Annual Bonus, to the extent earned, shall be paid in the calendar year following the applicable performance year within thirty (30) days following the delivery of the Company’s internally consolidated financial statements prepared in accordance to US GAAP as historically applied by the Company for the relevant performance year.

(c) Incentive Equity Grant. During the Term of Employment, for the calendar years following the 2020 calendar year, the Board (in its sole discretion) may grant Executive incentive equity awards in Atlas Technical Consultants, Inc. (“Atlas”) pursuant to the terms of the Atlas Technical Consultants, Inc. 2019 Omnibus Incentive Plan, as may be amended or restated from time to time (the “Plan”). Executive’s awards, if any, shall be subject to the terms and conditions of the Plan and award agreement in all respects.

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Section 5. Employee Benefits.

During the Term of Employment, Executive shall be eligible to participate in health, insurance, retirement, and other benefits provided generally to similarly situated employees of the Company in accordance with the terms and conditions of such programs and plans. Executive shall also be entitled to six (6) weeks of paid time off, as well as holidays and any other benefits, in each case as are generally allowed to similarly situated employees of the Company in accordance with the Company’s policy as in effect from time to time. Executive shall be entitled to a $1,400.00 per month vehicle allowance, which includes continued use of Company gas card, and cell phone, in accordance with the Company’s policy, as in effect from time to time. Nothing contained herein shall be construed to limit the Company’s ability to amend, suspend, or terminate any employee benefit plan or policy at any time without providing Executive notice, and the right to do so is expressly reserved.

Section 6. Insurance.

At any time during the Term of Employment, the Company shall have the right to insure the life of Executive for the sole benefit of the Company, in such amounts and with such terms, as it may determine. All premiums payable thereon shall be the obligation of the Company. Executive shall have no interest in any such policy, but agrees to cooperate with the Company in procuring such insurance by submitting to physical examinations, supplying all information required by the insurance company, and executing all necessary documents; provided that no financial obligation is imposed on Executive by any such documents.

Section 7. Reimbursement of Business Expenses.

Executive is authorized to incur reasonable business expenses in carrying out Executive’s duties and responsibilities under this Agreement, and the Company shall promptly reimburse Executive for all such reasonable business expenses, subject to documentation in accordance with the Company’s policy, in each case, as in effect from time to time.

Section 8. Termination of Employment.

(a) General. The Term of Employment shall terminate upon the earliest to occur of: (i) subject to Section 8(b), Executive’s death, (ii) subject to Section 8(b), a termination by reason of a Permanent Disability, (iii) a termination by the Company with or without Cause, (iv) a termination by Executive with or without Good Reason and (v) non-renewal of the Term of Employment. Upon any termination of Executive’s employment for any reason, except as may otherwise be requested by the Company in writing and agreed upon in writing by Executive, Executive shall resign from any and all directorships, committee memberships, and any other positions Executive holds with the Company or any other member of the Company Group. Notwithstanding anything herein to the contrary, the payment (or commencement of a series of payments) hereunder of any nonqualified deferred compensation (within the meaning of Section 409A of the Code) upon a termination of employment shall be delayed until such time as Executive has also undergone a “separation from service” as defined in Treas. Reg. 1.409A-1(h), at which time such nonqualified deferred compensation (calculated as of the date of Executive’s termination of employment hereunder) shall be paid (or commence to be paid) to Executive on the schedule set forth in this Section 8 as if Executive had undergone such termination of employment (under the same circumstances) on the date of Executive’s ultimate “separation from service.”

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(b) Termination Due to Death or Permanent Disability. Executive’s employment shall terminate automatically upon Executive’s death. The Company may terminate Executive’s employment immediately upon the occurrence of a Permanent Disability, such termination to be effective upon Executive’s receipt of written notice of such termination. Upon Executive’s death or in the event that Executive’s employment is terminated due to Executive’s Permanent Disability, Executive or Executive’s estate or Executive’s beneficiaries, as the case may be, shall be entitled to:

(i) The Accrued Obligations;

(ii) The Severance, payable in ratable installments in accordance with the Company’s regular payroll practices during the Severance Term; and

(iii) The Annual Bonus, to the extent earned and pro-rated for any fractional years, payable in accordance with Section 4(b).

Following Executive’s death or a termination of Executive’s employment by reason of a Permanent Disability, except as set forth in this Section 8(b), Executive shall have no further rights to any compensation or any other benefits under this Agreement. For the avoidance of doubt, Executive’s sole and exclusive remedy in connection with a termination of employment due to death or Permanent Disability shall be receipt of the amounts and benefits set forth in clauses (i) through (iii) of Section 8(b) hereof.

(c) Termination by the Company for Cause.

(i) The Company may terminate Executive’s employment at any time for Cause, effective upon Executive’s receipt of written notice of such termination.

(ii) In the event that the Company terminates Executive’s employment for Cause, Executive shall be entitled only to the Accrued Obligations. Following such termination of Executive’s employment for Cause, except as set forth in this Section 8(c), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(d) Termination by the Company without Cause. The Company may terminate Executive’s employment at any time during the Term of Employment without Cause, effective upon Executive’s receipt of written notice of such termination. In the event that Executive’s employment is terminated by the Company without Cause (other than due to death or Permanent Disability) during the Term of Employment, Executive shall be entitled to:

(i) The Accrued Obligations;

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(ii) The Severance, payable in ratable installments in accordance with the Company’s regular payroll practices during the Severance Term;

(iii) The Annual Bonus, to the extent earned and pro-rated for any fractional years, payable in accordance with Section 4(b);

(iv) To the extent permissible under the Company’s group health plan and subject to (A) Executive’s timely election of continuation coverage under COBRA and continued COBRA eligibility and (B) Executive’s continued copayment of premiums at the same level and cost to Executive as if Executive were an employee of the Company (excluding, for purposes of calculating cost, an employee’s ability to pay premiums with pre-tax dollars), continuation, during the Severance Term (or if earlier, until the date that Executive becomes eligible to receive any health benefits as a result of subsequent employment or service during the Severance Term, with Executive being required to inform the Company within one (1) week of becoming eligible for group medical coverage from another employer), of health benefits provided to Executive and Executive’s dependents immediately prior to such termination, at the same cost applicable to active employees of the Company; and

(v) Accelerated vesting of any outstanding equity awards which were scheduled to vest within the following one (1) year after such date of Executive’s termination with any unvested performance-based awards deemed achieved at the greater of actual and target performance.

Following such termination of Executive’s employment by the Company without Cause, except as set forth in this Section 8(d), Executive shall have no further rights to any compensation or any other benefits under this Agreement. For the avoidance of doubt, Executive’s sole and exclusive remedy in connection with a termination of employment without Cause shall be receipt of the amounts and benefits set forth in clauses (i) through (v) of Section 8(d) hereof.

(e) Termination by Executive with Good Reason. Executive may terminate Executive’s employment with Good Reason during the Term of Employment by providing the Company thirty (30) days’ written notice setting forth in reasonable specificity the event that constitutes Good Reason, which written notice, to be effective, must be provided to the Company within sixty (60) days of the occurrence of such event. During such thirty (30) day notice period, the Company shall have a cure right and if not cured within such period, Executive’s termination will be effective upon the expiration of such cure period, and Executive shall be entitled to the same payments and benefits as provided in Section 8(d) hereof for a termination by the Company without Cause, subject to the same conditions on payment and benefits as described in Section 8(d) hereof. Following such termination of Executive’s employment by Executive with Good Reason, except as set forth in this Section 8(e), Executive shall have no further rights to any compensation or any other benefits under this Agreement. For the avoidance of doubt, Executive’s sole and exclusive remedy in connection with a termination of employment with Good Reason shall be receipt of the amounts and benefits set forth in clauses (i) through (v) of Section 8(d) hereof.

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(f) Termination by Executive without Good Reason. Executive may terminate Executive’s employment without Good Reason by providing the Company sixty (60) days’ written notice of such termination. In the event of a termination of employment by Executive under this Section 8(f), Executive shall be entitled only to the Accrued Obligations. In the event of termination of Executive’s employment under this Section 8(f), the Company may, in its sole and absolute discretion, by written notice accelerate such date of termination without changing the characterization of such termination as a termination by Executive without Good Reason. Following such termination of Executive’s employment by Executive without Good Reason, except as set forth in this Section 8(f), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(g) Termination Due to Non-Renewal of the Term of Employment. In the event that either party terminates this Agreement by a notice of non-renewal of the then-current Term of Employment, as set forth in Section 2 hereof, Executive shall be entitled only to:

(i) The Accrued Obligations; and

(ii) Accelerated vesting of any outstanding equity awards which were scheduled to vest within the following one (1) year after such date of Executive’s termination with any unvested performance-based awards deemed achieved at the greater of actual and target performance.

Following such termination of Executive’s employment due to non-renewal of a Term of Employment, except as set forth in this Section 8(g), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(h) Termination in Connection with a Change in Control. In the event that (i) Executive’s employment is terminated by the Company without Cause as set forth in Section 8(d) or (ii) Executive terminates Executive’s employment with Good Reason as set forth in Section 8(e) within the ninety (90) day period prior to or the two (2) year period immediately following a Change in Control of the Company, Executive shall be entitled to:

(i) the receipt of the amounts and benefits set forth in clauses (i) through (iv) of Section 8(d); and

(ii) accelerated vesting of all outstanding equity awards, with any unvested performance-based awards deemed achieved at the greater of actual and target performance.

Following such termination of Executive’s employment by the Company without Cause or by Executive with Good Reason within the ninety (90) day period prior to or the two (2) year period immediately following a Change in Control of the Company, except as set forth in this Section 8(h), Executive shall have no further rights to any compensation or any other benefits under this Agreement. For the avoidance of doubt, Executive’s sole and exclusive remedy in connection with a termination of employment by the Company without Cause or by Executive with Good Reason within the ninety (90) day period prior to or the two (2) year period immediately following a Change in Control of the Company shall be receipt of the amounts and benefits set forth in clauses (i) and (ii) of this Section 8(h).

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(i) Release. Notwithstanding any provision herein to the contrary, the payment of any amount or provision of any benefit pursuant to subsection (d), (e), (g) or (h) of this Section 8 (other than the Accrued Obligations) (collectively, the “Severance Benefits”) shall be conditioned upon Executive’s execution and delivery to the Company of an irrevocable Release of Claims in a form substantially similar to the form attached hereto as Exhibit B (the “General Release”) within sixty (60) days following the date of the Executive’s termination of employment hereunder, and non-revocation of the General Release (and the expiration of any revocation period contained in such General Release). If Executive fails to execute and deliver an irrevocable General Release prior to the end of such sixty (60) day period, or timely revokes Executive’s acceptance of such General Release following its execution, Executive shall not be entitled to any of the Severance Benefits. Further, to the extent that any of the Severance Benefits constitutes “nonqualified deferred compensation” for purposes of Section 409A of the Code, any payment of any amount or provision of any benefit otherwise scheduled to occur prior to the sixtieth (60th) day following the date of Executive’s termination of employment hereunder, but for the condition on executing the General Release as set forth herein, shall not be made until the first regularly scheduled payroll date following such sixtieth (60th) day, after which any remaining Severance Benefits shall thereafter be provided to Executive according to the applicable schedule set forth herein.

(j) Repayment of Severance Benefits. Notwithstanding anything in this Agreement to the contrary (including this Section 8), in the event that Executive breaches any provision of the Non-Interference Agreement or the General Release, (i) the Severance Benefits shall immediately terminate, and the Company shall have no further obligations to Executive with respect thereto and (ii) Executive shall promptly repay all Severance Benefits previously received by Executive or Executive’s dependents to the Company.

Section 9. Non-Interference Agreement.

As a condition of Executive’s employment with the Company and the effectiveness of this Agreement, Executive has, on or prior to the date hereof, executed and delivered to the Company the Non-Interference Agreement, which is incorporated herein by reference.

Section 10. Representations and Warranties of Executive.

Executive represents and warrants to the Company that:

(a) Executive is entering into this Agreement voluntarily and that Executive’s employment hereunder and compliance with the terms and conditions hereof will not conflict with or result in the breach by Executive of any agreement to which Executive is a party or by which Executive may be bound;

(b) Executive has not violated, and in connection with Executive’s employment with the Company will not violate, any non-solicitation, non-interference, non-competition, confidentiality or other similar covenant or agreement of a prior employer by which Executive is or may be bound;

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(c) In connection with Executive’s employment with the Company, Executive will not use or disclose any trade secret, confidential and/or proprietary information Executive may have obtained in connection with employment with any prior employer; and

(d) None of the Company, or any other member of the Company Group or any of their respective representatives, has provided any legal advice to Executive in connection with this Agreement and that Executive has been advised by the Company to seek, and Executive has sought, legal advice from Executive’s own legal counsel regarding this Agreement.

Section 11. Taxes; Deductions.

The Company may withhold from any payments made under this Agreement all applicable taxes, including but not limited to income, employment, and social insurance taxes, as shall be required by law and all required or authorized deductions. Executive acknowledges and represents that the Company has not provided any tax advice to Executive in connection with this Agreement and that Executive has been advised by the Company to seek tax advice from Executive’s own tax advisors regarding this Agreement and payments that may be made to Executive pursuant to this Agreement.

Section 12. Set Off; Mitigation.

The Company’s obligation to pay Executive the amounts provided and to make the arrangements provided hereunder shall be subject to set-off, counterclaim, or recoupment of amounts owed by Executive to the Company or any other member of the Company Group; provided, however, that to the extent any amount so subject to set-off, counterclaim, or recoupment is payable in installments hereunder, such set-off, counterclaim, or recoupment shall not modify the applicable payment date of any installment, and to the extent an obligation cannot be satisfied by reduction of a single installment payment, any portion not satisfied shall remain an outstanding obligation of Executive and shall be applied to the next installment only at such time the installment is otherwise payable pursuant to the specified payment schedule.

Section 13. Additional Section 409A Provisions.

Notwithstanding any provision in this Agreement to the contrary:

(a) Any payment otherwise required to be made hereunder to Executive at any date as a result of the termination of Executive’s employment shall be delayed for such period of time as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code (the “Delay Period”). On the first business day following the expiration of the Delay Period, Executive shall be paid, in a single cash lump sum, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule set forth herein.

(b) Each payment in a series of payments hereunder shall be deemed to be a separate payment for purposes of Section 409A of the Code.

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(c) To the extent that any right to reimbursement of expenses or payment of any benefit in-kind under this Agreement constitutes nonqualified deferred compensation (within the meaning of Section 409A of the Code), (i) any such expense reimbursement shall be made by the Company no later than the last day of the taxable year following the taxable year in which such expense was incurred by Executive, (ii) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (iii) the amount of expenses eligible for reimbursement or in-kind benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year; provided, that the foregoing clause shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Code solely because such expenses are subject to a limit related to the period the arrangement is in effect.

(d) While the payments and benefits provided hereunder are intended to be structured in a manner to avoid the implication of any penalty taxes under Section 409A of the Code, in no event whatsoever shall the Company or any of its affiliates be liable for any additional tax, interest, or penalties that may be imposed on Executive as a result of Section 409A of the Code or any damages for failing to comply with Section 409A of the Code (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A of the Code).

Section 14. Successors and Assigns; No Third-Party Beneficiaries.

(a) The Company. This Agreement shall inure to the benefit of the Company and its successors and assigns and may be assigned freely by the Company to any affiliate or successor of the Company (including any purchaser of assets).

(b) Executive. Executive’s rights and obligations under this Agreement shall not be transferable by Executive by assignment or otherwise; provided, however, that if Executive shall die, all amounts then payable to Executive hereunder shall be paid in accordance with the terms of this Agreement to Executive’s devisee, legatee, or other designee, or if there be no such designee, to Executive’s estate.

(c) No Third-Party Beneficiaries. Except as otherwise set forth in Section 8(b) or Section 14(a) hereof, nothing expressed or referred to in this Agreement will be construed to give any Person other than the Company, the other members of the Company Group and Executive any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

Section 15. Waiver and Amendments.

Any waiver, alteration, amendment, or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by Executive and a duly authorized representative of the Company. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver. The failure of either party hereto to take any action by reason of any breach will not deprive such party of the right to take action at any time.

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Section 16. Severability.

If any covenants or such other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction, (a) the remaining terms and provisions hereof shall be unimpaired, and (b) the invalid or unenforceable term or provision hereof shall be deemed replaced by a term or provision that is valid and enforceable to the maximum extent permitted by applicable law and that comes closest to expressing the intention of the invalid or unenforceable term or provision hereof.

Section 17. Governing Law; Waiver of Jury Trial.

THIS AGREEMENT IS GOVERNED BY AND IS TO BE CONSTRUED UNDER THE LAWS OF THE STATE OF TEXAS. EACH OF THE PARTIES HERETO SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF TEXAS, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND AGREES NOT TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY OTHER COURT. EACH PARTY TO THIS AGREEMENT ALSO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS AGREEMENT.

Section 18. Notices.

(a) Place of Delivery. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom or which it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that unless and until some other address is so designated, all notices and communications by Executive to the Company shall be mailed or delivered to the Company at its principal executive office with attention to the Company’s General Counsel, and all notices and communications by the Company to Executive may be given to Executive personally or may be mailed to Executive at Executive’s last known address, as reflected in the Company’s records.

(b) Date of Delivery. Any notice so addressed shall be deemed to be given (i) if delivered by hand, on the date of such delivery, (ii) if mailed by courier or by overnight mail, on the first business day following the date of such mailing, and (iii) if mailed by registered or certified mail, on the third business day after the date of such mailing.

Section 19. Section Headings; Construction and Interpretation.

The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof or affect the meaning or interpretation of this Agreement or of any term or provision hereof. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (iv) all references herein to Sections shall be construed to refer to Sections of this Agreement unless otherwise noted. The recitals hereto are hereby incorporated herein.

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Section 20. Entire Agreement.

This Agreement, the Non-Interference Agreement and the General Release together with any other exhibits attached hereto, constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof. This Agreement merges and supersedes all prior negotiations, discussions, representations, proposals, correspondence, communications, understandings, and agreements between the parties relating to the subject matter of this Agreement, including, but not limited to, the Prior Agreement; provided, however, that the provisions of this Agreement are in addition to and complement (and do not replace or supersede) any other written agreement(s) or parts thereof between Executive and any member of the Company Group that create restrictions on Executive with respect to confidentiality, non-disclosure, non-competition, non-solicitation, non-interference or non-disparagement, including, but not limited to, that certain Non-Interference Agreement between the Company and Executive dated November 16, 2017. Executive acknowledges and agrees that the Prior Agreement, and any other employment agreement between Executive and any member of the Company Group, is hereby terminated and any obligations of the Company or any member of the Company Group to Executive thereunder have been satisfied in full. The parties represent that, in executing this Agreement, each party has not relied upon any representation or statement made by the other party, other than those set forth in this Agreement, with regard to the subject matter, basis, or effect of this Agreement.

Section 21. Survival of Operative Sections.

Upon any termination of Executive’s employment, the provisions of Section 8 through Section 22 of this Agreement (together with any related definitions set forth in Section 1 hereof) shall survive to the extent necessary to give effect to the provisions thereof.

Section 22. Counterparts.

This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or electronic (including by means of facsimile or email transmission) signature.

*             *             *

11

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

COMPANY

ATLAS TECHNICAL CONSULTANTS LLC

By:	/s/ L. Joe Boyer
Name:	L. Joe Boyer
Title:	Chief Executive Officer

Signature Page to Employment Agreement

EXECUTIVE

/s/ Gary M. Cappa
Gary M. Cappa

Signature Page to Employment Agreement

APPENDIX A
Definitions

(a) “Accrued Obligations” shall mean (i) all accrued but unpaid Base Compensation through the date of termination of Executive’s employment, (ii) any unpaid or unreimbursed expenses incurred in accordance with Section 7 hereof through the date of termination of Executive’s employment, (iii) any benefits provided under the Company’s employee benefit plans upon a termination of employment, in accordance with the terms contained therein, and (iv) rights with respect to equity of the Company Group, subject to, and in accordance with, the terms and conditions of the Plan and any subscription, grant or similar agreement relating to such equity.

(b) “Agreement” shall have the meaning set forth in the preamble hereto.

(c) “Annual Bonus” shall have the meaning set forth in Section 4(b).

(d) “Atlas” shall have the meaning set forth in Section 4(c).

(e) “Base Compensation” shall mean the annual salary provided for in Section 4(a).

(f) “Board” shall mean the Board of Directors of Atlas.

(g) “Cause” shall mean (i) Executive’s act(s) of gross negligence or willful misconduct in the course of Executive’s employment hereunder, (ii) willful failure or refusal by Executive to perform Executive’s duties or responsibilities to the Company Group or to follow the lawful directives of the Chief Executive Officer or its designee (other than as a result of death or Permanent Disability), (iii) misappropriation (or attempted misappropriation) by Executive of any assets or business opportunities of the Company or any other member of the Company Group, (iv) Executive’s commission of indictment for, conviction of or pleading guilty or nolo contendere to any felony or any crime involving moral turpitude, (v) Executive’s failure to cooperate in any material way with any audit or investigation of the business or financial practices of the Company Group, (vi) Executive’s commitment of (or attempting to commit) any act of theft, embezzlement, fraud, malfeasance, dishonesty or misappropriation of the Company Group’s property, (vii) Executive’s breach of this Agreement, the Non-Interference Agreement or any other non-competition, non-solicitation, confidentiality, non-disparagement or other restrictive covenant provisions relating to any member of the Company Group by which the Executive may be bound, or any other agreement between Executive, on the one hand, and a member of the Company Group, on the other hand, (viii) Executive’s material violation of the Company’s code of conduct or other written policy or (ix) Executive’s deliberate misconduct which is reasonably likely to be materially damaging to any member of the Company Group.

(h) “Change in Control” shall have the meaning set forth in the Plan.

(i) “COBRA” shall mean Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA.

Appendix A to Employment Agreement

(j) “Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(k) “Company” shall have the meaning set forth in the preamble hereto.

(l) “Company Group” shall mean, collectively, the Company, Atlas and their respective subsidiaries and affiliates.

(m) “Delay Period” shall have the meaning set forth in Section 13(a) hereof.

(n) “Executive” shall have the meaning set forth in the preamble hereto.

(o) “Good Reason” shall mean, without Executive’s consent, (i)  a material and ongoing diminution in Executive’s title, duties or responsibilities as set forth in Section 3 hereof, measured as of the date hereof (ii) the relocation of Executive’s principal place of employment (as provided in Section 3(c) hereof) more than twenty-five (25) miles from its current location or (iii) any other material breach of a provision of this Agreement by the Company (other than a provision that is covered by clause (i) or (ii) above); provided, that none of the foregoing events shall constitute Good Reason unless the Company fails to cure such event within thirty (30) days after receipt from the Executive of written notice of the event which constitutes Good Reason as contemplated in Section 8(e), which written notice shall give reasonable specificity in the nature of the circumstances determined by the Executive in good faith to constitute Good Reason; and provided, further, that “Good Reason” shall cease to exist for an event on the sixtieth (60th) day following the occurrence of such event, unless the Executive has given the Company written notice thereof prior to such date. Executive acknowledges and agrees that Executive’s exclusive remedy in the event of any breach of this Agreement shall be to assert Good Reason pursuant to the terms and conditions of Section 8(e) hereof. Notwithstanding the foregoing, during the Term of Employment, in the event that the Company reasonably believes that Executive may have engaged in conduct that could constitute Cause hereunder, the Company may, in its sole and absolute discretion, suspend Executive from performing Executive’s duties hereunder, and in no event shall any such suspension constitute an event pursuant to which Executive may terminate employment with Good Reason or otherwise constitute a breach hereunder; provided, that no such suspension shall alter the Company’s obligations under this Agreement during such period of suspension.

(p)  “Initial Term of Employment” shall mean the period specified in Section 2 hereof.

(q)  “Non-Interference Agreement” shall mean the Confidentiality, Non-Interference, and Invention Assignment Agreement dated as of the date hereof, by and between the Company and Executive, and attached hereto as Exhibit C.

(r) “Permanent Disability” shall mean any physical or mental disability or infirmity of Executive that prevents, or, in the good faith determination of the Board, would be reasonably likely to prevent, the performance of Executive’s duties for a period of (i) ninety (90) consecutive days or (ii) one hundred twenty (120) non-consecutive days during any twelve (12) month period. Any question as to the existence, extent, or potentiality of Executive’s Permanent Disability shall be determined by the Board in good faith.

Appendix A to Employment Agreement

(s) “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust (charitable or non-charitable), unincorporated organization, or other form of business entity.

(t) “Severance” shall mean an amount equal to one hundred percent (100%) of Executive’s then-applicable Base Compensation.

(u) “Severance Benefits” shall have the meaning set forth in Section 8(i) hereof.

(v) “Severance Term” shall mean the twelve (12) month period following Executive’s termination of employment.

(w) “Term of Employment” shall mean the Initial Term of Employment and the period of any extension thereof in accordance with Section 2 hereof.

Appendix A to Employment Agreement

Exhibit A

Employee Terms

Executive Name	Position	Base Compensation	Target Bonus Opportunity

Gary M. Cappa	Chief Operating Officer	$370,000	75%

Exhibit A to Employment Agreement

Exhibit B

General Release

(Please see attached)

Exhibit B to Employment Agreement

GENERAL RELEASE

As a condition precedent to Atlas Technical Consultants LLC, a Delaware limited liability company (the “Company”) providing the consideration set forth in Section 8[(d)/(e)/(g)/(h)] of the Employment Agreement, by and between the Company and Executive, dated May 11, 2020 (the “Employment Agreement”), to which this General Release is attached as Exhibit B (this “Release”), to the undersigned executive (“Executive”), Executive hereby agrees to the terms of this Release as follows:

1. Release.

(a) Subject to Section 1(c) below, Executive, on behalf of Executive and Executive’s heirs, executors, administrators, successors and assigns, hereby voluntarily, unconditionally, irrevocably and absolutely releases and discharges the Company, its parent, and each of their subsidiaries, affiliates, and all of their past and present employees, officers, directors, agents, owners, shareholders, representatives, members, attorneys, insurers and benefit plans, and all of their successors and assigns (collectively, the “Released Parties”), from any and all claims, demands, causes of action, suits, controversies, actions, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, any other damages, claims for costs and attorneys’ fees, losses or liabilities of any nature whatsoever in law and in equity and any other liabilities, known or unknown, suspected or unsuspected of any nature whatsoever (hereinafter, “Claims”) that Executive has or may have against the Released Parties: (i) from the beginning of time through the date upon which Executive signs this Release; (ii) arising from or in any way related to Executive’s employment or termination of employment with any Released Parties; (iii) arising from or in any way related to any agreement with any Released Parties, including the Employment Agreement (other than Section 8[(d)/(e)/(g)/(h)] of the Employment Agreement); and/or (iv) arising from or in any way related to awards, policies, plans, programs or practices of any Released Parties that may apply to Executive or in which Executive may participate, in each case, including, but not limited to, under any federal, state or local law, act, statute, code, order, judgment, injunction, ruling, decree or writ, ordinance or regulation, including, but not limited to, any Claims under including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; the Rehabilitation Act; the Sarbanes-Oxley Act; the Fair Credit Reporting Act; the Equal Pay Act; the National Labor Relations Act; to the extent permitted by applicable law, any whistleblower, relator, False Claims Act or qui tam claims and/or any personal right to recovery under such claims; the Occupational Safety and Health Act; any applicable Executive Order Programs; the Fair Labor Standards Act; any claims arising under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters.

Exhibit B to Employment Agreement

(b) Executive understands that Executive may later discover claims or facts that may be different than, or in addition to, those which Executive now knows or believes to exist with regards to the subject matter of this Release and the releases in this Section 1, and which, if known at the time of executing this Release, may have materially affected this Release or Executive’s decision to enter into it. Executive hereby waives any right or claim that might arise as a result of such different or additional claims or facts.

(c) This Release is not intended to bar or affect (i) any Claims that may not be waived by private agreement under applicable law, such as claims for workers’ compensation or unemployment insurance benefits, (ii) vested rights under the Company’s 401(k) or pension plan, (iii) any Claim relating to directors’ and officers’ liability insurance coverage or any right of indemnification under the Company’s organizational documents or otherwise to which Executive is entitled, (iv) any right to the payments and benefits set forth in Section 8[(d)/(e)/(g)/(h)] of the Employment Agreement, and/or (v) any Accrued Obligations (as such term is defined in the Employment Agreement).

(d) Nothing in this Release is intended to prohibit or restrict Executive’s right to file a charge with, or participate in a charge by, the Equal Employment Opportunity Commission or any other administrative body or governmental agency; provided, however, that Executive hereby waives the right to recover any monetary damages or other relief against any Released Parties to the fullest extent permitted by law, excepting any benefit or remedy to which Executive is or becomes entitled to pursuant to Section 922 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(e) Notwithstanding anything in this Release to the contrary, Executive’s release of Claims under the ADEA (the “ADEA Release”) shall only become effective upon: (i) Executive’s separate signature set forth on the signature page of this Release reflecting his assent to his release of Claims under the ADEA and (ii) the occurrence of the ADEA Release Effective Date.

(f) Executive represents that Executive has made no assignment or transfer of any right or Claim covered by this Section 1 and that Executive further agrees that he is not aware of any such right or Claim covered by this Section 1.

2. Return of Company Property. Executive acknowledges that Executive has complied with Section 3 of the Confidentiality, Non-Interference and Invention Assignment Agreement, by and between the Company and Executive, dated May 11, 2020 (the “Non-Interference Agreement”). If Executive discovers any property of the Released Parties in his possession after his termination of employment, Executive shall immediately return such property to the Company.

3. Nondisparagement. Subject to Section 7(b) below, Executive agrees not to, and to cause any business or entity controlled by Executive not to, (a) make any statement, written or oral, directly or indirectly, which in any way disparages the Released Parties in any manner whatsoever, or portrays the Released Parties in a negative light or would in any way place the Released Parties in disrepute and/or (b) encourage anyone else to disparage or criticize the Released Parties, or put them in a bad light.

Exhibit B to Employment Agreement

4. Continuing Obligations. Executive acknowledges and agrees that he will comply with all applicable restrictive covenants contained in this Release, the Employment Agreement, the Non-Interference Agreement and any agreement contemplated by any of the foregoing at all times, and such provisions are expressly incorporated herein by reference (the “Continuing Obligations”). Executive acknowledges and agrees that he has not breached any of the Continuing Obligations.

5. Consultation/Voluntary Agreement. Executive acknowledges that the Company has advised Executive of Executive’s right to consult with an attorney prior to executing this Release. Executive has carefully read and fully understands all of the provisions of this Release. Executive is entering into this Release, knowingly, freely and voluntarily in exchange for good and valuable consideration to which Executive would not be entitled in the absence of executing and not revoking this Release.

6. Review and Revocation Period. Executive has been given [twenty-one (21)/ forty-five (45)] calendar days to consider the terms of this Release, although Executive may sign it at any time sooner. Executive has seven (7) calendar days after the date on which Executive executes this Release for purposes of the ADEA Release to revoke Executive’s consent to the ADEA Release. Such revocation must be in writing and must be e-mailed to [●] at [●]. Notice of such revocation of the ADEA Release must be received within the seven (7) calendar days referenced above. In the event of such revocation of the ADEA Release by Executive, with the exception of the ADEA Release (which shall become null and void), this Release shall otherwise remain fully effective. Provided that Executive does not revoke his execution of the ADEA Release within such seven (7) day revocation period, the “ADEA Release Effective Date” shall occur on the eighth calendar day after the date on which he signs the signature page of this Release reflecting Executive’s assent to the ADEA Release.

7. Confidentiality; Permitted Disclosures.

(a) Executive agrees that this Release and the Employment Agreement are confidential and agrees not to disclose any information regarding the terms of this Release or the Employment Agreement, except to his immediate family and any tax or legal counsel he has consulted regarding the meaning or effect hereof or as required by law, and Executive will instruct each of the foregoing not to disclose the same to anyone.

(b) Nothing in this Release or any other agreement or Company policy shall prohibit or restrict Executive or his attorneys from: (i) making any disclosure of relevant and necessary information or documents in any action, investigation, or proceeding relating to this Release, or as required by law or legal process, including with respect to possible violations of law; (ii) participating, cooperating, or testifying in any action, investigation, or proceeding with, or providing information to, any governmental agency or legislative body, or any self-regulatory organization; or (iii) accepting any U.S. Securities and Exchange Commission awards. In addition, nothing in this Release or any other agreement or Company policy prohibits or restricts Executive from initiating communications with, or responding to any inquiry from, any administrative, governmental, regulatory or supervisory authority regarding any good faith concerns about possible violations of law or regulation. Pursuant to 18 U.S.C. § 1833(b), Executive will not be held criminally or civilly liable under any Federal or state trade secret law for the disclosure of a trade secret of the Company or its affiliates that (i) is made (x) in confidence to a Federal, state, or local government official, either directly or indirectly, or to Executive’s attorney and (y) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If Executive files a lawsuit (not otherwise waived by this Agreement) for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney and use the trade secret information in the court proceeding, if Executive files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement or any other agreement between the parties or any other policies of the Company or its affiliates is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section.

Exhibit B to Employment Agreement

8. No Admission of Wrongdoing. Neither this Release, nor the furnishing of the consideration for this Release, shall be deemed or construed at any time to be an admission by the parties of any improper or unlawful conduct.

9. Third-Party Beneficiaries. Executive acknowledges and agrees that all Released Parties are third-party beneficiaries of this Release and have the right to enforce this Release.

10. Assignment. Executive shall not assign any rights, or delegate or subcontract any obligations, under this Release. The Company may freely assign its rights and obligations under this Release at any time to any successor or affiliate.

11. Governing Law. This Release shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to the application of any choice-of-law rules that would result in the application of another state’s laws. The parties irrevocably consent to the jurisdiction of, and exclusive venue in, the state and federal courts in Texas with respect to any matters pertaining to, or arising from, this Release.

12. Savings Clause. If any term or provision of this Release is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Release or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision of this Release is invalid, illegal or unenforceable, this Release shall be enforceable as closely as possible to its intent of providing the Released Parties with a full release of all legally releasable claims through the date upon which Executive signs this Release.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

Exhibit B to Employment Agreement

IN WITNESS WHEREOF, Executive has executed this Release as of the below-indicated date(s).

THIS RELEASE MAY NOT BE SIGNED PRIOR TO
EXECUTIVE’S LAST DAY OF EMPLOYMENT

EXECUTIVE

(Signature)

Date Executed:

ACKNOWLEDGED AND AGREED
WITH RESPECT TO ADEA RELEASE

EXECUTIVE

(Signature)

Date Executed:

Exhibit B to Employment Agreement

Exhibit C

Non-Interference Agreement

(Please see attached)

Exhibit C to Employment Agreement

CONFIDENTIALITY, NON-INTERFERENCE
AND INVENTION ASSIGNMENT AGREEMENT

This Confidentiality, Non-Interference and Invention Assignment Agreement (this “NonInterference Agreement”) is made and entered into as of May 11, 2020, by and between Atlas Technical Consultants LLC, a Delaware limited liability company (the “Company”), and the undersigned (the “Executive,” “me,” “my” or “I”), as a condition of my Employment Agreement, dated as of the date hereof, with the Company (the “Employment Agreement”). In consideration of, as applicable, (x) my employment with the Company and my receipt of the compensation now and hereafter payable to me by the Company and (y) the provision of services to the Company Group (as defined herein), I agree to the terms and conditions of this Non-Interference Agreement:

W I T N E S S E T H:

WHEREAS, in connection with, and as a condition to the Company’s entry into the Employment Agreement, the Company and Executive desire to enter into this Non-Interference Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Company and Executive hereby agree as follows:

Section 1. Confidential Information.

(a) Company Group Information. I acknowledge that, during the course of my employment with or provision of services to the Company, Atlas Technical Consultants, Inc. or any of their respective affiliates, subsidiaries and successors (collectively, the “Company Group”), I will have access to information about the Company Group and that my employment with or provision of services to any member of the Company Group shall bring me into close contact with confidential and proprietary information of the Company Group. In recognition of the foregoing, I agree, at all times during the term of my employment with or provision of services to any member of the Company Group and at all times thereafter, to hold in confidence, and not to use, except for the benefit of the Company Group, or to disclose to any Person, firm, corporation, or other entity without written authorization of a duly authorized representative of the Company, any Confidential Information that I obtain or create. I further agree not to make copies of such Confidential Information except as authorized by the Company. I understand that “Confidential Information” means information that the Company Group has or will develop, acquire, create, compile, discover, or own, that has value in or to the business of the Company Group that is not generally known and that the Company Group wishes to maintain as confidential. I understand that Confidential Information includes, but is not limited to, any and all non-public information that relates to the actual or anticipated business and/or products, research, or development of the Company Group, or to the technical data, trade secrets, or know-how of the Company Group, including, but not limited to, research, development or product plans, or other information regarding the products or services and markets of the Company Group, customer lists, and customers (including, but not limited to, customers of the Company Group on whom I called or with whom I may become acquainted during the term of my employment or provision of services to the Company Group), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, drilling plans, acquisition strategies, marketing, finances, and other business information disclosed by the Company Group either directly or indirectly in writing, orally, or by drawings or inspection of premises, parts, equipment, or other property of the Company Group. Notwithstanding the foregoing, and subject to Section 10 below, Confidential Information shall not include (i) any of the foregoing items that have become publicly and widely known through no unauthorized disclosure by me or others who were under confidentiality obligations as to the item or items involved or (ii) any information that I am required to disclose to, or by, any governmental or judicial authority.

(b) Permitted Disclosures. Nothing in this Non-Interference Agreement or any other agreement between the parties or any other policies of the Company Group shall prohibit or restrict me or my attorneys from: (a) making any disclosure of relevant and necessary information or documents in any action, investigation, or proceeding relating to this Non-Interference Agreement, or as required by law or legal process, including with respect to possible violations of law; (b) participating, cooperating, or testifying in any action, investigation, or proceeding with, or providing information to, any governmental agency or legislative body, any self-regulatory organization, and/or pursuant to the Sarbanes-Oxley Act; or (c) accepting any U.S. Securities and Exchange Commission awards. In addition, nothing in this Non-Interference Agreement or any other agreement between the parties or any other policies of the Company Group prohibits or restricts me from initiating communications with, or responding to any inquiry from, any regulatory or supervisory authority regarding any good faith concerns about possible violations of law or regulation. Pursuant to 18 U.S.C. § 1833(b), I will not be held criminally or civilly liable under any Federal or state trade secret law for the disclosure of a trade secret of the Company Group that (i) is made (x) in confidence to a Federal, state, or local government official, either directly or indirectly, or to my attorney and (y) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If I file a lawsuit for retaliation by the Company Group for reporting a suspected violation of law, I may disclose the trade secret to my attorney and use the trade secret information in the court proceeding, if I file any document containing the trade secret under seal, and do not disclose the trade secret, except pursuant to court order. Nothing in this Non-Interference Agreement or any other agreement between the parties or any other policies of the Company Group is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section.

(c) Former Employer Information. I represent that my performance of all or any duties, responsibilities, and activities of employment, and my provision of services to the Company Group has not breached and will not breach any agreement to keep in confidence proprietary information, knowledge, or data acquired by me in confidence or trust prior or subsequent to the commencement of my employment with or provision of services to any member of the Company Group, and I will not disclose to any member of the Company Group, or induce any such Person to use, any developments, or confidential or proprietary information or material I may have obtained in connection with employment with any prior employer in violation of a confidentiality agreement, nondisclosure agreement, or similar agreement with such prior employer.

2

Section 2. Developments.

(a) Developments Retained and Licensed. I have attached hereto, as Schedule A, an executed list describing with particularity all developments, original works of authorship, improvements, and trade secrets that were created or owned by me prior to the commencement of my employment (collectively referred to as “Prior Developments”), that belong solely to me or belong to me jointly with another, that relate in any way to any of the proposed businesses, products, or research and development of the Company Group, and that are not assigned to the Company hereunder, or if no such list is attached, I represent that there are no such Prior Developments. If, during any period during which I perform or performed services for the Company Group, both before or after the date hereof (the “Assignment Period”), whether as an officer, employee, director, independent contractor, consultant, or agent, or in any other capacity, I incorporate (or have incorporated) into a Company Group product or process a Prior Development owned by me or in which I have an interest, I hereby grant the Company Group, and the Company Group shall have, a non-exclusive, royalty-free, irrevocable, perpetual, transferable worldwide license (with the right to sublicense) to make, have made, copy, modify, make derivative works of, use, sell, and otherwise distribute such Prior Development as part of or in connection with such product or process.

(b) Assignment of Developments. I agree that I will, without additional compensation, promptly make full written disclosure to the Company, and will hold in trust for the sole right and benefit of the Company Group, all developments, original works of authorship, inventions, concepts, know-how, improvements, trade secrets, and similar proprietary rights, whether or not patentable or registrable under copyright or similar laws, which I may (or have previously) solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the Assignment Period, whether or not during regular working hours, provided they either (i) relate at the time of conception or reduction to practice of the invention to the business of the Company Group, or actual or demonstrably anticipated research or development of the Company Group; (ii) result from or relate to any work performed for the Company Group; or (iii) are developed through the use of equipment, supplies, or facilities of the Company Group, or any Confidential Information, or in consultation with personnel of the Company Group (collectively referred to as “Developments”). I further acknowledge that all Developments made by me (solely or jointly with others) within the scope of and during the Assignment Period are “works made for hire” (to the greatest extent permitted by applicable law) for which I am, in part, compensated by the compensation payable to me under the Employment Agreement unless regulated otherwise by law, but that, in the event any such Development is deemed not to be a work made for hire, I hereby assign to the Company Group, or its designee, all my right, title, and interest throughout the world in and to any such Development.

(c) Maintenance of Records. I agree to keep and maintain adequate and current written records of all Developments made by me (solely or jointly with others) during the Assignment Period. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, or any other format. The records will be available to and remain the sole property of the Company Group at all times. I agree not to remove such records from the Company’s place of business except as expressly permitted by Company policy, which may, from time to time, be revised at the sole election of the Company for the purpose of furthering the business of the Company Group.

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(d) Intellectual Property Rights. I agree to assist the Company Group, or its designee, at the Company’s expense, in every way to secure the rights of the Company Group in the Developments and any copyrights, patents, trademarks, service marks, database rights, domain names, mask work rights, moral rights, and other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments that the Company shall deem necessary in order to apply for, obtain, maintain, and transfer such rights and in order to assign and convey to the Company Group the sole and exclusive right, title, and interest in and to such Developments, and any intellectual property and other proprietary rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of the Assignment Period until the expiration of the last such intellectual property right to expire in any country of the world; provided, however, the Company shall reimburse me for my reasonable expenses incurred in connection with carrying out the foregoing obligation. If the Company is unable because of my mental or physical incapacity or unavailability for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Developments or original works of authorship assigned to the Company Group as set forth above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact to act for and in my behalf and stead to execute and file any such applications or records and to do all other lawfully permitted acts to further the application for, or prosecution, issuance, maintenance, and transfer of, patent letters or registrations thereon with the same legal force and effect as if originally executed by me. I hereby waive and irrevocably quitclaim to the Company Group any and all claims, of any nature whatsoever, that I now or hereafter have for past, present, or future infringement of any and all proprietary rights assigned to the Company Group.

Section 3. Returning Company Group Documents. I agree that, at the time of termination of my employment with or provision of services to any member of the Company Group or at any other time as requested by the Company, I will deliver to the Company (and will not keep in my possession, recreate, or deliver to anyone else) any and all Confidential Information and all other documents, materials, information, and property developed by me pursuant to my employment or engagement with the Company Group or otherwise belonging to the Company Group. I agree further that any property situated on the Company Group’s premises and owned by the Company Group, including storage media, filing cabinets, and other work areas, is subject to inspection by personnel of the Company Group at any time with or without notice.

Section 4. Disclosure of Agreement. As long as it remains in effect, I will disclose the existence of this Non-Interference Agreement to any prospective employer, partner, co-venturer, investor, or lender prior to entering into an employment, partnership, or other business relationship with such Person.

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Section 5. Restrictions on Interfering. I acknowledge and agree that the covenants contained in this Section 5 are in addition to, and not in lieu of, any similar restrictions that may exist in any other agreement between any member of the Company Group and me, as may be modified, amended, restated or amended and restated from time to time, and to the extent I am a party to such an agreement, the Company may elect to enforce the covenants contained therein without limiting the Company’s rights to enforce the covenants contained herein.

(a) Non-Competition. During the period of my employment with or provision of services to the Company Group (the “Employment Period”) and the Post-Termination Restricted Period, I shall not, directly or indirectly, individually or on behalf of any Person, company, enterprise, or entity, or as a sole proprietor, partner, stockholder, director, officer, principal, agent, employee or executive, or in any other capacity or relationship, engage in (or take any preparatory steps to engage in) any Competitive Activities within the Restricted Area. Notwithstanding the foregoing, nothing herein shall prohibit me from investing in the publicly traded equity securities of a Person engaged in any Competitive Activities so long as I (i) am not a controlling person of, or a member of a group which controls, such Person, (ii) do not directly or indirectly own more than one percent (1%) of any class of securities of such Person and (iii) do not undertake any of the Competitive Activities with respect to such Person and otherwise have no active participation in the business of such Person.

(b) Non-Interference. During the Employment Period and the Post-Termination Restricted Period, I shall not, directly or indirectly for my own account or for the account of any other individual or entity, engage in Interfering Activities; provided, however, that if my termination of employment occurs within the two (2) year period immediately following a Change in Control (as defined in the Employment Agreement), this Section 5(b) shall apply for the period commencing on the date of the termination of the Employment Period and ending on the twenty-four (24) month anniversary of such date of termination.

(c) Definitions. For purposes of this Non-Interference Agreement:

(i) “Business Relation” shall mean any current or prospective client, customer, licensee, supplier, or other business relation of any member of the Company Group, or any such relation that was a client, customer, licensee or other business relation within the prior twelve (12) month period, in each case, with whom I transacted business, or about whom I learned non-public information through my employment with or provision of services to the Company Group, or who became clients, customers, licensees, suppliers, or other business relations of the Company Group during my employment with or provision of services to the Company Group, or whose identity became known to me in connection with my relationship with the Company Group, or employment by any member of the Company Group.

(ii) “Competitive Activities” shall mean, directly or indirectly, owning any interest in, participating in (whether as a director, officer, employee, member or partner), consulting with, rendering services for (including as an employee), or in any manner engaging in any business or enterprise that competes with the Company Group.

(iii) “Interfering Activities” shall mean (A) encouraging, soliciting, or inducing, or in any manner attempting to encourage, solicit, or induce, any Person employed by, or providing consulting services to, any member of the Company Group to terminate such Person’s employment or services (or in the case of a consultant, materially reducing such services) with the Company Group; (B) hiring any individual who was employed by any member of the Company Group within the twelve (12) month period prior to the date of such hiring; or (C) encouraging, soliciting, or inducing, or in any manner attempting to encourage, solicit, or induct, any Business Relation to cease doing business with, reduce the amount of business conducted with, or alter the terms of the relationship with, the Company Group, or in any way interfering with the relationship between any such Business Relation and the Company Group.

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(iv) “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust (charitable or non-charitable), unincorporated organization, or other form of business entity.

(v) “Post-Termination Restricted Period” shall mean the period commencing on the date of the termination of the Employment Period (whether for any reason or no reason and whether my employment is terminated at the option of the Company or me) and ending on the twelve (12) month anniversary of such date of termination.

(vi) “Restricted Area” shall mean those designated on Schedule B hereto.

(d) Non-Disparagement. Subject to Section 10 below, I agree that during the Employment Period, and at all times thereafter, I will not, and will cause each of my affiliates not to, make, publish, or communicate any disparaging or defamatory comments regarding members of the Company Group or their respective current or former directors, officers, members, partners, employees, customers, suppliers or direct or indirect owners in any respect or make any comments concerning any aspect of my relationship with the Company Group or any conduct or events which precipitated any termination of my employment from or engagement with the Company Group.

Section 6. Reasonableness of Restrictions.

I understand that the nature of my position gives me access to and knowledge of Confidential Information and places me in a position of trust and confidence with the Company Group and that I will benefit from the Company Group’s goodwill. I understand and acknowledge that the Company invested significant time and expense in developing the Confidential Information and goodwill. I acknowledge and recognize the highly competitive nature of the Company Group’s business, that access to Confidential Information renders me special and unique within the Company Group and Company Group’s industry, and that I will have the opportunity to develop substantial relationships with existing and prospective clients, accounts, customers, consultants, contractors, investors, and strategic partners of the Company Group during the course of and as a result of my employment with or provision of services to the Company Group. In exchange for my promises hereunder, the Company Group (a) is providing me with the Employment Agreement and (b) is promising to provide me, on an as-needed basis based on the Company’s business interests, with Confidential Information, introductions to, and contact with key customers of the Company Group and specialized training and further. I acknowledge and agree that such consideration is adequate and sufficient consideration for me to enter into this Non-Interference Agreement. I recognize and acknowledge that the restrictions and limitations set forth in this Non-Interference Agreement are reasonable and valid in geographical and temporal scope and in all other respects and are essential to protect the value of the business and assets of the Company Group. I further acknowledge that the restrictions and limitations set forth in this Non-Interference Agreement will not materially interfere with my ability to earn a living following the termination of my employment with or provision of services to the Company Group and that my ability to earn a livelihood without violating such restrictions is a material condition to my employment with or provision of services to any member of the Company Group.

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Section 7. Independence; Severability; Blue Pencil.

Each of the rights enumerated in this Non-Interference Agreement shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to the Company or other members of the Company Group at law or in equity. If any of the provisions of this Non-Interference Agreement or any part of any of them is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of this NonInterference Agreement, which shall be given full effect without regard to the invalid portions. If any of the covenants contained herein are held to be invalid or unenforceable because of the duration of such provisions or the area or scope covered thereby, I agree that the court making such determination shall have the power to reduce the duration, scope, and/or area of such provision to the maximum and/or broadest duration, scope, and/or area permissible by law, and in its reduced form, said provision shall then be enforceable. Furthermore, a determination in any jurisdiction that this Non-Interference Agreement, in whole or in part, is invalid or unenforceable shall not in any way affect or impair the validity, legality or enforceability of this Non-Interference Agreement in any other jurisdiction.

Section 8. Injunctive Relief.

I expressly acknowledge that any breach or threatened breach of any of the terms and/or conditions set forth in this Non-Interference Agreement may result in substantial, continuing and irreparable injury to the Company Group. Therefore, I hereby agree that, in addition to any other remedy that may be available to the Company Group, the Company Group shall be entitled to seek injunctive relief, specific performance, or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of this Non-Interference Agreement without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach or the posting of a bond. Notwithstanding any other provision to the contrary, I acknowledge and agree that the Post-Termination Restricted Period shall be tolled during any period of violation of any of the covenants in Section 5 hereof and during any other period required for litigation during which the Company Group seeks to enforce such covenants against me if it is ultimately determined that I was in breach of such covenants.

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Section 9. Cooperation.

I agree that, following any termination of my employment, I will continue to provide reasonable cooperation to the Company and/or other members of the Company Group and its or their respective counsel in connection with any internal or external claim, charge, audit, contractual dispute, investigation, administrative proceeding, or litigation relating to any matter that occurred during my employment in which I was involved, of which I have knowledge or on which I may be a witness. As a condition of such cooperation, the Company shall reimburse me for reasonable and documented out-of-pocket expenses incurred at the request of the Company with respect to my compliance with this Section 9 in accordance with Company policy regarding business expenses. I also agree that, in the event I am subpoenaed by any Person or entity (including, but not limited to, any government agency) to give testimony or provide documents (in a deposition, court proceeding, or otherwise), that in any way relates to my employment with or provision of services to the Company Group, I will give prompt notice of such request to the Company and, to the extent permitted by applicable law, will make no disclosure until the Company has had a reasonable opportunity to contest the right of the requesting Person or entity to such disclosure. I shall not encourage, counsel or assist any nongovernmental attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges or complaints by any non-governmental third party against any member of the Company Group.

Section 10. Response to Subpoena, Court Order or Other Legal Process.

Nothing in this Non-Interference Agreement shall prohibit or restrict the Company, Executive or their respective attorneys from: (a) making any disclosure of relevant and necessary information or documents in any action, investigation, or proceeding relating to this Non-Interference Agreement, or as required by law or legal process, including with respect to possible violations of law; or (b) participating, cooperating, or testifying in any action, investigation, or proceeding with, or providing information to, any governmental agency or legislative body, any self-regulatory organization, and/or pursuant to the Sarbanes-Oxley Act; provided that, to the extent permitted by law, upon the Company’s or Executive’s receipt of any subpoena, court order, or other legal process compelling the disclosure of any such information or documents, such party agrees to give prompt written notice by hand delivery to the other party, and wait at least ten (10) days before responding to such subpoena, court order or other legal process, in order to permit such party to protect the interests in confidentiality to the fullest extent possible. In addition, nothing in this Non-Interference Agreement prohibits or restricts Executive or the Company from initiating communications with, or responding to any inquiry from, any regulatory or supervisory authority regarding any good faith concerns about possible violations of law or regulation.

Section 11. General Provisions.

(a) Governing Law; Waiver of Jury Trial. AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL, THE PARTIES AGREE THAT THE VALIDITY, INTERPRETATION, CONSTRUCTION, AND PERFORMANCE OF THIS NON-INTERFERENCE AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF TEXAS, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND AGREES NOT TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY OTHER COURT. BY EXECUTION OF THIS NON-INTERFERENCE AGREEMENT, I HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS NON-INTERFERENCE AGREEMENT. I ACKNOWLEDGE AND AGREE THAT I HAVE ENTERED INTO THIS Section 11(a) KNOWINGLY AND VOLUNTARILY AND AFTER CONSULTING WITH MY LEGAL COUNSEL. NOTWITHSTANDING ANYTHING IN THIS NON-INTERFERENCE AGREEMENT TO THE CONTRARY, I UNDERSTAND THAT MY AGREEMENT TO THIS Section 11(a) IS NOT A CONDITION TO MY EMPLOYMENT WITH THE COMPANY.

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(b) Entire Agreement. Except as set forth in the Employment Agreement and any other documents contemplated by the foregoing, this Non-Interference Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions, negotiations, representations, proposals, agreements and understandings of every kind and nature between us. The parties represent that, in executing this Non-Interference Agreement, each party has not relied upon any representation or statement made by the other party, other than those set forth in this Non-Interference Agreement, with regard to the subject matter, basis, or effect of this Non-Interference Agreement. No modification or amendment to this Non-Interference Agreement, nor any waiver of any rights under this Non-Interference Agreement, will be effective unless in writing signed by the party to be charged. No waiver by either party of a breach of any provision of this Non-Interference Agreement by the other party, or of compliance with any condition or provision of this Non-Interference Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by such other party or any similar or dissimilar provision or condition at the same or any subsequent time. The failure of either party hereto to take any action by reason of any breach will not deprive such party of the right to take action at any time. Any subsequent change or changes in my duties, obligations, rights, or compensation will not affect the validity or scope of this Non-Interference Agreement.

(c) No Right of Employment. I acknowledge and agree that nothing contained herein shall be construed as granting me any right to continued employment with or provision of services to the Company Group, and the right of the applicable member of the Company Group to terminate my employment with or provision of services to the Company Group at any time and for any reason, with or without cause, is specifically reserved.

(d) Successors and Assigns. This Non-Interference Agreement will be binding upon my heirs, executors, administrators, and other legal representatives and will be for the benefit of each of the Company and its successors and assigns. I shall not assign any rights, or delegate or subcontract any obligations, under this Non-Interference Agreement. I expressly acknowledge and agree that this Non-Interference Agreement may be assigned without my consent to any other member of the Company Group, as well as any successor of the Company, including any purchaser of all or substantially all of the assets of the Company.

(e) Survival. The provisions of this Non-Interference Agreement shall survive the termination of my employment with or provision of services to any member of the Company Group and/or the assignment of this Non-Interference Agreement by the Company to any successor in interest or other assignee.

(f) Counterparts. This Non-Interference Agreement may be executed simultaneously in counterparts, each of which shall be an original, but all of which shall constitute one and the same agreement. A faxed, .pdf-ed or electronic signature shall operate the same as an original signature.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Confidentiality, Non-Interference, and Invention Assignment Agreement as of the date first above written.

COMPANY

Atlas Technical Consultants LLC

By:
Name: L. Joe Boyer
Title: Chief Executive Officer

Signature Page to Confidentiality, Non-Interference, and Invention Assignment Agreement

EXECUTIVE

Gary M. Cappa

Signature Page to Confidentiality, Non-Interference, and Invention Assignment Agreement

SCHEDULE A

LIST OF PRIOR DEVELOPMENTS

AND ORIGINAL WORKS OF AUTHORSHIP

EXCLUDED FROM SECTION 2

Title	Date	Identifying Number or Brief Description

______ No Developments or improvements

______ Additional Sheets Attached

Signature of Executive: __________________

Print Name of Executive: Gary M. Cappa

Date: ________

SCHEDULE B

RESTRICTED AREA

1.	All counties in the states of Texas, Florida, Georgia, Alabama, Mississippi, Louisiana, Texas, California, Washington, Oregon, Colorado, New York, New Jersey and Massachusetts.

2.	Any location that is within 250 miles of a Company Group office.

Exhibit 10.4

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of May 11, 2020, by and between Atlas Technical Consultants LLC, a Delaware limited liability company (the “Company”), and the undersigned (the “Executive”), and shall be effective as of May 11, 2020 (the “Effective Date”).

W I T N E S S E T H:

WHEREAS, the Company and Executive are party to that certain employment agreement, dated as of February 25, 2019 (the “Prior Agreement”);

WHEREAS, the Company desires to continue to employ Executive pursuant to the terms of this Agreement, and Executive desires to enter into this Agreement and to accept such employment with the Company, in each case, subject to the terms and provisions of this Agreement; and

WHEREAS, the parties hereto intend that the Agreement shall supersede the Prior Agreement in its entirety.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Company and Executive hereby agree as follows:

Section 1. Definitions. Capitalized terms not otherwise defined in this Agreement shall have the meaning set forth on Appendix A attached hereto.

Section 2. Acceptance and Term of Employment.

(a) The Company agrees to employ Executive, and Executive agrees to continue to serve the Company, on the terms and conditions set forth herein. The term of Executive’s employment shall commence on the Effective Date and continue until the third anniversary of the Effective Date, unless earlier terminated pursuant to Section 8 hereof (the “Initial Term of Employment”); provided, that after the Initial Term of Employment, the Term of Employment shall automatically be extended for subsequent one (1) year periods until Executive’s employment is terminated by either party pursuant to Section 8 hereof; provided, however, that either party may elect not to so extend this Agreement beyond the then-current Term of Employment by giving written notice of non-renewal to the other party at least sixty (60) days prior to the end of the Term of Employment.

Section 3. Position, Duties and Responsibilities; Place of Performance.

(a) Position, Duties, and Responsibilities. During the Term of Employment, Executive shall be employed and serve in the position set forth on Exhibit A hereto under the heading “Position” at the Company (together with such other position or positions consistent with Executive’s title as the Chief Executive Officer shall specify from time to time) and shall have such duties and responsibilities commensurate with such title, including managing the day-to-day business activities of the Company and its subsidiaries (subject to operating guidelines and budgets established by the Chief Executive Officer from time to time). If requested, Executive also agrees to serve as an officer and/or director of any other member of the Company Group, in each case without additional compensation.

(b) Performance. Executive shall devote Executive’s full business time, attention, skill, and best efforts to the performance of Executive’s duties under this Agreement and shall not engage in any other business or occupation during the Term of Employment, including any activity that (x) conflicts with the interests of the Company or any other member of the Company Group, (y) interferes with the proper and efficient performance of Executive’s duties for the Company or (z) interferes with Executive’s exercise of judgment in the Company Group’s best interests. Notwithstanding the foregoing, nothing herein shall preclude Executive from (i) serving, with the prior written consent of the Board, as a member of the boards of directors or advisory boards (or their equivalents in the case of a non-corporate entity) of non-competing businesses and charitable organizations, (ii) engaging in charitable activities and community affairs, and (iii) managing Executive’s personal investments and affairs; provided, however, that the activities set out in clauses (i), (ii), and (iii) of this Section 3(b) shall be limited by Executive so as not to interfere, individually or in the aggregate, with the performance of Executive’s duties and responsibilities hereunder.

(c) Principal Place of Employment. Executive’s principal place of employment shall be in Austin, Texas, although Executive understands and agrees that Executive may be required to travel from time to time for business reasons.

Section 4. Compensation.

During the Term of Employment, Executive shall be entitled to the following compensation:

(a) Base Compensation. Executive shall be provided annualized Base Compensation, payable in accordance with the regular payroll practices of the Company, of the amount set forth on Exhibit A hereto under the heading “Base Compensation,” with adjustments, if any, as may be approved in writing by the Board.

(b) Annual Bonus. Executive shall be eligible to earn an annual bonus with respect to each fiscal year of the Company ending during the Term of Employment (pro-rated for any fractional years) (the “Annual Bonus”), subject to Section 8, in an amount up to the percentage of Executive’s Base Compensation set forth on Exhibit A hereto under the heading “Target Bonus Opportunity.” The amount of the Annual Bonus, including any related performance metrics, shall be determined by the Board in its sole discretion. The Annual Bonus, to the extent earned, shall be paid in the calendar year following the applicable performance year within thirty (30) days following the delivery of the Company’s internally consolidated financial statements prepared in accordance to US GAAP as historically applied by the Company for the relevant performance year.

(c) Incentive Equity Grant. During the Term of Employment, for the calendar years following the 2020 calendar year, the Board (in its sole discretion) may grant Executive incentive equity awards in Atlas Technical Consultants, Inc. (“Atlas”) pursuant to the terms of the Atlas Technical Consultants, Inc. 2019 Omnibus Incentive Plan, as may be amended and restated from time to time (the “Plan”). Executive’s awards, if any, shall be subject to the terms and conditions of the Plan and award agreement in all respects.

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Section 5. Employee Benefits.

During the Term of Employment, Executive shall be eligible to participate in health, insurance, retirement, and other benefits provided generally to similarly situated employees of the Company in accordance with the terms and conditions of such programs and plans. Executive shall also be entitled to the same number of holidays, vacation days, and sick days, as well as any other benefits, in each case as are generally allowed to similarly situated employees of the Company in accordance with the Company’s policy as in effect from time to time. Executive shall be entitled to a $1,400.00 per month vehicle allowance in accordance with the Company’s policy, as in effect from time to time. Nothing contained herein shall be construed to limit the Company’s ability to amend, suspend, or terminate any employee benefit plan or policy at any time without providing Executive notice, and the right to do so is expressly reserved.

Section 6. Insurance.

During the Term of Employment, the Company shall continue to maintain (at the Company’s cost) Executive’s $2 million life insurance policy or shall provide Executive with comparable life insurance coverage in an identical or higher amount.

Section 7. Reimbursement of Business Expenses.

Executive is authorized to incur reasonable business expenses in carrying out Executive’s duties and responsibilities under this Agreement, and the Company shall promptly reimburse Executive for all such reasonable business expenses, subject to documentation in accordance with the Company’s policy, in each case, as in effect from time to time.

Section 8. Termination of Employment.

(a) General. The Term of Employment shall terminate upon the earliest to occur of: (i) subject to Section 8(b), Executive’s death, (ii) subject to Section 8(b), a termination by reason of a Permanent Disability, (iii) a termination by the Company with or without Cause, (iv) a termination by Executive with or without Good Reason and (v) non-renewal of the Term of Employment. Upon any termination of Executive’s employment for any reason, except as may otherwise be requested by the Company in writing and agreed upon in writing by Executive, Executive shall resign from any and all directorships, committee memberships, and any other positions Executive holds with the Company or any other member of the Company Group. Notwithstanding anything herein to the contrary, the payment (or commencement of a series of payments) hereunder of any nonqualified deferred compensation (within the meaning of Section 409A of the Code) upon a termination of employment shall be delayed until such time as Executive has also undergone a “separation from service” as defined in Treas. Reg. 1.409A-1(h), at which time such nonqualified deferred compensation (calculated as of the date of Executive’s termination of employment hereunder) shall be paid (or commence to be paid) to Executive on the schedule set forth in this Section 8 as if Executive had undergone such termination of employment (under the same circumstances) on the date of Executive’s ultimate “separation from service.”

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(b) Termination Due to Death or Permanent Disability. Executive’s employment shall terminate automatically upon Executive’s death. The Company may terminate Executive’s employment immediately upon the occurrence of a Permanent Disability, such termination to be effective upon Executive’s receipt of written notice of such termination. Upon Executive’s death or in the event that Executive’s employment is terminated due to Executive’s Permanent Disability, Executive or Executive’s estate or Executive’s beneficiaries, as the case may be, shall be entitled to:

(i) The Accrued Obligations;

(ii) The Severance, payable in ratable installments in accordance with the Company’s regular payroll practices during the Severance Term; and

(iii) The Annual Bonus, to the extent earned and pro-rated for any fractional years, payable in accordance with Section 4(b).

Following Executive’s death or a termination of Executive’s employment by reason of a Permanent Disability, except as set forth in this Section 8(b), Executive shall have no further rights to any compensation or any other benefits under this Agreement. For the avoidance of doubt, Executive’s sole and exclusive remedy in connection with a termination of employment due to death or Permanent Disability shall be receipt of the amounts and benefits set forth in clauses (i) through (iii) of Section 8(b) hereof.

(c) Termination by the Company for Cause.

(i) The Company may terminate Executive’s employment at any time for Cause, effective upon Executive’s receipt of written notice of such termination.

(ii) In the event that the Company terminates Executive’s employment for Cause, Executive shall be entitled only to the Accrued Obligations. Following such termination of Executive’s employment for Cause, except as set forth in this Section 8(c), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(d) Termination by the Company without Cause. The Company may terminate Executive’s employment at any time during the Term of Employment without Cause, effective upon Executive’s receipt of written notice of such termination. In the event that Executive’s employment is terminated by the Company without Cause (other than due to death or Permanent Disability) during the Term of Employment, Executive shall be entitled to:

(i) The Accrued Obligations;

(ii) The Severance, payable in ratable installments in accordance with the Company’s regular payroll practices during the Severance Term;

(iii) The Annual Bonus, to the extent earned and pro-rated for any fractional years, payable in accordance with Section 4(b);

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(iv) To the extent permissible under the Company’s group health plan and subject to (A) Executive’s timely election of continuation coverage under COBRA and continued COBRA eligibility and (B) Executive’s continued copayment of premiums at the same level and cost to Executive as if Executive were an employee of the Company (excluding, for purposes of calculating cost, an employee’s ability to pay premiums with pre-tax dollars), continuation, during the Severance Term (or if earlier, until the date that Executive becomes eligible to receive any health benefits as a result of subsequent employment or service during the Severance Term, with Executive being required to inform the Company within one (1) week of becoming eligible for group medical coverage from another employer), of health benefits provided to Executive and Executive’s dependents immediately prior to such termination, at the same cost applicable to active employees of the Company; and

(v) Accelerated vesting of any outstanding equity awards which were scheduled to vest within the following one (1) year after such date of Executive’s termination without Cause, with any unvested performance-based awards deemed achieved at the greater of actual and target performance.

Following such termination of Executive’s employment by the Company without Cause, except as set forth in this Section 8(d), Executive shall have no further rights to any compensation or any other benefits under this Agreement. For the avoidance of doubt, Executive’s sole and exclusive remedy in connection with a termination of employment without Cause shall be receipt of the amounts and benefits set forth in clauses (i) through (v) of Section 8(d) hereof.

(e) Termination by Executive with Good Reason. Executive may terminate Executive’s employment with Good Reason during the Term of Employment by providing the Company thirty (30) days’ written notice setting forth in reasonable specificity the event that constitutes Good Reason, which written notice, to be effective, must be provided to the Company within sixty (60) days of the occurrence of such event. During such thirty (30) day notice period, the Company shall have a cure right and if not cured within such period, Executive’s termination will be effective upon the expiration of such cure period, and Executive shall be entitled to the same payments and benefits as provided in Section 8(d) hereof for a termination by the Company without Cause, subject to the same conditions on payment and benefits as described in Section 8(d) hereof. Following such termination of Executive’s employment by Executive with Good Reason, except as set forth in this Section 8(e), Executive shall have no further rights to any compensation or any other benefits under this Agreement. For the avoidance of doubt, Executive’s sole and exclusive remedy in connection with a termination of employment with Good Reason shall be receipt of the amounts and benefits set forth in clauses (i) through (v) of Section 8(d) hereof.

(f) Termination by Executive without Good Reason. Executive may terminate Executive’s employment without Good Reason by providing the Company sixty (60) days’ written notice of such termination. In the event of a termination of employment by Executive under this Section 8(f), Executive shall be entitled only to the Accrued Obligations. In the event of termination of Executive’s employment under this Section 8(f), the Company may, in its sole and absolute discretion, by written notice accelerate such date of termination without changing the characterization of such termination as a termination by Executive without Good Reason. Following such termination of Executive’s employment by Executive without Good Reason, except as set forth in this Section 8(f), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

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(g) Termination Due to Non-Renewal of the Term of Employment. In the event that either party terminates this Agreement by a notice of non-renewal of the then-current Term of Employment, as set forth in Section 2 hereof, Executive shall be entitled only to:

(i) The Accrued Obligations; and

(ii) Accelerated vesting of any outstanding equity awards which were scheduled to vest within the following one (1) year after such date of Executive’s termination due to non-renewal, with any unvested performance-based awards deemed achieved at the greater of actual and target performance.

Following such termination of Executive’s employment due to non-renewal of a Term of Employment, except as set forth in this Section 8(g), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(h) Termination in Connection with a Change in Control. In the event that (i) Executive’s employment is terminated by the Company without Cause as set forth in Section 8(d) or (ii) Executive terminates Executive’s employment with Good Reason as set forth in Section 8(e) within the ninety (90) day period prior to or the two (2) year period immediately following a Change in Control of the Company, Executive shall be entitled to:

(i) the receipt of the amounts and benefits set forth in clauses (i) through (iv) of Section 8(d); and

(ii) accelerated vesting of all outstanding equity awards, with any unvested performance-based awards deemed achieved at the greater of actual and target performance.

Following such termination of Executive’s employment by the Company without Cause or by Executive with Good Reason within the ninety (90) day period prior to or the two (2) year period immediately following a Change in Control of the Company, except as set forth in this Section 8(h), Executive shall have no further rights to any compensation or any other benefits under this Agreement. For the avoidance of doubt, Executive’s sole and exclusive remedy in connection with a termination of employment by the Company without Cause or by Executive with Good Reason within the ninety (90) day period prior to or the two (2) year period immediately following a Change in Control of the Company shall be receipt of the amounts and benefits set forth in clauses (i) and (ii) of this Section 8(h).

(i) Release. Notwithstanding any provision herein to the contrary, the payment of any amount or provision of any benefit pursuant to subsection (d), (e), (g) or (h) of this Section 8 (other than the Accrued Obligations) (collectively, the “Severance Benefits”) shall be conditioned upon Executive’s execution and delivery to the Company of an irrevocable Release of Claims in a form substantially similar to the form attached hereto as Exhibit B (the “General Release”) within sixty (60) days following the date of the Executive’s termination of employment hereunder, and non-revocation of the General Release (and the expiration of any revocation period contained in such General Release). If Executive fails to execute and deliver an irrevocable General Release prior to the end of such sixty (60) day period, or timely revokes Executive’s acceptance of such General Release following its execution, Executive shall not be entitled to any of the Severance Benefits. Further, to the extent that any of the Severance Benefits constitutes “nonqualified deferred compensation” for purposes of Section 409A of the Code, any payment of any amount or provision of any benefit otherwise scheduled to occur prior to the sixtieth (60th) day following the date of Executive’s termination of employment hereunder, but for the condition on executing the General Release as set forth herein, shall not be made until the first regularly scheduled payroll date following such sixtieth (60th) day, after which any remaining Severance Benefits shall thereafter be provided to Executive according to the applicable schedule set forth herein.

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(j) Repayment of Severance Benefits. Notwithstanding anything in this Agreement to the contrary (including this Section 8), in the event that Executive breaches any provision of the Non-Interference Agreement or the General Release, (i) the Severance Benefits shall immediately terminate, and the Company shall have no further obligations to Executive with respect thereto and (ii) Executive shall promptly repay all Severance Benefits previously received by Executive or Executive’s dependents to the Company.

Section 9. Non-Interference Agreement.

As a condition of Executive’s employment with the Company and the effectiveness of this Agreement, Executive has, on or prior to the date hereof, executed and delivered to the Company the Non-Interference Agreement, which is incorporated herein by reference.

Section 10. Representations and Warranties of Executive.

Executive represents and warrants to the Company that:

(a) Executive is entering into this Agreement voluntarily and that Executive’s employment hereunder and compliance with the terms and conditions hereof will not conflict with or result in the breach by Executive of any agreement to which Executive is a party or by which Executive may be bound;

(b) Executive has not violated, and in connection with Executive’s employment with the Company will not violate, any non-solicitation, non-interference, non-competition, confidentiality or other similar covenant or agreement of a prior employer by which Executive is or may be bound;

(c) In connection with Executive’s employment with the Company, Executive will not use or disclose any trade secret, confidential and/or proprietary information Executive may have obtained in connection with employment with any prior employer; and

(d) None of the Company, or any other member of the Company Group or any of their respective representatives, has provided any legal advice to Executive in connection with this Agreement and that Executive has been advised by the Company to seek, and Executive has sought, legal advice from Executive’s own legal counsel regarding this Agreement.

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Section 11. Taxes; Deductions.

The Company may withhold from any payments made under this Agreement all applicable taxes, including but not limited to income, employment, and social insurance taxes, as shall be required by law and all required or authorized deductions. Executive acknowledges and represents that the Company has not provided any tax advice to Executive in connection with this Agreement and that Executive has been advised by the Company to seek tax advice from Executive’s own tax advisors regarding this Agreement and payments that may be made to Executive pursuant to this Agreement.

Section 12. Set Off; Mitigation.

The Company’s obligation to pay Executive the amounts provided and to make the arrangements provided hereunder shall be subject to set-off, counterclaim, or recoupment of amounts owed by Executive to the Company or any other member of the Company Group; provided, however, that to the extent any amount so subject to set-off, counterclaim, or recoupment is payable in installments hereunder, such set-off, counterclaim, or recoupment shall not modify the applicable payment date of any installment, and to the extent an obligation cannot be satisfied by reduction of a single installment payment, any portion not satisfied shall remain an outstanding obligation of Executive and shall be applied to the next installment only at such time the installment is otherwise payable pursuant to the specified payment schedule.

Section 13. Additional Section 409A Provisions.

Notwithstanding any provision in this Agreement to the contrary:

(a) Any payment otherwise required to be made hereunder to Executive at any date as a result of the termination of Executive’s employment shall be delayed for such period of time as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code (the “Delay Period”). On the first business day following the expiration of the Delay Period, Executive shall be paid, in a single cash lump sum, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule set forth herein.

(b) Each payment in a series of payments hereunder shall be deemed to be a separate payment for purposes of Section 409A of the Code.

(c) To the extent that any right to reimbursement of expenses or payment of any benefit in-kind under this Agreement constitutes nonqualified deferred compensation (within the meaning of Section 409A of the Code), (i) any such expense reimbursement shall be made by the Company no later than the last day of the taxable year following the taxable year in which such expense was incurred by Executive, (ii) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (iii) the amount of expenses eligible for reimbursement or in-kind benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year; provided, that the foregoing clause shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Code solely because such expenses are subject to a limit related to the period the arrangement is in effect.

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(d) While the payments and benefits provided hereunder are intended to be structured in a manner to avoid the implication of any penalty taxes under Section 409A of the Code, in no event whatsoever shall the Company or any of its affiliates be liable for any additional tax, interest, or penalties that may be imposed on Executive as a result of Section 409A of the Code or any damages for failing to comply with Section 409A of the Code (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A of the Code).

Section 14. Successors and Assigns; No Third-Party Beneficiaries.

(a) The Company. This Agreement shall inure to the benefit of the Company and its successors and assigns and may be assigned freely by the Company to any affiliate or successor of the Company (including any purchaser of assets).

(b) Executive. Executive’s rights and obligations under this Agreement shall not be transferable by Executive by assignment or otherwise; provided, however, that if Executive shall die, all amounts then payable to Executive hereunder shall be paid in accordance with the terms of this Agreement to Executive’s devisee, legatee, or other designee, or if there be no such designee, to Executive’s estate.

(c) No Third-Party Beneficiaries. Except as otherwise set forth in Section 8(b) or Section 14(a) hereof, nothing expressed or referred to in this Agreement will be construed to give any Person other than the Company, the other members of the Company Group and Executive any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

Section 15. Waiver and Amendments.

Any waiver, alteration, amendment, or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by Executive and a duly authorized representative of the Company. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver. The failure of either party hereto to take any action by reason of any breach will not deprive such party of the right to take action at any time.

Section 16. Severability.

If any covenants or such other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction, (a) the remaining terms and provisions hereof shall be unimpaired, and (b) the invalid or unenforceable term or provision hereof shall be deemed replaced by a term or provision that is valid and enforceable to the maximum extent permitted by applicable law and that comes closest to expressing the intention of the invalid or unenforceable term or provision hereof.

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Section 17. Governing Law; Waiver of Jury Trial.

THIS AGREEMENT IS GOVERNED BY AND IS TO BE CONSTRUED UNDER THE LAWS OF THE STATE OF TEXAS. EACH OF THE PARTIES HERETO SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF TEXAS, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND AGREES NOT TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY OTHER COURT. EACH PARTY TO THIS AGREEMENT ALSO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS AGREEMENT.

Section 18. Notices.

(a) Place of Delivery. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom or which it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that unless and until some other address is so designated, all notices and communications by Executive to the Company shall be mailed or delivered to the Company at its principal executive office with attention to the Company’s General Counsel and all notices and communications by the Company to Executive may be given to Executive personally or may be mailed to Executive at Executive’s last known address, as reflected in the Company’s records.

(b) Date of Delivery. Any notice so addressed shall be deemed to be given (i) if delivered by hand, on the date of such delivery, (ii) if mailed by courier or by overnight mail, on the first business day following the date of such mailing, and (iii) if mailed by registered or certified mail, on the third business day after the date of such mailing.

Section 19. Section Headings; Construction and Interpretation.

The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof or affect the meaning or interpretation of this Agreement or of any term or provision hereof. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (iv) all references herein to Sections shall be construed to refer to Sections of this Agreement unless otherwise noted. The recitals hereto are hereby incorporated herein.

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Section 20. Entire Agreement.

This Agreement, the Non-Interference Agreement and the General Release together with any other exhibits attached hereto, constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof. This Agreement merges and supersedes all prior negotiations, discussions, representations, proposals, correspondence, communications, understandings, and agreements between the parties relating to the subject matter of this Agreement, including, but not limited to, the Prior Agreement; provided, however, that the provisions of this Agreement are in addition to and complement (and do not replace or supersede) any other written agreement(s) or parts thereof between Executive and any member of the Company Group that create restrictions on Executive with respect to confidentiality, non-disclosure, non-competition, non-solicitation, non-interference or non-disparagement, including, but not limited to, that certain Non-Interference Agreement between the Company and Executive dated February 25, 2019. Executive acknowledges and agrees that the Prior Agreement, and any other employment agreement between Executive and any member of the Company Group, is hereby terminated and any obligations of the Company or any member of the Company Group to Executive thereunder have been satisfied in full. The parties represent that, in executing this Agreement, each party has not relied upon any representation or statement made by the other party, other than those set forth in this Agreement, with regard to the subject matter, basis, or effect of this Agreement.

Section 21. Survival of Operative Sections.

Upon any termination of Executive’s employment, the provisions of Section 8 through Section 22 of this Agreement (together with any related definitions set forth in Section 1 hereof) shall survive to the extent necessary to give effect to the provisions thereof.

Section 22. Counterparts.

This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or electronic (including by means of facsimile or email transmission) signature.

*    *    *

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

COMPANY

ATLAS TECHNICAL CONSULTANTS LLC

By:	/s/ L. Joe Boyer
Name:	L. Joe Boyer

Signature Page to Employment Agreement

EXECUTIVE

/s/ Walter Powell
Walter Powell

Signature Page to Employment Agreement

APPENDIX A
Definitions

(a) “Accrued Obligations” shall mean (i) all accrued but unpaid Base Compensation through the date of termination of Executive’s employment, (ii) any unpaid or unreimbursed expenses incurred in accordance with Section 7 hereof through the date of termination of Executive’s employment, (iii) any benefits provided under the Company’s employee benefit plans upon a termination of employment, in accordance with the terms contained therein, and (iv) rights with respect to equity of the Company Group, subject to, and in accordance with, the terms and conditions of the Plan and any subscription, grant or similar agreement relating to such equity.

(b) “Agreement” shall have the meaning set forth in the preamble hereto.

(c) “Annual Bonus” shall have the meaning set forth in Section 4(b).

(d) “Atlas” shall have the meaning set forth in Section 4(c).

(e) “Base Compensation” shall mean the annual salary provided for in Section 4(a).

(f) “Board” shall mean the Board of Directors of Atlas.

(g) “Cause” shall mean (i) Executive’s act(s) of gross negligence or willful misconduct in the course of Executive’s employment hereunder, (ii) willful failure or refusal by Executive to perform Executive’s duties or responsibilities to the Company Group or to follow the lawful directives of the Chief Executive Officer or its designee (other than as a result of death or Permanent Disability), (iii) misappropriation (or attempted misappropriation) by Executive of any assets or business opportunities of the Company or any other member of the Company Group, (iv) Executive’s commission of indictment for, conviction of or pleading guilty or nolo contendere to any felony or any crime involving moral turpitude, (v) Executive’s failure to cooperate in any material way with any audit or investigation of the business or financial practices of the Company Group, (vi) Executive’s commitment of (or attempting to commit) any act of theft, embezzlement, fraud, malfeasance, dishonesty or misappropriation of the Company Group’s property, (vii) Executive’s breach of this Agreement, the Non-Interference Agreement or any other non-competition, non-solicitation, confidentiality, non-disparagement or other restrictive covenant provisions relating to any member of the Company Group by which the Executive may be bound, or any other agreement between Executive, on the one hand, and a member of the Company Group, on the other hand, (viii) Executive’s material violation of the Company’s code of conduct or other written policy or (ix) Executive’s deliberate misconduct which is reasonably likely to be materially damaging to any member of the Company Group.

(h) “Change in Control” shall have the meaning set forth in the Plan.

(i) “COBRA” shall mean Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA.

Appendix A to Employment Agreement

(j) “Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(k) “Company” shall have the meaning set forth in the preamble hereto.

(l) “Company Group” shall mean, collectively, the Company, Atlas and their respective subsidiaries and affiliates.

(m) “Delay Period” shall have the meaning set forth in Section 13(a) hereof.

(n) “Executive” shall have the meaning set forth in the preamble hereto.

(o) “Good Reason” shall mean, without Executive’s consent, (i)  a material and ongoing diminution in Executive’s title, duties or responsibilities as set forth in Section 3 hereof, measured as of the date hereof (ii) the relocation of Executive’s principal place of employment (as provided in Section 3(c) hereof) more than twenty-five (25) miles from its current location or (iii) any other material breach of a provision of this Agreement by the Company (other than a provision that is covered by clause (i) or (ii) above); provided, that none of the foregoing events shall constitute Good Reason unless the Company fails to cure such event within thirty (30) days after receipt from the Executive of written notice of the event which constitutes Good Reason as contemplated in Section 8(e), which written notice shall give reasonable specificity in the nature of the circumstances determined by the Executive in good faith to constitute Good Reason; and provided, further, that “Good Reason” shall cease to exist for an event on the sixtieth (60th) day following the occurrence of such event, unless the Executive has given the Company written notice thereof prior to such date. Executive acknowledges and agrees that Executive’s exclusive remedy in the event of any breach of this Agreement shall be to assert Good Reason pursuant to the terms and conditions of Section 8(e) hereof. Notwithstanding the foregoing, during the Term of Employment, in the event that the Company reasonably believes that Executive may have engaged in conduct that could constitute Cause hereunder, the Company may, in its sole and absolute discretion, suspend Executive from performing Executive’s duties hereunder, and in no event shall any such suspension constitute an event pursuant to which Executive may terminate employment with Good Reason or otherwise constitute a breach hereunder; provided, that no such suspension shall alter the Company’s obligations under this Agreement during such period of suspension.

(p) “Initial Term of Employment” shall mean the period specified in Section 2 hereof.

(q) “Non-Interference Agreement” shall mean the Confidentiality, Non-Interference, and Invention Assignment Agreement dated as of the date hereof, by and between the Company and Executive, and attached hereto as Exhibit C.

(r) “Permanent Disability” shall mean any physical or mental disability or infirmity of Executive that prevents, or, in the good faith determination of the Board, would be reasonably likely to prevent, the performance of Executive’s duties for a period of (i) ninety (90) consecutive days or (ii) one hundred twenty (120) non-consecutive days during any twelve (12) month period. Any question as to the existence, extent, or potentiality of Executive’s Permanent Disability shall be determined by the Board in good faith.

Appendix A to Employment Agreement

(s) “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust (charitable or non-charitable), unincorporated organization, or other form of business entity.

(t) “Severance” shall mean an amount equal to one hundred percent (100%) of Executive’s then-applicable Base Compensation.

(u) “Severance Benefits” shall have the meaning set forth in Section 8(h) hereof.

(v) “Severance Term” shall mean the twelve (12) month period following Executive’s termination of employment.

(w) “Term of Employment” shall mean the Initial Term of Employment and the period of any extension thereof in accordance with Section 2 hereof.

Appendix A to Employment Agreement

Exhibit A

Employee Terms

Executive Name	Position	Base Compensation	Target Bonus Opportunity
Walter Powell	Chief Accounting Officer	$330,000	50%

Exhibit A to Employment Agreement

Exhibit B

General Release

(Please see attached)

Exhibit B to Employment Agreement

GENERAL RELEASE

As a condition precedent to Atlas Technical Consultants, LLC, a Delaware limited liability company (the “Company”) providing the consideration set forth in Section 8[(d)/(e)/(g)/(h)] of the Employment Agreement, by and between the Company and Executive, dated May 11, 2020 (the “Employment Agreement”), to which this General Release is attached as Exhibit B (this “Release”), to the undersigned executive (“Executive”), Executive hereby agrees to the terms of this Release as follows:

1. Release.

(a) Subject to Section 1(c) below, Executive, on behalf of Executive and Executive’s heirs, executors, administrators, successors and assigns, hereby voluntarily, unconditionally, irrevocably and absolutely releases and discharges the Company, its parent, and each of their subsidiaries, affiliates, and all of their past and present employees, officers, directors, agents, owners, shareholders, representatives, members, attorneys, insurers and benefit plans, and all of their successors and assigns (collectively, the “Released Parties”), from any and all claims, demands, causes of action, suits, controversies, actions, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, any other damages, claims for costs and attorneys’ fees, losses or liabilities of any nature whatsoever in law and in equity and any other liabilities, known or unknown, suspected or unsuspected of any nature whatsoever (hereinafter, “Claims”) that Executive has or may have against the Released Parties: (i) from the beginning of time through the date upon which Executive signs this Release; (ii) arising from or in any way related to Executive’s employment or termination of employment with any Released Parties; (iii) arising from or in any way related to any agreement with any Released Parties, including the Employment Agreement (other than Section 8[(d)/(e)/(g)/(h)] of the Employment Agreement); and/or (iv) arising from or in any way related to awards, policies, plans, programs or practices of any Released Parties that may apply to Executive or in which Executive may participate, in each case, including, but not limited to, under any federal, state or local law, act, statute, code, order, judgment, injunction, ruling, decree or writ, ordinance or regulation, including, but not limited to, any Claims under including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; the Rehabilitation Act; the Sarbanes-Oxley Act; the Fair Credit Reporting Act; the Equal Pay Act; the National Labor Relations Act; to the extent permitted by applicable law, any whistleblower, relator, False Claims Act or qui tam claims and/or any personal right to recovery under such claims; the Occupational Safety and Health Act; any applicable Executive Order Programs; the Fair Labor Standards Act; any claims arising under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters.

Exhibit B to Employment Agreement

(b) Executive understands that Executive may later discover claims or facts that may be different than, or in addition to, those which Executive now knows or believes to exist with regards to the subject matter of this Release and the releases in this Section 1, and which, if known at the time of executing this Release, may have materially affected this Release or Executive’s decision to enter into it. Executive hereby waives any right or claim that might arise as a result of such different or additional claims or facts.

(c) This Release is not intended to bar or affect (i) any Claims that may not be waived by private agreement under applicable law, such as claims for workers’ compensation or unemployment insurance benefits, (ii) vested rights under the Company’s 401(k) or pension plan, (iii) any Claim relating to directors’ and officers’ liability insurance coverage or any right of indemnification under the Company’s organizational documents or otherwise to which Executive is entitled, (iv) any right to the payments and benefits set forth in Section 8[(d)/(e)/(g)/(h)] of the Employment Agreement, and/or (v) any Accrued Obligations (as such term is defined in the Employment Agreement).

(d) Nothing in this Release is intended to prohibit or restrict Executive’s right to file a charge with, or participate in a charge by, the Equal Employment Opportunity Commission or any other administrative body or governmental agency; provided, however, that Executive hereby waives the right to recover any monetary damages or other relief against any Released Parties to the fullest extent permitted by law, excepting any benefit or remedy to which Executive is or becomes entitled to pursuant to Section 922 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(e) Notwithstanding anything in this Release to the contrary, Executive’s release of Claims under the ADEA (the “ADEA Release”) shall only become effective upon: (i) Executive’s separate signature set forth on the signature page of this Release reflecting his assent to his release of Claims under the ADEA and (ii) the occurrence of the ADEA Release Effective Date.

(f) Executive represents that Executive has made no assignment or transfer of any right or Claim covered by this Section 1 and that Executive further agrees that he is not aware of any such right or Claim covered by this Section 1.

Exhibit B to Employment Agreement

2. Return of Company Property. Executive acknowledges that Executive has complied with Section 3 of the Confidentiality, Non-Interference and Invention Assignment Agreement, by and between the Company and Executive, dated May 11, 2020 (the “Non-Interference Agreement”). If Executive discovers any property of the Released Parties in his possession after his termination of employment, Executive shall immediately return such property to the Company.

3. Nondisparagement. Subject to Section 7(b) below, Executive agrees not to, and to cause any business or entity controlled by Executive not to, (a) make any statement, written or oral, directly or indirectly, which in any way disparages the Released Parties in any manner whatsoever, or portrays the Released Parties in a negative light or would in any way place the Released Parties in disrepute and/or (b) encourage anyone else to disparage or criticize the Released Parties, or put them in a bad light.

4. Continuing Obligations. Executive acknowledges and agrees that he will comply with all applicable restrictive covenants contained in this Release, the Employment Agreement, the Non-Interference Agreement and any agreement contemplated by any of the foregoing at all times, and such provisions are expressly incorporated herein by reference (the “Continuing Obligations”). Executive acknowledges and agrees that he has not breached any of the Continuing Obligations.

5. Consultation/Voluntary Agreement. Executive acknowledges that the Company has advised Executive of Executive’s right to consult with an attorney prior to executing this Release. Executive has carefully read and fully understands all of the provisions of this Release. Executive is entering into this Release, knowingly, freely and voluntarily in exchange for good and valuable consideration to which Executive would not be entitled in the absence of executing and not revoking this Release.

6. Review and Revocation Period. Executive has been given [twenty-one (21)/ forty-five (45)] calendar days to consider the terms of this Release, although Executive may sign it at any time sooner. Executive has seven (7) calendar days after the date on which Executive executes this Release for purposes of the ADEA Release to revoke Executive’s consent to the ADEA Release. Such revocation must be in writing and must be e-mailed to [●] at [●]. Notice of such revocation of the ADEA Release must be received within the seven (7) calendar days referenced above. In the event of such revocation of the ADEA Release by Executive, with the exception of the ADEA Release (which shall become null and void), this Release shall otherwise remain fully effective. Provided that Executive does not revoke his execution of the ADEA Release within such seven (7) day revocation period, the “ADEA Release Effective Date” shall occur on the eighth calendar day after the date on which he signs the signature page of this Release reflecting Executive’s assent to the ADEA Release.

7. Confidentiality; Permitted Disclosures.

(a) Executive agrees that this Release and the Employment Agreement are confidential and agrees not to disclose any information regarding the terms of this Release or the Employment Agreement, except to his immediate family and any tax or legal counsel he has consulted regarding the meaning or effect hereof or as required by law, and Executive will instruct each of the foregoing not to disclose the same to anyone.

Exhibit B to Employment Agreement

(b) Nothing in this Release or any other agreement or Company policy shall prohibit or restrict Executive or his attorneys from: (i) making any disclosure of relevant and necessary information or documents in any action, investigation, or proceeding relating to this Release, or as required by law or legal process, including with respect to possible violations of law; (ii) participating, cooperating, or testifying in any action, investigation, or proceeding with, or providing information to, any governmental agency or legislative body, or any self-regulatory organization; or (iii) accepting any U.S. Securities and Exchange Commission awards. In addition, nothing in this Release or any other agreement or Company policy prohibits or restricts Executive from initiating communications with, or responding to any inquiry from, any administrative, governmental, regulatory or supervisory authority regarding any good faith concerns about possible violations of law or regulation. Pursuant to 18 U.S.C. § 1833(b), Executive will not be held criminally or civilly liable under any Federal or state trade secret law for the disclosure of a trade secret of the Company or its affiliates that (i) is made (x) in confidence to a Federal, state, or local government official, either directly or indirectly, or to Executive’s attorney and (y) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If Executive files a lawsuit (not otherwise waived by this Agreement) for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney and use the trade secret information in the court proceeding, if Executive files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement or any other agreement between the parties or any other policies of the Company or its affiliates is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section.

8. No Admission of Wrongdoing. Neither this Release, nor the furnishing of the consideration for this Release, shall be deemed or construed at any time to be an admission by the parties of any improper or unlawful conduct.

9. Third-Party Beneficiaries. Executive acknowledges and agrees that all Released Parties are third-party beneficiaries of this Release and have the right to enforce this Release.

10. Assignment. Executive shall not assign any rights, or delegate or subcontract any obligations, under this Release. The Company may freely assign its rights and obligations under this Release at any time to any successor or affiliate.

11. Governing Law. This Release shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to the application of any choice-of-law rules that would result in the application of another state’s laws. The parties irrevocably consent to the jurisdiction of, and exclusive venue in, the state and federal courts in Texas with respect to any matters pertaining to, or arising from, this Release.

12. Savings Clause. If any term or provision of this Release is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Release or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision of this Release is invalid, illegal or unenforceable, this Release shall be enforceable as closely as possible to its intent of providing the Released Parties with a full release of all legally releasable claims through the date upon which Executive signs this Release.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

Exhibit B to Employment Agreement

IN WITNESS WHEREOF, Executive has executed this Release as of the below-indicated date(s).

THIS RELEASE MAY NOT BE SIGNED PRIOR TO EXECUTIVE’S LAST DAY OF EMPLOYMENT

EXECUTIVE

(Signature)
Date Executed:

ACKNOWLEDGED AND AGREED
WITH RESPECT TO ADEA RELEASE

EXECUTIVE

(Signature)
Date Executed:

Exhibit B to Employment Agreement

Exhibit C

Non-Interference Agreement

(Please see attached)

Exhibit C to Employment Agreement

CONFIDENTIALITY, NON-INTERFERENCE
AND INVENTION ASSIGNMENT AGREEMENT

This Confidentiality, Non-Interference and Invention Assignment Agreement (this “Non-Interference Agreement”) is made and entered into as of May 11, 2020, by and between Atlas Technical Consultants LLC, a Delaware limited liability company (the “Company”), and the undersigned (the “Executive,” “me,” “my” or “I”), as a condition of my Employment Agreement, dated as of the date hereof, with the Company (the “Employment Agreement”). In consideration of, as applicable, (x) my employment with the Company and my receipt of the compensation now and hereafter payable to me by the Company and (y) the provision of services to the Company Group (as defined herein), I agree to the terms and conditions of this Non-Interference Agreement:

W I T N E S S E T H:

WHEREAS, in connection with, and as a condition to the Company’s entry into the Employment Agreement, the Company and Executive desire to enter into this Non-Interference Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Company and Executive hereby agree as follows:

Section 1. Confidential Information.

(a) Company Group Information. I acknowledge that, during the course of my employment with or provision of services to the Company, Atlas Technical Consultants, Inc. or any of their respective affiliates, subsidiaries and successors (collectively, the “Company Group”), I will have access to information about the Company Group and that my employment with or provision of services to any member of the Company Group shall bring me into close contact with confidential and proprietary information of the Company Group. In recognition of the foregoing, I agree, at all times during the term of my employment with or provision of services to any member of the Company Group and at all times thereafter, to hold in confidence, and not to use, except for the benefit of the Company Group, or to disclose to any Person, firm, corporation, or other entity without written authorization of a duly authorized representative of the Company, any Confidential Information that I obtain or create. I further agree not to make copies of such Confidential Information except as authorized by the Company. I understand that “Confidential Information” means information that the Company Group has or will develop, acquire, create, compile, discover, or own, that has value in or to the business of the Company Group that is not generally known and that the Company Group wishes to maintain as confidential. I understand that Confidential Information includes, but is not limited to, any and all non-public information that relates to the actual or anticipated business and/or products, research, or development of the Company Group, or to the technical data, trade secrets, or know-how of the Company Group, including, but not limited to, research, development or product plans, or other information regarding the products or services and markets of the Company Group, customer lists, and customers (including, but not limited to, customers of the Company Group on whom I called or with whom I may become acquainted during the term of my employment or provision of services to the Company Group), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, drilling plans, acquisition strategies, marketing, finances, and other business information disclosed by the Company Group either directly or indirectly in writing, orally, or by drawings or inspection of premises, parts, equipment, or other property of the Company Group. Notwithstanding the foregoing, and subject to Section 10 below, Confidential Information shall not include (i) any of the foregoing items that have become publicly and widely known through no unauthorized disclosure by me or others who were under confidentiality obligations as to the item or items involved or (ii) any information that I am required to disclose to, or by, any governmental or judicial authority.

(b) Permitted Disclosures. Nothing in this Non-Interference Agreement or any other agreement between the parties or any other policies of the Company Group shall prohibit or restrict me or my attorneys from: (a) making any disclosure of relevant and necessary information or documents in any action, investigation, or proceeding relating to this Non-Interference Agreement, or as required by law or legal process, including with respect to possible violations of law; (b) participating, cooperating, or testifying in any action, investigation, or proceeding with, or providing information to, any governmental agency or legislative body, any self-regulatory organization, and/or pursuant to the Sarbanes-Oxley Act; or (c) accepting any U.S. Securities and Exchange Commission awards. In addition, nothing in this Non-Interference Agreement or any other agreement between the parties or any other policies of the Company Group prohibits or restricts me from initiating communications with, or responding to any inquiry from, any regulatory or supervisory authority regarding any good faith concerns about possible violations of law or regulation. Pursuant to 18 U.S.C. § 1833(b), I will not be held criminally or civilly liable under any Federal or state trade secret law for the disclosure of a trade secret of the Company Group that (i) is made (x) in confidence to a Federal, state, or local government official, either directly or indirectly, or to my attorney and (y) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If I file a lawsuit for retaliation by the Company Group for reporting a suspected violation of law, I may disclose the trade secret to my attorney and use the trade secret information in the court proceeding, if I file any document containing the trade secret under seal, and do not disclose the trade secret, except pursuant to court order. Nothing in this Non-Interference Agreement or any other agreement between the parties or any other policies of the Company Group is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section.

(c) Former Employer Information. I represent that my performance of all or any duties, responsibilities, and activities of employment, and my provision of services to the Company Group has not breached and will not breach any agreement to keep in confidence proprietary information, knowledge, or data acquired by me in confidence or trust prior or subsequent to the commencement of my employment with or provision of services to any member of the Company Group, and I will not disclose to any member of the Company Group, or induce any such Person to use, any developments, or confidential or proprietary information or material I may have obtained in connection with employment with any prior employer in violation of a confidentiality agreement, nondisclosure agreement, or similar agreement with such prior employer.

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Section 2. Developments.

(a) Developments Retained and Licensed. I have attached hereto, as Schedule A, an executed list describing with particularity all developments, original works of authorship, improvements, and trade secrets that were created or owned by me prior to the commencement of my employment (collectively referred to as “Prior Developments”), that belong solely to me or belong to me jointly with another, that relate in any way to any of the proposed businesses, products, or research and development of the Company Group, and that are not assigned to the Company hereunder, or if no such list is attached, I represent that there are no such Prior Developments. If, during any period during which I perform or performed services for the Company Group, both before or after the date hereof (the “Assignment Period”), whether as an officer, employee, director, independent contractor, consultant, or agent, or in any other capacity, I incorporate (or have incorporated) into a Company Group product or process a Prior Development owned by me or in which I have an interest, I hereby grant the Company Group, and the Company Group shall have, a non-exclusive, royalty-free, irrevocable, perpetual, transferable worldwide license (with the right to sublicense) to make, have made, copy, modify, make derivative works of, use, sell, and otherwise distribute such Prior Development as part of or in connection with such product or process.

(b) Assignment of Developments. I agree that I will, without additional compensation, promptly make full written disclosure to the Company, and will hold in trust for the sole right and benefit of the Company Group, all developments, original works of authorship, inventions, concepts, know-how, improvements, trade secrets, and similar proprietary rights, whether or not patentable or registrable under copyright or similar laws, which I may (or have previously) solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the Assignment Period, whether or not during regular working hours, provided they either (i) relate at the time of conception or reduction to practice of the invention to the business of the Company Group, or actual or demonstrably anticipated research or development of the Company Group; (ii) result from or relate to any work performed for the Company Group; or (iii) are developed through the use of equipment, supplies, or facilities of the Company Group, or any Confidential Information, or in consultation with personnel of the Company Group (collectively referred to as “Developments”). I further acknowledge that all Developments made by me (solely or jointly with others) within the scope of and during the Assignment Period are “works made for hire” (to the greatest extent permitted by applicable law) for which I am, in part, compensated by the compensation payable to me under the Employment Agreement unless regulated otherwise by law, but that, in the event any such Development is deemed not to be a work made for hire, I hereby assign to the Company Group, or its designee, all my right, title, and interest throughout the world in and to any such Development.

(c) Maintenance of Records. I agree to keep and maintain adequate and current written records of all Developments made by me (solely or jointly with others) during the Assignment Period. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, or any other format. The records will be available to and remain the sole property of the Company Group at all times. I agree not to remove such records from the Company’s place of business except as expressly permitted by Company policy, which may, from time to time, be revised at the sole election of the Company for the purpose of furthering the business of the Company Group.

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(d) Intellectual Property Rights. I agree to assist the Company Group, or its designee, at the Company’s expense, in every way to secure the rights of the Company Group in the Developments and any copyrights, patents, trademarks, service marks, database rights, domain names, mask work rights, moral rights, and other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments that the Company shall deem necessary in order to apply for, obtain, maintain, and transfer such rights and in order to assign and convey to the Company Group the sole and exclusive right, title, and interest in and to such Developments, and any intellectual property and other proprietary rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of the Assignment Period until the expiration of the last such intellectual property right to expire in any country of the world; provided, however, the Company shall reimburse me for my reasonable expenses incurred in connection with carrying out the foregoing obligation. If the Company is unable because of my mental or physical incapacity or unavailability for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Developments or original works of authorship assigned to the Company Group as set forth above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact to act for and in my behalf and stead to execute and file any such applications or records and to do all other lawfully permitted acts to further the application for, or prosecution, issuance, maintenance, and transfer of, patent letters or registrations thereon with the same legal force and effect as if originally executed by me. I hereby waive and irrevocably quitclaim to the Company Group any and all claims, of any nature whatsoever, that I now or hereafter have for past, present, or future infringement of any and all proprietary rights assigned to the Company Group.

Section 3. Returning Company Group Documents. I agree that, at the time of termination of my employment with or provision of services to any member of the Company Group or at any other time as requested by the Company, I will deliver to the Company (and will not keep in my possession, recreate, or deliver to anyone else) any and all Confidential Information and all other documents, materials, information, and property developed by me pursuant to my employment or engagement with the Company Group or otherwise belonging to the Company Group. I agree further that any property situated on the Company Group’s premises and owned by the Company Group, including storage media, filing cabinets, and other work areas, is subject to inspection by personnel of the Company Group at any time with or without notice.

Section 4. Disclosure of Agreement. As long as it remains in effect, I will disclose the existence of this Non-Interference Agreement to any prospective employer, partner, co-venturer, investor, or lender prior to entering into an employment, partnership, or other business relationship with such Person.

Section 5. Restrictions on Interfering. I acknowledge and agree that the covenants contained in this Section 5 are in addition to, and not in lieu of, any similar restrictions that may exist in any other agreement between any member of the Company Group and me, as may be modified, amended, restated or amended and restated from time to time, and to the extent I am a party to such an agreement, the Company may elect to enforce the covenants contained therein without limiting the Company’s rights to enforce the covenants contained herein.

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(a) Non-Competition. During the period of my employment with or provision of services to the Company Group (the “Employment Period”) and the Post-Termination Restricted Period, I shall not, directly or indirectly, individually or on behalf of any Person, company, enterprise, or entity, or as a sole proprietor, partner, stockholder, director, officer, principal, agent, employee or executive, or in any other capacity or relationship, engage in (or take any preparatory steps to engage in) any Competitive Activities within the Restricted Area. Notwithstanding the foregoing, nothing herein shall prohibit me from investing in the publicly traded equity securities of a Person engaged in any Competitive Activities so long as I (i) am not a controlling person of, or a member of a group which controls, such Person, (ii) do not directly or indirectly own more than one percent (1%) of any class of securities of such Person and (iii) do not undertake any of the Competitive Activities with respect to such Person and otherwise have no active participation in the business of such Person.

(b) Non-Interference. During the Employment Period and the Post-Termination Restricted Period, I shall not, directly or indirectly for my own account or for the account of any other individual or entity, engage in Interfering Activities; provided, however, that if my termination of employment occurs within the two (2) year period immediately following a Change in Control (as defined in the Employment Agreement), this Section 5(b) shall apply for the period commencing on the date of the termination of the Employment Period and ending on the twenty-four (24) month anniversary of such date of termination.

(c) Definitions. For purposes of this Non-Interference Agreement:

(i) “Business Relation” shall mean any current or prospective client, customer, licensee, supplier, or other business relation of any member of the Company Group, or any such relation that was a client, customer, licensee or other business relation within the prior twelve (12) month period, in each case, with whom I transacted business, or about whom I learned non-public information through my employment with or provision of services to the Company Group, or who became clients, customers, licensees, suppliers, or other business relations of the Company Group during my employment with or provision of services to the Company Group, or whose identity became known to me in connection with my relationship with the Company Group, or employment by any member of the Company Group.

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(ii) “Competitive Activities” shall mean, directly or indirectly, owning any interest in, participating in (whether as a director, officer, employee, member or partner), consulting with, rendering services for (including as an employee), or in any manner engaging in any business or enterprise that competes with the Company Group.

(iii) “Interfering Activities” shall mean (A) encouraging, soliciting, or inducing, or in any manner attempting to encourage, solicit, or induce, any Person employed by, or providing consulting services to, any member of the Company Group to terminate such Person’s employment or services (or in the case of a consultant, materially reducing such services) with the Company Group; (B) hiring any individual who was employed by any member of the Company Group within the twelve (12) month period prior to the date of such hiring; or (C) encouraging, soliciting, or inducing, or in any manner attempting to encourage, solicit, or induct, any Business Relation to cease doing business with, reduce the amount of business conducted with, or alter the terms of the relationship with, the Company Group, or in any way interfering with the relationship between any such Business Relation and the Company Group.

(iv) “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust (charitable or non-charitable), unincorporated organization, or other form of business entity.

(v) “Post-Termination Restricted Period” shall mean the period commencing on the date of the termination of the Employment Period (whether for any reason or no reason and whether my employment is terminated at the option of the Company or me) and ending on the twelve (12) month anniversary of such date of termination.

(vi) “Restricted Area” shall mean those designated on Schedule B hereto.

(d) Non-Disparagement. Subject to Section 10 below, I agree that during the Employment Period, and at all times thereafter, I will not, and will cause each of my affiliates not to, make, publish, or communicate any disparaging or defamatory comments regarding members of the Company Group or their respective current or former directors, officers, members, partners, employees, customers, suppliers or direct or indirect owners in any respect or make any comments concerning any aspect of my relationship with the Company Group or any conduct or events which precipitated any termination of my employment from or engagement with the Company Group.

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Section 6. Reasonableness of Restrictions.

I understand that the nature of my position gives me access to and knowledge of Confidential Information and places me in a position of trust and confidence with the Company Group and that I will benefit from the Company Group’s goodwill. I understand and acknowledge that the Company invested significant time and expense in developing the Confidential Information and goodwill. I acknowledge and recognize the highly competitive nature of the Company Group’s business, that access to Confidential Information renders me special and unique within the Company Group and Company Group’s industry, and that I will have the opportunity to develop substantial relationships with existing and prospective clients, accounts, customers, consultants, contractors, investors, and strategic partners of the Company Group during the course of and as a result of my employment with or provision of services to the Company Group. In exchange for my promises hereunder, the Company Group (a) is providing me with the Employment Agreement and (b) is promising to provide me, on an as-needed basis based on the Company’s business interests, with Confidential Information, introductions to, and contact with key customers of the Company Group and specialized training and further. I acknowledge and agree that such consideration is adequate and sufficient consideration for me to enter into this Non-Interference Agreement. I recognize and acknowledge that the restrictions and limitations set forth in this Non-Interference Agreement are reasonable and valid in geographical and temporal scope and in all other respects and are essential to protect the value of the business and assets of the Company Group. I further acknowledge that the restrictions and limitations set forth in this Non-Interference Agreement will not materially interfere with my ability to earn a living following the termination of my employment with or provision of services to the Company Group and that my ability to earn a livelihood without violating such restrictions is a material condition to my employment with or provision of services to any member of the Company Group.

Section 7. Independence; Severability; Blue Pencil.

Each of the rights enumerated in this Non-Interference Agreement shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to the Company or other members of the Company Group at law or in equity. If any of the provisions of this Non-Interference Agreement or any part of any of them is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of this Non-Interference Agreement, which shall be given full effect without regard to the invalid portions. If any of the covenants contained herein are held to be invalid or unenforceable because of the duration of such provisions or the area or scope covered thereby, I agree that the court making such determination shall have the power to reduce the duration, scope, and/or area of such provision to the maximum and/or broadest duration, scope, and/or area permissible by law, and in its reduced form, said provision shall then be enforceable. Furthermore, a determination in any jurisdiction that this Non-Interference Agreement, in whole or in part, is invalid or unenforceable shall not in any way affect or impair the validity, legality or enforceability of this Non-Interference Agreement in any other jurisdiction.

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Section 8. Injunctive Relief.

I expressly acknowledge that any breach or threatened breach of any of the terms and/or conditions set forth in this Non-Interference Agreement may result in substantial, continuing and irreparable injury to the Company Group. Therefore, I hereby agree that, in addition to any other remedy that may be available to the Company Group, the Company Group shall be entitled to seek injunctive relief, specific performance, or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of this Non-Interference Agreement without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach or the posting of a bond. Notwithstanding any other provision to the contrary, I acknowledge and agree that the Post-Termination Restricted Period shall be tolled during any period of violation of any of the covenants in Section 5 hereof and during any other period required for litigation during which the Company Group seeks to enforce such covenants against me if it is ultimately determined that I was in breach of such covenants.

Section 9. Cooperation.

I agree that, following any termination of my employment, I will continue to provide reasonable cooperation to the Company and/or other members of the Company Group and its or their respective counsel in connection with any internal or external claim, charge, audit, contractual dispute, investigation, administrative proceeding, or litigation relating to any matter that occurred during my employment in which I was involved, of which I have knowledge or on which I may be a witness. As a condition of such cooperation, the Company shall reimburse me for reasonable and documented out-of-pocket expenses incurred at the request of the Company with respect to my compliance with this Section 9 in accordance with Company policy regarding business expenses. I also agree that, in the event I am subpoenaed by any Person or entity (including, but not limited to, any government agency) to give testimony or provide documents (in a deposition, court proceeding, or otherwise), that in any way relates to my employment with or provision of services to the Company Group, I will give prompt notice of such request to the Company and, to the extent permitted by applicable law, will make no disclosure until the Company has had a reasonable opportunity to contest the right of the requesting Person or entity to such disclosure. I shall not encourage, counsel or assist any non-governmental attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges or complaints by any non-governmental third party against any member of the Company Group.

Section 10. Response to Subpoena, Court Order or Other Legal Process.

Nothing in this Non-Interference Agreement shall prohibit or restrict the Company, Executive or their respective attorneys from: (a) making any disclosure of relevant and necessary information or documents in any action, investigation, or proceeding relating to this Non-Interference Agreement, or as required by law or legal process, including with respect to possible violations of law; or (b) participating, cooperating, or testifying in any action, investigation, or proceeding with, or providing information to, any governmental agency or legislative body, any self-regulatory organization, and/or pursuant to the Sarbanes-Oxley Act; provided that, to the extent permitted by law, upon the Company’s or Executive’s receipt of any subpoena, court order, or other legal process compelling the disclosure of any such information or documents, such party agrees to give prompt written notice by hand delivery to the other party, and wait at least ten (10) days before responding to such subpoena, court order or other legal process, in order to permit such party to protect the interests in confidentiality to the fullest extent possible. In addition, nothing in this Non-Interference Agreement prohibits or restricts Executive or the Company from initiating communications with, or responding to any inquiry from, any regulatory or supervisory authority regarding any good faith concerns about possible violations of law or regulation.

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Section 11. General Provisions.

(a) Governing Law; Waiver of Jury Trial. AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL, THE PARTIES AGREE THAT THE VALIDITY, INTERPRETATION, CONSTRUCTION, AND PERFORMANCE OF THIS NON-INTERFERENCE AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF TEXAS, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND AGREES NOT TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY OTHER COURT. BY EXECUTION OF THIS NON-INTERFERENCE AGREEMENT, I HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS NON-INTERFERENCE AGREEMENT. I ACKNOWLEDGE AND AGREE THAT I HAVE ENTERED INTO THIS SECTION 11(a) KNOWINGLY AND VOLUNTARILY AND AFTER CONSULTING WITH MY LEGAL COUNSEL. NOTWITHSTANDING ANYTHING IN THIS NON-INTERFERENCE AGREEMENT TO THE CONTRARY, I UNDERSTAND THAT MY AGREEMENT TO THIS SECTION 11(a) IS NOT A CONDITION TO MY EMPLOYMENT WITH THE COMPANY.

(b) Entire Agreement. Except as set forth in the Employment Agreement and any other documents contemplated by the foregoing, this Non-Interference Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions, negotiations, representations, proposals, agreements and understandings of every kind and nature between us. The parties represent that, in executing this Non-Interference Agreement, each party has not relied upon any representation or statement made by the other party, other than those set forth in this Non-Interference Agreement, with regard to the subject matter, basis, or effect of this Non-Interference Agreement. No modification or amendment to this Non-Interference Agreement, nor any waiver of any rights under this Non-Interference Agreement, will be effective unless in writing signed by the party to be charged. No waiver by either party of a breach of any provision of this Non-Interference Agreement by the other party, or of compliance with any condition or provision of this Non-Interference Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by such other party or any similar or dissimilar provision or condition at the same or any subsequent time. The failure of either party hereto to take any action by reason of any breach will not deprive such party of the right to take action at any time. Any subsequent change or changes in my duties, obligations, rights, or compensation will not affect the validity or scope of this Non-Interference Agreement.

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(c) No Right of Employment. I acknowledge and agree that nothing contained herein shall be construed as granting me any right to continued employment with or provision of services to the Company Group, and the right of the applicable member of the Company Group to terminate my employment with or provision of services to the Company Group at any time and for any reason, with or without cause, is specifically reserved.

(d) Successors and Assigns. This Non-Interference Agreement will be binding upon my heirs, executors, administrators, and other legal representatives and will be for the benefit of each of the Company and its successors and assigns. I shall not assign any rights, or delegate or subcontract any obligations, under this Non-Interference Agreement. I expressly acknowledge and agree that this Non-Interference Agreement may be assigned without my consent to any other member of the Company Group, as well as any successor of the Company, including any purchaser of all or substantially all of the assets of the Company.

(e) Survival. The provisions of this Non-Interference Agreement shall survive the termination of my employment with or provision of services to any member of the Company Group and/or the assignment of this Non-Interference Agreement by the Company to any successor in interest or other assignee.

(f) Counterparts. This Non-Interference Agreement may be executed simultaneously in counterparts, each of which shall be an original, but all of which shall constitute one and the same agreement. A faxed, .pdf-ed or electronic signature shall operate the same as an original signature.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Confidentiality, Non-Interference, and Invention Assignment Agreement as of the date first above written.

COMPANY

Atlas Technical Consultants LLC

By:
Name:	L. Joe Boyer
Title:	Chief Executive Officer

Signature Page to Confidentiality, Non-Interference, and Invention Assignment Agreement

EXECUTIVE

Walter Powell

Signature Page to Confidentiality, Non-Interference, and Invention Assignment Agreement

SCHEDULE A

LIST OF PRIOR DEVELOPMENTS

AND ORIGINAL WORKS OF AUTHORSHIP

EXCLUDED FROM SECTION 2

Title	Date	Identifying Number or Brief Description

____ No Developments or improvements

____ Additional Sheets Attached

Signature of Executive: _________________

Print Name of Executive: Walter Powell

Date: ______________

SCHEDULE B

RESTRICTED AREA

1.	All counties in the states of Texas, Florida, Georgia, Alabama, Mississippi, Louisiana, Texas, California, Washington, Oregon, Colorado, New York, New Jersey and Massachusetts.

2.	Any location that is within 250 miles of a Company Group office.

Exhibit 10.5

ATLAS TECHNICAL CONSULTANTS, INC.

[DATE]

RESTRICTED STOCK UNIT AGREEMENT (EMPLOYEES)

*  *  *  *  *

Participant:__________________________

Grant Date:__________________________

Number of Restricted Stock Units Granted: ____________

*  *  *  *  *

THIS RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”), dated as of the Grant Date specified above (the “Grant Date”), is entered into by and between ATLAS TECHNICAL CONSULTANTS, INC., a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the Atlas Technical Consultants, Inc. 2019 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”).

WHEREAS, it has been determined that it would be in the best interests of the Company to grant the Restricted Stock Units provided herein (“RSUs”) to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby mutually covenant and agree as follows:

1. Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time), all of which terms and provisions are made a part of and incorporated into this Agreement as if they were each expressly set forth herein. Except as provided otherwise herein, any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and confirms that the Participant has read the Plan carefully and fully understands its contents. In the event of any conflict or inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2. Grant of Restricted Stock Unit Award. The Company hereby grants to the Participant, as of the Grant Date, the number of RSUs specified above. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of the shares of Common Stock underlying the RSUs, except as otherwise specifically provided for in the Plan or this Agreement.

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3. Vesting.

(a) Subject to the provisions of Section 3.b), the RSUs subject to this Agreement shall become vested as follows, provided that the Participant has not incurred a termination of employment with the Company or any Affiliate thereof (a “Termination”) prior to the applicable vesting date:

Vesting Date	Portion of RSUs That Vest

First Anniversary of the Grant Date	1/3

Second Anniversary of the Grant Date	1/3

Third Anniversary of the Grant Date	1/3

There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the applicable vesting date, subject to the Participant’s continued employment with the Company or any Affiliate thereof on such vesting date.

(b) Forfeiture. Subject to the terms of this Section 3, all unvested RSUs (and all rights arising from such RSUs and from being a holder thereof) shall automatically (without further action by the Company or any Person) be immediately forfeited upon the Participant’s Termination for any reason.

4. Delivery of Shares. Within thirty (30) days following the applicable vesting date of the RSUs, the Participant shall receive a number of shares of Common Stock equal to the number of RSUs that have become vested on the applicable vesting date. Neither this Section 4 nor any action taken pursuant to, or in accordance with, this Agreement should be construed to create a trust or a funded or secured obligation of any kind.

5. Rights as Stockholder. The Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by any RSU unless and until the Participant has become the holder of record of such shares.

6. Non-Transferability. The RSUs, and any rights and interests with respect thereto, issued under this Agreement and the Plan shall not be sold, exchanged, transferred, assigned, pledged, encumbered or otherwise disposed of or hypothecated in any way by the Participant (or any beneficiary of the Participant who holds the RSUs as a result of a Transfer by will or by the laws of descent and distribution), other than in accordance with the provisions of Section 17 of the Plan.

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7. Governing Law; Jurisdiction and Venue. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of Delaware, without giving any effect to any conflict of law provisions thereof, except to the extent Delaware state law is preempted by federal law. The obligation of the Company to sell and deliver Common Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Common Stock. The Company and the Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or this Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts located in Austin, Texas, the court of the United States of America for the Western District of Texas, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Texas State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and the Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or this Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

8. Legends. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates, if any, representing shares of Common Stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates, if any, representing shares of Common Stock acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section 8.

9. Securities Representations. This Agreement is being entered into by the Company in reliance upon the following express representations and warranties of the Participant. The Participant hereby acknowledges, represents and warrants that:

(a) The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 9.

(b) If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the shares of Common Stock issuable hereunder must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such shares of Common Stock and the Company is under no obligation to register such shares of Common Stock (or to file a “re-offer prospectus”).

(c) If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Common Stock of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the shares of Common Stock issuable hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.

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10. Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter; provided, however, that the terms of this Agreement shall not modify, and shall be subject to, the terms and conditions of any employment or severance agreement between the Participant and the Company or any of its Affiliates in effect as of the date a determination is to be made under this Agreement. This Agreement may be amended by the Company at any time (a) if the Board or the Committee determines, in its sole discretion, that amendment is permitted under the terms of the Plan or necessary or advisable in light of any addition to or change in any federal or state, tax or securities law or other law or regulation, which change occurs after the Grant Date and by its terms applies to the Agreement; or (b) other than in the circumstances described in clause (a) or provided in the Plan, with the Participant’s consent.

11. Notices. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by certified mail, return receipt requested, and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed, in the case of the Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel. Any person entitled to notice hereunder may waive such notice in writing.

12. Consent to Electronic Delivery; Electronic Signature.  In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.

13. No Right to Employment. Any questions as to whether and when there has been a Termination and the cause of such Termination shall be determined in the sole discretion of the Administrator. Nothing in this Agreement confers upon you the right to continue in the employ of or performing services for the Company or any subsidiary, or interfere in any way with the rights of the Company or any subsidiary to terminate your employment or service relationship at any time, subject to any employment agreement or other service agreement in effect between the Company and the Participant.

14. Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any subsidiary) of any personal data information related to the RSUs awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.

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15. Compliance with Laws. Notwithstanding any provision of this Agreement to the contrary, the issuance of the RSUs (and the shares of Common Stock upon settlement of the RSUs) pursuant to this Agreement will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Common Stock may then be listed. No Common Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. In addition, Common Stock will not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended (the “Act”), is at the time of issuance in effect with respect to the shares issued or (b) in the opinion of legal counsel to the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Agreement will relieve the Company of any liability in respect of the failure to issue such shares of Common Stock as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Common Stock available for issuance.

16. Section 409A. This Agreement and the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that the RSUs are subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Neither the Company nor any of its Affiliates shall have any liability to the Participant, in the event that any amount or benefit under this Agreement or the Plan becomes subject to any taxes, penalties, interest or other expenses under Section 409A of the Code, responsibility for payment of such taxes, penalties, interest or other expenses shall rest solely with the Participant and not with the Company or any of its Affiliates.

17. Taxes. To the extent that the receipt, vesting or settlement of the RSUs results in compensation income or wages to the Participant for federal, state, local and/or foreign tax purposes, the Participant shall make arrangements satisfactory to the Company for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to the RSUs, which arrangements may include the delivery of cash or cash equivalents, Common Stock (including previously owned Common Stock, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to this Agreement), other property, or any other legal consideration the Administrator deems appropriate. If such tax obligations are satisfied through net settlement or the surrender of previously owned Common Stock, the maximum number of shares of Common Stock that may be so withheld (or surrendered) shall be the number of shares of Common Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to the RSUs, as determined by the Administrator. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash to the Participant.  The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of the RSUs or disposition of the underlying shares and that the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Administrator, the Company or any of its Affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.

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18. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign any part of this Agreement without the prior express written consent of the Company, which consent may not be unreasonably withheld, conditioned or delayed.

19. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

21. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

22. Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

23. Clawback. Notwithstanding any provision in this Agreement or the Plan to the contrary, to the extent required by (a) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any SEC rule or any applicable securities exchange listing standards and/or (b) any policy that may be adopted or amended by the Board from time to time, all shares of Common Stock issued hereunder shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such law(s) and/or policy.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by one of its duly authorized officers, and the Participant has executed this Agreement, effective for all purposes as provided above.

ATLAS TECHNICAL CONSULTANTS, INC.

By:

Name:

Title:

PARTICIPANT:

[Name of Participant]

Signature Page to Restricted Stock Unit Agreement

Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO RULE 13A-14(A) AND 15D-14(A)
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, L. Joe Boyer, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 of Atlas Technical Consultants, Inc. (this “report”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls over financial reporting.

Date: August 10, 2020	/s/ L. Joe Boyer
L. Joe Boyer
Chief Executive Officer (Principal Executive Officer)

Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO RULE 13A-14(A) AND 15D-14(A)
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, David D. Quinn Sr., certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 of Atlas Technical Consultants, Inc. (this “report”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls over financial reporting.

Date: August 10, 2020	/s/ David D. Quinn Sr.
David D. Quinn Sr.
Chief Financial Officer (Principal Financial Officer)

Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. 1350
(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

In connection with the Quarterly Report on Form 10-Q of Atlas Technical Consultants, Inc. (the “Company”) for the quarter ended June 30, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, L. Joe Boyer, Chief Executive Officer of the Company, and I, David D. Quinn Sr., Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 10, 2020	/s/ L. Joe Boyer
L. Joe Boyer
Chief Executive Officer (Principal Executive Officer)

/s/ David D. Quinn, Sr.
David D. Quinn, Sr.
Chief Financial Officer (Principal Financial Officer)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2020

ATLAS TECHNICAL CONSULTANTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38745	83-0808563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13215 Bee Cave Parkway, Building B, Suite 230

Austin, Texas 78738

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (512) 851-1501

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ATCX	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A common stock	ATCXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

On July 29, 2020, Atlas Technical Consultants, Inc. (the “Company”) entered into a definitive agreement (the “Purchase Agreement”), by and among the Company, Atlas TC Holdings LLC (“Holdings”), Atlas Technical Consultants, LLC, a subsidiary of the Company (the “Buyer”), Alta Vista Solutions (the “Target”), AVS Holdings Services, Inc. (the “Seller”) and the other parties thereto, providing for the sale of all of the outstanding equity interests of the Target to the Buyer (the “Acquisition”).

The purchase price for the Acquisition includes an estimated equity component of approximately 970,246 shares of the Company’s Class B common stock, par value $0.0001 (the “Class B common stock”) along with an equal number of common units of Holdings (the “Holdings Units”), subject to customary adjustments for levels of cash, indebtedness and net working capital (the “Equity Consideration”).

Pursuant to the limited liability company agreement of Holdings, the holders of Holdings Units have the right to cause Holdings to redeem, from time to time, all or a portion of such member’s Holdings Units (together with an equal number of shares of Class B common stock) for an equal number of shares of the Company’s Class A common stock, par value $0.0001 per share.

The Class B common stock and Holdings Units will be issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof, which exempts transactions by an issuer not involving any public offering. The issuance of the Equity Consideration will not be a public offering for purposes of Section 4(a)(2) because its being made only to the Seller and certain of their designees, such persons’ status as accredited investors and the manner of the issuance, including that the Company did not, and will not, engage in general solicitation or advertising with regard to the issuance of the Equity Consideration and did not, and will not, offer the Equity Consideration to the public in connection with the issuance.

Item 7.01	Regulation FD Disclosure.

On August 3, 2020, the Company issued a press release, attached as Exhibit 99.1, announcing the Acquisition. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished in this Item 7.01, and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press release dated August 3, 2020.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATLAS TECHNICAL CONSULTANTS, INC.

	By:	/s/ L. Joe Boyer
Dated: August 3, 2020		Name:	L. Joe Boyer
		Title:	Chief Executive Officer

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Exhibit 99.1

Atlas Technical Consultants Announces Agreement to Acquire Alta Vista

- Strengthens transportation testing, inspection and engineering capabilities in West Coast and Northeast -

Austin, TX (August 3, 2020) – Atlas Technical Consultants, Inc. (Nasdaq: ATCX) (“Atlas” or the “Company”), a leading provider of professional testing, inspection, engineering, program management and consulting services, announced today that it has entered into a definitive agreement to acquire Alta Vista Solutions, Inc. (“Alta Vista”), a key provider of transportation-related testing and inspection services, headquartered in Oakland, California. Alta Vista has approximately 100 employees, operating out of four offices in California and one office in the New York City, bringing a broad array of construction engineering, materials testing, inspection, quality management, asset management and infrastructure services.

L. Joe Boyer, Atlas’ Chief Executive Officer, said, “Alta Vista’s transportation focus, wide range of services and established presence in California and New York will provide an exceptional fit for Atlas. The ability to self-perform more work is a key part of our growth strategy. With our combined expertise and infrastructure focus, we will be able to more thoroughly service customers in two key regions where investment in transportation is an increasing priority for state and local governments. We look forward to welcome Alta Vista’s talented team to our rapidly growing company.”

Patrick Lowry, P.E., President of Alta Vista, stated, “Similar to Atlas, we have built our business through a reputation for high-quality work and delivering comprehensive services to customers. Atlas’ scale, resources and shared passion for excellence represent an exciting new chapter for our business. We look forward to continue providing our combined client base with innovative technical solutions.”

Mazen Wahbeh, PH.D., P.E., Executive Chairman of Alta Vista, added, “I am extremely proud of the company we have built together with our dedicated employees. Atlas fits squarely with our desire to quickly scale our business in both existing and new markets. We are very excited to become part of Atlas and to further build on our successful history.”

The transaction is expected to close in the third quarter of 2020. The terms of the acquisition were not disclosed.

About Atlas Technical Consultants

Headquartered in Austin, Texas, Atlas is a leading provider of professional testing, inspection engineering and consulting services under the name Atlas Technical Consultants, offering solutions to public and private sector clients in the transportation, commercial, water, government, education and industrial markets. With more than 100 offices in 40 states and 3,200+ employees, Atlas provides a broad range of mission-critical technical services, helping clients test, inspect, certify, plan, design and manage a wide variety of projects across diverse end markets. For more information, go to https://www.oneatlas.com.

Forward-Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. The information included in this press release in relation to Atlas has been provided by Atlas and its management team, and forward-looking statements include statements relating to Atlas’ management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us and are based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: (1) the effect, impact, potential duration or other implications of the COVID-19 pandemic and any expectations we may have with respect thereto; (2) the risk that our actual results may differ from the guidance we have provided; (3) the ability to recognize the anticipated benefits of our past acquisitions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain management and key employees; (4) changes adversely affecting the business in which we are engaged; (5) changes in applicable laws or regulations; (6) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (7) other risks and uncertainties indicated from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including those under “Risk Factors” therein.

Contacts:

Media

Karlene Barron

770-314-5270

karlene.barron@oneatlas.com

Investor Relations

512-851-1507

ir@oneatlas.com

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2020

ATLAS TECHNICAL CONSULTANTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38745	83-0808563
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13215 Bee Cave Parkway, Building B, Suite 230 Austin, Texas	78738
(Address of principal executive offices)	(Zip Code)

(512) 851-1501

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A common stock, $0.0001 par value per share	ATCX	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A common stock	ATCXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 19, 2020, Atlas Technical Consultants, Inc. (the “Company”) held its 2020 Annual Meeting of Shareholders (the “Annual Meeting”).  The proposals voted upon at the Annual Meeting and the final voting results are indicated below.  For additional information on these proposals, please see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 28, 2020.

Proposal 1:  To elect the two Class I directors named in this proxy statement to serve until the annual meeting of stockholders to be held in 2023.  All nominees were elected by the votes indicated.

Nominee	Voted For	Voted Withhold	Abstentions	Broker Non-Votes
L. Joe Boyer	27,545,656	0	75,370	677,381
Brian Ferraioli	27,543,213	0	77,813	677,381

Proposal 2: To approve the selection of Grant Thornton LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2020. The proposal was approved by the votes indicated.

For	Against	Abstentions
28,298,149	8	250

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2020

ATLAS TECHNICAL CONSULTANTS, INC.

By:	/s/ L. Joe Boyer
Name:	L. Joe Boyer
Title:	Chief Executive Officer

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